UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

☑	Filed by the Registrant	☐	Filed by a Party other than the Registrant

CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Quanta Services, Inc.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1) Title of each class of securities to which transaction applies:
2) Aggregate number of securities to which transaction applies:
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4) Proposed maximum aggregate value of transaction:
5) Total fee paid:
☐	Fee paid previously with preliminary materials:
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
1) Amount previously paid:
2) Form, Schedule or Registration Statement No.:
3) Filing Party:
4) Date Filed:

Notice of 2019 Annual Meeting of Stockholders and Proxy Statement

QUANTA SERVICES, INC.
2800 Post Oak Boulevard, Suite 2600
Houston, TX 77056 | (713) 629-7600

TO BE HELD MAY 23, 2019

To our Stockholders:

The annual meeting of stockholders of Quanta Services, Inc. (“Quanta”) will be held in the Williams Tower, 2nd Floor Conference Center, Auditorium No. 1, located at 2800 Post Oak Boulevard, Houston, Texas 77056, on May 23, 2019 at 8:30 a.m. local time. At the meeting, you will be asked to consider and act upon the following matters, which are more fully described in the accompanying Proxy Statement:

1.	Election of nine directors nominated by our Board of Directors;
2.	Approval, by non-binding advisory vote, of Quanta’s executive compensation;
3.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2019;
4.	Approval of the Quanta Services, Inc. 2019 Omnibus Equity Incentive Plan; and
5.	Action upon any other matters that are properly brought before the meeting, or any adjournments or postponements of the meeting, by or at the direction of the Board of Directors.

Our stockholders of record at the close of business on March 25, 2019 are entitled to notice of, and to vote at, the annual meeting and any adjournments or postponements of the meeting.

By Order of the Board of Directors,

Carolyn M. Campbell
Corporate Secretary

Houston, Texas
April 12, 2019

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 23, 2019:

The Notice, Proxy Statement and 2018 Annual Report to Stockholders are available at www.proxyvote.com.

QUANTA SERVICES, INC.
2800 Post Oak Boulevard, Suite 2600
Houston, TX 77056 | (713) 629-7600

This summary highlights selected information about the items to be voted on at the 2019 annual meeting of stockholders (the “Annual Meeting”) of Quanta Services, Inc. (“Quanta” or the “Company”). This summary does not contain all of the information that you should consider in deciding how to vote. You should read the entire Proxy Statement carefully before voting.

2019 ANNUAL MEETING OF STOCKHOLDERS

Where
Williams Tower, 2nd Floor Conference Center, Auditorium No. 1, located at 2800 Post Oak Boulevard, Houston, Texas 77056

When
May 23, 2019 at 8:30 a.m. local time

Record Date
Our stockholders of record at the close of business on March 25, 2019 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements of the meeting.

ANNUAL MEETING AGENDA AND VOTING RECOMMENDATIONS

Stockholders are being asked to vote on four agenda matters:

Proposal	Board Recommendation
Proposal 1 Election of nine directors nominated by our Board of Directors	✓	FOR Each Director Nominee
Proposal 2 Approval, by non-binding advisory vote, of Quanta’s executive compensation	✓	FOR
Proposal 3 Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2019	✓	FOR
Proposal 4 Approval of the Quanta Services, Inc. 2019 Omnibus Equity Incentive Plan	✓	FOR

VOTING YOUR SHARES

Your vote is important. Even if you plan to attend the Annual Meeting in person, the Board of Directors recommends that you cast your vote as soon as possible. Stockholders of record may vote by any of the below methods.

Internet www.proxyvote.com 24/7 up to 11:59 p.m. (Eastern Time) May 22, 2019.	Telephone 1-800-690-6903 24/7 up to 11:59 p.m. (Eastern Time) May 22, 2019.	Mail If you received a paper copy of the proxy form by mail, complete, sign, date and return your proxy card in the pre-addressed, postage-paid envelope provided.

2019 Proxy Statement	i

Proxy Statement Summary

PROPOSAL	1	Election of Directors The Board of Directors unanimously recommends a vote FOR the election of each of the director nominees. ► See page 1 for further information

Director Nominees

The following table provides summary information about each director nominee. Each director nominee is elected annually by a majority of votes cast.

		Committees
Name, Age, and Principal Position/Experience	Director Since	AC	CC	GNC	IC
Earl C. (Duke) Austin, Jr. (49)	2016
President, Chief Executive Officer, and Chief Operating Officer of Quanta
Doyle N. Beneby (59) Independent	2016
President and Chief Executive Officer of Midland Cogeneration Venture
J. Michal Conaway (70) Independent	2007
Former Chief Financial Officer of Fluor Corporation
Vincent D. Foster (62) Independent	1998	F
Chairman of the Board and Former Chief Executive Officer of Main Street Capital Corporation
Bernard Fried (62) Independent	2004	F
Principal of BF Consulting and Former Chief Executive Officer of Plastikon Industries, Inc.
Worthing F. Jackman (54) Independent	2005	F
President of Waste Connections, Inc.
David M. McClanahan (69) Independent	2016
Former President and Chief Executive Officer of CenterPoint Energy, Inc.
Margaret B. Shannon (69) Independent	2012
Former Vice President and General Counsel of BJ Services Company
Pat Wood, III (56) Independent	2006
President of Hunt Energy Enterprises BEE Network and Former Chairman of the Federal Energy Regulatory Commission
Chairman	Member	F Financial Expert	AC Audit Committee	GNC Governance and Nominating Committee
			CC Compensation Committee	IC Investment Committee

Snapshot of 2019 Director Nominees

INDEPENDENCE	TENURE	AGE
8 Directors	10.1 years	61 years
All director nominees are independent except the CEO	Average Tenure	Average Age

ii

Proxy Statement Summary

Board Qualifications, Skills and Experience

The Board regularly reviews the desired qualifications, skills and experiences that it believes are appropriate to oversee Quanta’s business and long-term strategy. Attributes brought by director nominees include:

Industry Experience	8/9	Finance and Capital Management	5/9

Senior Leadership	9/9	Government/Regulatory/Legal Affairs	4/9

Risk Oversight and Management	9/9	Other Public Company Board Experience	6/9

Operations	5/9

Corporate Governance Highlights

We are committed to strong governance standards, as evidenced by the key best practices below.

✓	Annual election of directors
✓	Three new directors added since 2016
✓	Majority voting standard for election of directors in uncontested elections
✓	Director resignation policy
✓	Holders of Quanta common stock vote as a single class on all matters
✓	Independent Chairman of the Board
✓	Annual stockholder engagement
✓	Robust stock ownership requirements for directors and officers
✓	Code of Ethics and Business Conduct that applies to all directors, officers and employees

2019 Proxy Statement	iii

Proxy Statement Summary

PROPOSAL	2

Advisory Vote to Approve Executive Compensation

The Board of Directors unanimously recommends a vote FOR the advisory resolution approving Quanta’s executive compensation.

► See page 19 for further information

Compensation Overview

Quanta’s named executive officer (“NEO”) compensation is primarily comprised of base salary, short-term cash incentives and long-term equity incentives. Target award levels are designed to achieve total cash compensation at the market median when we achieve our performance goals and above market median when we exceed our performance goals. Performance measures are chosen to align the interests of executives with stockholders, and a significant portion of equity-based incentive awards (70% with respect to the CEO and 60% with respect to other NEOs) are subject to measurable company performance over a 3-year performance period.

2018 TARGET COMPENSATION MIX

2018 LONG-TERM INCENTIVE PLAN EQUITY MIX

iv

Proxy Statement Summary

Elements of Executive Compensation

Element and Form of Compensation	Performance / Payment Criteria	Purpose
Base Salary Cash	Individual performance and experience in the role are factors	Attract and retain key executives, and offset the cyclicality in our business that may impact variable pay
Short-Term Incentive Cash	Tied to the achievement of performance targets related to (i) AIP Adjusted EBITDA (as defined below); (ii) AIP Adjusted EBITDA margin (as defined below); and (iii) safety	Incentivize achievement of annual financial and operational performance targets, which focus on profitable growth and safe execution, and reward achievement of those targets
Long-Term Incentive Performance Units	Cliff-vest at the end of a 3-year performance period and are tied to the achievement of financial performance targets and total stockholder return	Incentivize achievement of our long-term financial performance targets and strategic initiatives, which focus on efficient utilization of capital

Align executive and stockholder interests and attract and promote retention of key executives
Restricted Stock Units (“RSUs”)	Vest over three years in equal annual installments	Align executive and stockholder interests and attract and promote retention of key executives
Other Compensation Retirement Benefits and Perquisites	Not applicable	Maintain the health and safety of executives Provide a competitive compensation package and, in certain cases, optimize key executives’ time

2019 Proxy Statement	v

Proxy Statement Summary

Compensation Governance

We are committed to strong governance standards that ensure our executive compensation programs are closely aligned with the interests of our stockholders, as evidenced by the policies and practices described below.

What We Do	What We Don’t Do
✓Stock Ownership Guidelines. We maintain meaningful stock ownership guidelines that align our executives’ long-term interests with those of our stockholders and discourage excessive risk-taking.
✓Clawback Policy. We maintain a clawback policy that permits our Board to recover from executive officers and key employees of Quanta and its subsidiaries cash or equity incentive compensation in certain circumstances involving a restatement of financial statements.
✓Annual Review. Our Compensation Committee has engaged its own independent compensation consultant, which performs an annual comprehensive market analysis of our executive compensation program and pay levels.
✓Annual Say-on-Pay Vote. We provide our stockholders with an annual opportunity to participate in an advisory vote on NEO compensation.
✓Performance-Based Compensation. The majority of the target compensation for our NEOs is subject to objective and measurable financial and operational performance metrics.
✓Performance Thresholds and Maximums. All performance-based awards require that the Company achieve a threshold level of performance to receive any award and provide for a maximum award in the event the established performance criteria is dramatically exceeded.
✓Modest Perquisites. Our NEOs receive a modest amount of perquisites, which are intended to promote wellness, provide convenience in light of the demands of their positions, assist them in serving necessary business purposes, and provide a competitive compensation package.

✖Anti-Pledging Policy. We maintain an anti-pledging policy that prohibits directors and executive officers from pledging Quanta securities as collateral for a loan absent pre-clearance and demonstration of financial capacity to repay without resorting to the pledged securities.
✖Anti-Hedging Policy. We maintain an anti-hedging policy that prohibits directors and executive officers from hedging the economic risk of ownership of Quanta common stock.
✖No Gross-Up. Our employment agreements with NEOs do not provide for gross-ups of excise taxes on severance or other payments in connection with a change of control.

PROPOSAL	3

Ratification of the Appointment of Independent Registered Public Accounting Firm

The Board of Directors unanimously recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

► See page 58 for further information

vi

Proxy Statement Summary

PROPOSAL	4

Approval of 2019 Omnibus Equity Incentive Plan

The Board of Directors unanimously recommends a vote FOR the approval of the Quanta Services, Inc. 2019 Omnibus Equity Incentive Plan

► See page 61 for further information

Key Terms of Quanta Services, Inc. 2019 Omnibus Equity Incentive Plan

●

Shares Requested. Authorization of 7,000,000 shares of Quanta common stock, $0.00001 par value (“Common Stock”), plus shares of Quanta Common Stock remaining under the Quanta Services, Inc. 2011 Omnibus Equity Incentive Plan (the “2011 Omnibus Plan”) as of the date of stockholder approval and certain shares of Quanta Common Stock underlying existing awards under the 2011 Omnibus Plan that are subsequently forfeited, cancelled, expired or settled in cash.

●

One-Year Minimum Vesting Requirement. Subject to certain limited exceptions, plan requires future equity awards to have minimum vesting periods of not less than one year from the date an award is granted.

●

No Dividends on Unvested Awards. Plan expressly prohibits payment of dividends and dividend equivalents on shares underlying unvested awards until such awards vest or restrictions lapse, such that declared dividends and dividend equivalents are subject to forfeiture.

●

Director Compensation Limit. Equity awards and other compensation payable to each non-employee director are subject to an aggregate annual limit of $500,000 (increased by $250,000 for a newly-appointed non-employee director, the Lead Director or Chairman of the Board).

●	No Liberal Share Recycling. Shares tendered or withheld for payment of tax obligations or the exercise of an award cannot be recycled for subsequent awards.
●

Clawback Policy. Awards are subject to clawback to the extent necessary to comply with applicable securities laws and regulations or Quanta’s clawback policy, which is described in further detail on page 35.

●

No Discounted Options or Stock Appreciation Rights. Options and stock appreciation rights must have an exercise price or base price at or above the fair market value per share of our Common Stock on the date of grant.

●	Prohibition on Repricing. Plan expressly prohibits repricing of stock options and stock appreciation rights without the approval of our stockholders.
●	No Liberal Change in Control Definition. Plan does not include a “liberal” change in control definition (i.e., mergers require actual consummation).
●

No Excise Tax Gross-Ups. A “best-net” parachute payment provision provides that either parachute payments will be reduced to avoid excise taxes or a participant will receive the full benefit and pay the related excise taxes, whichever results in the better after-tax result for the participant.

●	Transfer Restrictions. Plan includes robust transfer restrictions, including that no award may be transferred to a third-party financial institution for value.
●	Fixed Term and Fixed Share Authorization. Plan has a term of ten years and no evergreen feature (i.e., the amount of shares authorized is fixed and can only be increased with stockholder approval).

Quanta’s Grant Practices and Use of Equity-Based Compensation

●

Motivation and Alignment of Interests. Quanta utilizes equity-based compensation to attract, retain and incentivize key personnel and believes that stock-based and performance-based compensation has been integral to Quanta’s success in the past and will be important for continued strong performance.

●

Broad-Based Equity Grants. Quanta grants equity-based compensation to a broad group of individuals, including to management and key operations personnel at its operating units, which helps to align incentives throughout its decentralized structure.

●	Utilized for Strategic Acquisitions. Quanta has historically granted equity-based compensation to key personnel of acquired businesses, which helps foster retention and promote an ownership culture.
●

Significant Stock Repurchases. Quanta’s recent significant repurchases of Common Stock (approximately 87.3 million shares from May 2014 through March 2019, representing approximately 41% of the outstanding shares as of the start of those repurchases) have offset dilution and impacted its burn rate.

●

Reasonable Share Request. Based on grant practices, forecasts and other assumptions, including the price of Quanta Common Stock, Quanta believes the proposed share request would be sufficient for equity-based compensation awards over approximately the next three years.

2019 Proxy Statement	vii

viii

PROPOSAL	1	Election of Directors The Board of Directors unanimously recommends a vote FOR the election of each of the director nominees.

The Board of Directors (“Board”) of Quanta currently consists of nine directors, whose current terms of office all expire at the 2019 Annual Meeting. The Board proposes that the following nine nominees be elected for a new term of one year or until their successors are duly elected and qualified or until their earlier death, resignation or removal. Each of the nominees has consented to serve if elected. If a nominee becomes unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board. Proxies cannot be voted for a greater number of persons than the number of nominees named below.

The Board unanimously recommends a vote FOR the election of Ms. Shannon and Messrs. Austin, Beneby, Conaway, Foster, Fried, Jackman, McClanahan and Wood.

Director Nominees

The following provides biographical information about each director nominee, including a description of the experience, qualifications and skills that have led the Board to determine that each nominee should serve on the Board.

Director Since: 2016
Age: 49
Key Skills and Attributes
●Industry Experience
●Senior Leadership
●Risk Oversight and Management
●Operations
Positions with Quanta
●President
●Chief Executive Officer
●Chief Operating Officer

Earl C. (Duke) Austin, Jr.
EXPERIENCE
Mr. Austin has served as a member of the Board and President and as Chief Executive Officer since March 2016 and as our Chief Operating Officer since January 2013. He previously served as President of the Electric Power Division and Oil and Gas Division from May 2011 to December 2012 and had responsibility for oversight of power and pipeline operations since January 2011. He served as President of the Oil and Gas Division from October 2009 to May 2011 and as President of North Houston Pole Line, L.P., an electric and natural gas specialty contractor and subsidiary of Quanta, from 2001 until September 2009. He is currently a member of the Texas State University System Board of Regents and a director of the Southwest Line Chapter of the National Electrical Contractors Association. Mr. Austin holds a Bachelor of Arts degree in Business Management.
QUALIFICATIONS
The Board believes Mr. Austin’s qualifications to serve on the Board include his significant contributions to Quanta in strategy and operational and safety leadership, including as our Chief Operating Officer, as well as his extensive technical expertise and knowledge of the industries Quanta serves. Mr. Austin also brings extensive knowledge of all aspects of the Company’s operations as a result of his service as our Chief Executive Officer.

2019 Proxy Statement	1

Quanta Board of Directors

Director Since: 2016
Age: 59
Key Skills and Attributes
●Industry Experience
●Senior Leadership
●Risk Oversight and Management
●Operations
●Government / Regulatory / Legal Affairs
Other Public Company Board Service
●Korn/Ferry International
●Capital Power Corp.

Doyle N. Beneby
EXPERIENCE
Mr. Beneby has been a member of the Board since March 2016. Mr. Beneby has served as President and Chief Executive Officer of Midland Cogeneration Venture, a natural gas-fired combined electrical and energy generating plant located in the United States, since November 2018. He previously served as the Chief Executive Officer of New Generation Power International from October 2015 until May 2016 and as President and Chief Executive Officer of CPS Energy from August 2010 until September 2015. Mr. Beneby has served as a director of Korn/Ferry International since September 2015 and as a director of Capital Power Corp. since May 2012. Mr. Beneby holds a Bachelor of Science degree in Engineering and a Master of Business Administration degree.
QUALIFICATIONS
The Board believes Mr. Beneby’s qualifications to serve on the Board include his extensive executive-level experience at a municipal electric and gas utility and his service as a chief executive officer and director of other public companies, as well as his operational, safety and financial expertise and knowledge of the industries Quanta serves.
COMMITTEE MEMBERSHIPS
●Governance and Nominating
●Investment

Director Since: 2007
Age: 70
Key Skills and Attributes
●Industry Experience
●Senior Leadership
●Risk Oversight and Management
●Finance and Capital Management
Other Public Company Board Service
●GT Advanced Technologies, Inc. (2008 – 2016)

J. Michal Conaway
EXPERIENCE
Mr. Conaway has been a member of the Board since August 2007. Mr. Conaway has provided consulting and advisory services since 2000 and previously served as the Chief Executive Officer of Peregrine Group, LLC, an executive consulting firm, from 2002 to 2016. Prior to 2000, Mr. Conaway held various management and executive positions, including serving as Chief Financial Officer of Fluor Corporation, an engineering, procurement, construction and maintenance services provider. Mr. Conaway previously served as a director of GT Advanced Technologies, Inc., formerly known as GT Solar International, Inc., from 2008 until March 2016. Mr. Conaway holds a Master of Business Administration degree and is a Certified Public Accountant.
QUALIFICATIONS
The Board believes Mr. Conaway’s qualifications to serve on the Board include his prior service as the chief financial officer of multiple public corporations, including those within Quanta’s line of business, his years of service on boards of other public and private companies, his extensive financial and accounting expertise, and his advisory experience in strategic, operational and financial matters.
COMMITTEE MEMBERSHIPS
●Governance and Nominating
●Investment (Chairman)

2

Quanta Board of Directors

Director Since: 1998
Age: 62
Key Skills and Attributes
●Industry Experience
●Senior Leadership
●Risk Oversight and Management
●Finance and Capital Management
Other Public Company Board Service
●Main Street Capital Corporation
●Team Industrial Services, Inc. (2005 – 2017)

Vincent D. Foster
EXPERIENCE
Mr. Foster has been a member of the Board since 1998. He has served as Chairman of the Board of Main Street Capital Corporation, a specialty investment company, since March 2007 and as Senior Managing Director of Main Street Capital Partners, LLC (and its predecessor firms), a private investment firm, since 1997. He also served as Chief Executive Officer of Main Street Capital Corporation from March 2007 until November 2018. Mr. Foster previously served as a director of Team Industrial Services, Inc. from 2005 until July 2017, U.S. Concrete, Inc. from 1999 to 2010, Carriage Services, Inc. from 1999 to 2011 and HMS Income Fund, Inc. from June 2012 to March 2013. Mr. Foster holds a Juris Doctor degree and is a Certified Public Accountant.
QUALIFICATIONS
The Board believes Mr. Foster’s qualifications to serve on the Board include his significant contributions and service to Quanta since its inception, his experience as chief executive officer of a public corporation, his many years of service on boards of other public companies and his extensive tax, accounting, merger and acquisitions, financial and corporate governance expertise.
COMMITTEE MEMBERSHIPS
●Audit
●Investment

Director Since: 2004 Age: 62 Key Skills and Attributes ●Industry Experience ●Senior Leadership ●Risk Oversight and Management ●Operations ●Finance and Capital Management
Bernard Fried
EXPERIENCE
Mr. Fried has been a member of the Board since March 2004. He has served as Principal of BF Consulting, a provider of management consulting services, since September 2011, and previously served as Chief Executive Officer and as a director of Plastikon Industries, Inc., a plastics manufacturing company, from April 2016 to September 2017. Mr. Fried also previously served as the Executive Chairman of OpTerra Energy Group, an energy conservation measures services provider, from June 2012 to February 2016, and as the Executive Chairman of Energy Solutions International, a software provider to the pipeline industry, from March 2011 to May 2015. Mr. Fried also served as Chief Executive Officer and President of Siterra Corporation, a software services provider, from May 2005 to March 2011, as Chief Executive Officer and President of Citadon, Inc., a software services provider, from 2001 until November 2003, and as Chief Financial Officer and Managing Director of Bechtel Enterprises, Inc. from 1997 until 2000. Mr. Fried holds a Bachelor of Engineering degree and a Master of Business Administration degree.
QUALIFICATIONS
The Board believes Mr. Fried’s qualifications to serve on the Board include his executive management experience, including at companies within Quanta’s line of business, his prior service on company boards, and his extensive executive-level experience in operations, engineering, construction, project management, finance and international business.
COMMITTEE MEMBERSHIPS
●Audit
●Compensation (Chairman)

2019 Proxy Statement	3

Quanta Board of Directors

Director Since: 2005 Age: 54 Key Skills and Attributes ●Senior Leadership ●Risk Oversight and Management ●Operations ●Finance and Capital Management
Worthing F. Jackman
EXPERIENCE
Mr. Jackman has been a member of the Board since May 2005. He has served as President of Waste Connections, Inc., an integrated solid waste services company, since July 2018. He previously served as its Executive Vice President and Chief Financial Officer from September 2004 until July 2018 and as Vice President - Finance and Investor Relations from April 2003 until August 2004. From 1991 until April 2003, Mr. Jackman held various positions with Deutsche Bank Securities, Inc., an investment banking firm, most recently serving as Managing Director, Global Industrial and Environmental Services Group. Mr. Jackman holds a Bachelor of Science degree in Business Administration – Finance and a Master of Business Administration degree.
QUALIFICATIONS
The Board believes Mr. Jackman’s qualifications to serve on the Board include his experience as the president and chief financial officer of a public corporation and his investment banking experience, as well as his extensive financial and accounting expertise.
COMMITTEE MEMBERSHIPS
●Audit (Chairman)
●Compensation

Director Since: 2016
Age: 69
Chairman of the Board
Key Skills and Attributes
●Industry Experience
●Senior Leadership
●Risk Oversight and Management
●Operations
●Finance and Capital Management
●Government / Regulatory / Legal Affairs
Other Public Company Board Service
●CenterPoint Energy, Inc. (2002 – 2013)

David M. McClanahan
EXPERIENCE
Mr. McClanahan has been a member of the Board since March 2016 and Chairman of the Board since May 2017. He previously served as President and Chief Executive Officer of CenterPoint Energy, Inc. from October 2002 until December 2013 and as Special Advisor to the Chief Executive Officer of CenterPoint Energy, Inc. from January 2014 until July 2014. From 1999 until 2002, Mr. McClanahan served as President and Chief Operating Officer of all regulated operations for Reliant Energy, Inc. He also previously served as a director of CenterPoint Energy, Inc. from 2002 until 2013. Mr. McClanahan holds a Bachelor of Arts degree in Mathematics and a Master of Business Administration degree and is a Certified Public Accountant.
QUALIFICATIONS
The Board believes Mr. McClanahan’s qualifications to serve on the Board include his extensive experience, including as a chief executive officer of a public company in the electric power and natural gas industries and his prior service on the board of a public company, as well as his technical expertise and knowledge of the industries Quanta serves and his financial and accounting expertise.

4

Quanta Board of Directors

Director Since: 2012
Age: 69
Key Skills and Attributes
●Industry Experience
●Senior Leadership
●Risk Oversight and Management
●Government / Regulatory / Legal Affairs
Other Public Company Board Service
●Matador Resources Company (2011 – 2016)

Margaret B. Shannon
EXPERIENCE
Ms. Shannon has been a member of the Board since December 2012. She served as Vice President and General Counsel of BJ Services Company, an international oilfield services company, from 1994 to 2010, when it was acquired by Baker Hughes Incorporated. Prior to 1994, she was a partner with the law firm of Andrews Kurth LLP. Ms. Shannon served on the board of directors of Matador Resources Company, an exploration and production company, from June 2011 to December 2016. In addition, she has been active in several not-for-profit organizations in Houston. Ms. Shannon holds a Bachelor of Arts degree and a Juris Doctor degree.
QUALIFICATIONS
The Board believes Ms. Shannon’s qualifications to serve on the Board include her vast experience in the energy industry, as well as in corporate governance, and her years of service on boards of other public and private companies.
COMMITTEE MEMBERSHIPS
●Compensation
●Governance and Nominating (Chairman)

Director Since: 2006
Age: 56
Key Skills and Attributes
●Industry Experience
●Senior Leadership
●Risk Oversight and Management
●Government / Regulatory / Legal Affairs
Other Public Company Board Service
●SunPower Corporation
●Dynegy, Inc. (2012 – 2018)
●Memorial Resource Development (2014 – 2016)

Pat Wood, III
EXPERIENCE
Mr. Wood has been a member of the Board since May 2006. He has served as President of Hunt Energy Enterprises BEE Network, an energy storage development company, since February 2019 and as Principal of Wood3 Resources, an energy infrastructure developer, since July 2005. From 2001 until July 2005, Mr. Wood served as Chairman of the Federal Energy Regulatory Commission, and from 1995 until 2001, he chaired the Public Utility Commission of Texas. Prior to 1995, Mr. Wood was an attorney with Baker Botts L.L.P. and an associate project engineer with Arco Indonesia, an oil and gas company, in Jakarta. Mr. Wood has served as a director of SunPower Corporation since 2005. He previously served as non-executive chairman of the board of directors of Dynegy, Inc. from October 2012 until April 2018 and as a director of Memorial Resource Development from June 2014 until September 2016. Mr. Wood holds a Bachelor of Science degree in Civil Engineering and a Juris Doctor degree.
QUALIFICATIONS
The Board believes Mr. Wood’s qualifications to serve on the Board include his significant strategic and operational management experience, his unique perspective and extensive knowledge with regard to the legal and regulatory process and policy development at the government level, his years of service as a director of other public and private companies, and his energy infrastructure development expertise.
COMMITTEE MEMBERSHIPS
●Governance and Nominating
●Investment

2019 Proxy Statement	5

Quanta Board of Directors

Mix of Skills and Experience

The graphic below depicts a number of the key skills, experiences and attributes our Board believes to be important to have represented on the Board, and identifies the number of continuing directors having those skills, experiences and attributes.

Understanding of, and experience in, the industries or markets we serve as a result of serving as a director or executive officer of a company that operates in such industries or markets	Experience as a chief financial officer of, or service in similar financial oversight function for, a public or private company or meets the definition of financial expert within the meaning of U.S. Securities and Exchange Commission (“SEC”) regulations

Experience as a chief executive officer, president or other executive officer of a public or private company or leadership of a regulatory agency, with responsibility for, among other things, talent development and management of human capital	Service in, or experience interacting with, governmental or regulatory entities or experience overseeing the legal department of a public company

Experience managing and overseeing risk processes and procedures in a public or private company or other context, with responsibility for, among other things, business, financial, cybersecurity and sustainability risks	Current or prior service on the board of directors of a public company

Experience in an executive officer role responsible for the oversight of operations and the development of a business strategy for a public or private company

6

We are committed to having sound corporate governance practices that maximize stockholder value in a manner consistent with legal requirements and the highest standards of integrity. In that regard, the Board has adopted guidelines that provide a framework for the governance of Quanta, and we continually review these guidelines and regularly monitor developments in the area of corporate governance. Our Corporate Governance Guidelines are posted in the Investors & Media / Governance section of our website at www.quantaservices.com.

Board Leadership Structure

The Board believes that the leadership structure of Quanta’s Board should include either an independent non-executive Chairman of the Board or a Lead Director who satisfies Quanta’s standards for independence. The Board reviews its leadership structure from time to time to assess whether it continues to serve the best interests of Quanta and its stockholders.

Chairman of the Board

Quanta’s Corporate Governance Guidelines provide that the Board will appoint a Chairman of the Board, who may but need not be an employee of Quanta. The Chairman of the Board presides over all regular sessions of the Board and Quanta’s annual meetings of stockholders. With input from the Chief Executive Officer (if the Chairman is an independent director), or in consultation with the Lead Director (if the Chairman is not an independent director), the Chairman sets the agenda for Board meetings, subject to the right of each Board member to suggest the inclusion of items on any agenda. The Chairman of the Board may vote at any meeting of the Board on any matter called to a vote, subject to the legal, fiduciary and governance requirements applicable to all members of the Board. If the Chairman of the Board is an independent director, the duties and responsibilities of the Chairman of the Board generally include the following:

●	working with the Chief Executive Officer to ensure directors receive timely, accurate and complete information to enable sound decision making, effective monitoring and advice;
●	encouraging active engagement of all directors;
●	directing discussions toward a consensus view and summarizing discussions for a complete understanding of what has been agreed;
●	encouraging the Board’s involvement in strategic planning and monitoring the Chief Executive Officer’s implementation;
●	coordinating, monitoring and maintaining a record of all meetings of independent directors and discussing Board executive session results with the Chief Executive Officer;
●	promoting effective relationships and open communication between the independent directors and the management team;
●	coordinating, together with the Compensation Committee, the formal evaluation of the Chief Executive Officer on an annual basis;
●	coordinating, together with the Governance and Nominating Committee, the succession plans for the Chief Executive Officer;
●	identifying matters specifically reserved for the decision of the Board and ensuring that the Board sets appropriate levels of authority for management;
●	coordinating, together with the Governance and Nominating Committee, a process for the annual evaluation of the Board, its members and its committees; and
●	reviewing management’s investor relations strategy and participating, where appropriate, in its implementation.

2019 Proxy Statement	7

Corporate Governance

Additional duties and responsibilities of the Chairman of the Board may be established from time to time by the Board and the Governance and Nominating Committee of the Board.

In May 2018, the Board re-appointed David McClanahan, an independent director, as non-executive Chairman of the Board to serve as such until his successor is duly elected and qualified at the next annual meeting of the Board or until his earlier resignation or removal. Mr. McClanahan has served as Quanta’s non-executive Chairman of the Board since his initial appointment in May 2017. The Board may modify this structure in the future to ensure that the Board leadership structure for Quanta remains effective and advances the best interests of our stockholders.

Lead Director

In the event the Chairman of the Board is not an independent director, our Corporate Governance Guidelines provide that a Lead Director will be elected exclusively by the independent directors. The Lead Director must be an independent director and will assist the Chairman of the Board and the remainder of the Board in assuring effective corporate governance in managing the affairs of the Board. The Lead Director is responsible for ensuring that the quality, quantity and timeliness of the flow of information between management and the Board enables the Board to fulfill its functions and fiduciary duties in an efficient and effective manner. In addition, the Lead Director will coordinate the activities of the other independent directors, preside over the Board when the Chairman of the Board is not present, consult with the Chairman of the Board as to agenda items for Board and committee meetings, and perform such other duties and responsibilities as the Board deems appropriate.

The Board’s Role in Strategy

The Board recognizes the importance of ensuring that the Company’s overall business strategy is designed to create long-term, sustainable value for stockholders. While the formulation and implementation of Quanta’s strategy is primarily the responsibility of management, the Board plays an active oversight role, carried out primarily through regular reviews and discussions with management, including both broad-based presentations and more in-depth analyses and discussions of specific areas of focus and evolving business, industry, societal, operating and economic conditions. Periodically, the Board undertakes a robust qualitative and quantitative review of management’s five-year strategic plan, which includes both financial and operational performance goals and the strategic initiatives designed to support those goals. The Board and management discuss, among other things, the Company’s commitment to workforce safety, planned strategic operating initiatives for each operating segment, growth opportunities in existing and adjacent markets, capital allocation initiatives and considerations, and expected investment and acquisition activity.

The Board also annually reexamines the strategic plan, reviewing management’s progress on its strategic initiatives and revised financial projections based on, among other things, prior period financial results and recent acquisition activity. The Board and management discuss and consider market trends and opportunities, the Company’s competitive positioning, recent regulatory and legal changes, and emerging technologies and challenges in the industries Quanta serves. Furthermore, on an ongoing basis, the Board evaluates specific business decisions in light of the strategic plan, including proposed acquisitions or investments and capital allocation decisions. The Board’s oversight of risk management (as described below) also enhances the directors’ understanding of the risks associated with the Company’s strategy and the Board’s ability to provide guidance to and oversight of management in executing the strategic plan.

The Board’s Role in Risk Oversight

The Board oversees an enterprise-wide approach to risk management, designed to support the achievement of long-term organizational objectives and enhance stockholder value. The annual enterprise risk management assessment, managed by Quanta’s Chief Executive Officer, General Counsel, Chief Accounting Officer and Chief Financial Officer, provides visibility to the Board about the identification, assessment, monitoring and management of critical risks and management’s risk mitigation strategies. In this process, risk is assessed throughout the business, including operational, financial and reputational risks, legal and regulatory risks and data and systems security risks. A component of the Board’s oversight function is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for Quanta. The involvement of the full Board in setting Quanta’s business strategy, both short-term and long-term, is a key part of its understanding of Quanta’s risks and how those risks may evolve in response to changes in strategy or business environment, and what constitutes an appropriate level of risk for Quanta.

8

Corporate Governance

While the Board has the ultimate oversight responsibility for the risk management process, various committees of the Board also oversee risk management in certain areas. Specifically, the Audit Committee focuses on risks relating to financial reporting, internal controls, information technology security programs, including cybersecurity, and compliance with legal and regulatory requirements; the Compensation Committee focuses on risks relating to Quanta’s compensation policies and programs and, in setting compensation, strives to create incentives that are aligned with Quanta’s risk management profile; and the Investment Committee focuses on risks associated with prospective acquisitions, dispositions and investments, as well as capital investment strategies. Quanta’s Governance and Nominating Committee focuses on risks relating to Quanta’s corporate governance and Board membership and structure and periodically reviews the risk management process, reporting its findings to the Board.

Board Independence

The Board has determined that each of our current directors, other than our Chief Executive Officer, Mr. Austin, has no material relationship with Quanta (either directly or as a partner, stockholder or officer of an organization that has a relationship with Quanta) and is “independent” within the meaning of the New York Stock Exchange (“NYSE”) corporate governance listing standards. The Board has made these determinations based in part on its finding that these independent directors meet the categorical standards for director independence set forth in our Corporate Governance Guidelines and in the NYSE corporate governance listing standards. With each current director other than Mr. Austin deemed independent, the Board exceeds the NYSE requirement that a majority of directors be independent.

When evaluating the independence of Mr. Wood, the Board considered his service as a director of SunPower Corporation, as an officer of Hunt Power and as a strategic advisor for Sharyland Utilities L.P., all of which are potential customers of Quanta. The Board determined that these relationships were not material and that Mr. Wood’s positions and the amounts involved did not prevent a finding of independence under the NYSE standards or our Corporate Governance Guidelines.

Our Corporate Governance Guidelines, which include our categorical standards for director independence, are posted in the Investors & Media / Governance section of our website at www.quantaservices.com.

Executive Sessions of Non-Management Directors

In accordance with the NYSE corporate governance listing standards, our non-management directors, each of whom is “independent” within the meaning of NYSE corporate governance listing standards and our Corporate Governance Guidelines, meet in executive session without management at each regularly scheduled Board meeting. The executive sessions are presided over by the Chairman of the Board or, if the Chairman of the Board is not independent, by the Lead Director, or in the absence of an independent Chairman of the Board or Lead Director, by an independent director selected by the executive session participants.

Director Meetings

During the year ended December 31, 2018, the Board held six meetings. All directors attended at least 75% of the meetings of the Board and the committees of the Board, if any, on which they served during the periods for which they served as a director. We encourage, but do not require, the members of the Board to attend the annual meeting of stockholders. Last year, all of the then-current directors attended the annual meeting of stockholders.

2019 Proxy Statement	9

Corporate Governance

Committees of the Board

The Board has four standing committees: the Audit Committee, the Compensation Committee, the Governance and Nominating Committee, and the Investment Committee. The Board has examined the composition of each standing committee and has determined that each member of these committees is “independent” within the meaning of SEC regulations, NYSE corporate governance listing standards and our Corporate Governance Guidelines. Each standing committee operates under a formal charter adopted by the Board that governs its responsibilities, all of which are posted in the Investors & Media / Governance section of our website at www.quantaservices.com. The current membership and the number of meetings held during the last fiscal year and the primary responsibilities of each committee are set forth below:

Audit Committee
Worthing F. Jackman (I)(F) Chairman of the Committee Committee Members Vincent D. Foster (I)(F) Bernard Fried (I)(F) Meetings During 2018: 9
●Appointing, compensating and overseeing the independent registered public accounting firm and reviewing and approving audit and non-audit services performed
●Reviewing and approving the scope and procedures of the accounting firm’s annual audit, and reviewing the final audit, including any comments, recommendations or problems encountered
●Reviewing and discussing quarterly reports from the accounting firm on, among other things, critical accounting policies and practices and any alternative treatments of financial information within generally accepted accounting principles
●Conducting an annual review of the accounting firm’s internal quality control measures and all relationships between the accounting firm and Quanta
●Reviewing management’s report on internal control over financial reporting and the accounting firm’s attestation of Quanta’s internal control over financial reporting
●Reviewing any significant deficiencies or material weaknesses in the design or operation of Quanta’s internal control over financial reporting and any fraud involving management or other financial reporting personnel
●Monitoring the quality and integrity of financial statements and earnings press releases
●Reviewing the performance of Quanta’s internal audit function, including the internal audit director, and the scope and results of the annual internal audit plan
●Establishing and maintaining procedures for receipt, retention and treatment of complaints regarding accounting, internal controls and auditing matters and for the confidential submission of employee reports regarding questionable accounting or auditing matters
●Considering policies with respect to risk assessment and risk management
●Reviewing and approving, as appropriate, related party transactions

(F)	Audit Committee Financial Expert within the meaning of SEC regulations, as determined by the Board
(I)	Independent within the meaning of SEC regulations, NYSE corporate governance listing standards and our Corporate Governance Guidelines

10

Corporate Governance

Compensation Committee
Bernard Fried (I) Chairman of the Committee Committee members Worthing F. Jackman (I) Margaret B. Shannon (I) Meetings During 2018: 6
●Reviewing, approving and overseeing the administration of Quanta’s incentive compensation plans, including the issuance of awards pursuant to equity-based incentive plans
●Evaluating the Chief Executive Officer’s performance annually in light of Quanta’s compensation goals and objectives and determining the Chief Executive Officer’s compensation based on this evaluation
●Reviewing and approving all compensation of other executive officers of Quanta and reviewing the Chief Executive Officer’s recommendations with respect to compensation of leadership personnel at Quanta’s key operating units and subsidiaries
●Reviewing and approving executive officer employment agreements and other compensation arrangements
●Reviewing the relationships between risk management policies and practices and compensation, including whether compensation arrangements encourage excessive risk-taking
●Considering the results of the most recent stockholder advisory vote on the compensation of Quanta’s NEOs

Governance and Nominating Committee
Margaret B. Shannon (I) Chairman of the Committee Committee members Doyle N. Beneby (I) J. Michal Conaway (I) Pat Wood, III (I) Meetings During 2018: 4
●Developing, recommending and periodically reviewing corporate governance principles applicable to the Board and Quanta
●Establishing qualifications for membership on the Board and its committees and evaluating the structure of the Board
●Making recommendations to the Board regarding persons to be nominated for election or re-election to the Board and appointment of directors to Board committees
●Evaluating policies regarding the recruitment of directors
●Making recommendations to the Board regarding persons proposed by the Chief Executive Officer to be elected as executive officers of Quanta
●Supporting the Board’s Chief Executive Officer succession planning and talent development for succession candidates
●Periodically reviewing the processes for succession planning and talent development of Quanta’s executive officers and the leadership personnel at Quanta’s key operating units and subsidiaries
●Periodically reviewing Quanta’s enterprise risk management processes
●Periodically reviewing and discussing with management environmental, social and governance matters, and Quanta’s public reporting on corporate responsibility and sustainability
●Making recommendations to the Board regarding compensation and benefits for non-employee directors

(I)	Independent within the meaning of SEC regulations, NYSE corporate governance listing standards and our Corporate Governance Guidelines

2019 Proxy Statement	11

Corporate Governance

Investment Committee
J. Michal Conaway (I) Chairman of the Committee Committee members Doyle N. Beneby (I) Vincent D. Foster (I) Pat Wood, III (I) Meetings During 2018: 7
●Considering and approving certain acquisitions, investments and dispositions by Quanta, including the terms, transaction structure, and consideration involved
●Evaluating certain capital expenditures by Quanta
●Monitoring ongoing activities in connection with certain investments and acquisitions
●Tracking certain completed acquisitions and investments
●Conducting a qualitative and quantitative review of certain historical transactions
●Assessing policies regarding transactions that hedge certain commodity, interest rate, currency and other business risks

(I)	Independent within the meaning of SEC regulations, NYSE corporate governance listing standards and our Corporate Governance Guidelines

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee served as an employee or officer of Quanta or any of its subsidiaries during 2018, was formerly an officer of Quanta or any of its subsidiaries, or had any relationship with Quanta requiring disclosure herein as a related party transaction. Additionally, no executive officers served on the compensation committee or as a director of another company, one of whose executive officers served on Quanta’s Compensation Committee or as a director of Quanta.

Code of Ethics and Business Conduct

The Board has adopted a Code of Ethics and Business Conduct that applies to all directors, officers and employees of Quanta and its subsidiaries, including the principal executive officer, principal financial officer and principal accounting officer or controller. The Code of Ethics and Business Conduct is posted in the Investors & Media / Governance section of our website at www.quantaservices.com. We intend to post at the above location on our website any amendments or waivers to the Code of Ethics and Business Conduct that are required to be disclosed pursuant to Item 5.05 of Form 8-K.

Engagement and Communications with the Board

The Board believes that effective corporate governance includes constructive conversations and the development of long-term relationships with our stockholders. We value such engagement and believe it is important to address any questions or concerns on Company policies and practices. We also review and analyze the voting results and feedback from our annual meetings to identify any topics of interest or concern.

Members of our management have historically engaged in extensive investor outreach on a variety of financial and operational topics, including long-term strategy, capital allocation priorities and industry dynamics. In a given year, we have numerous interactions with stockholders and members of the investment community on these matters and host or participate in various investor conferences and events. Since our last annual meeting, we have also launched an annual

12

Corporate Governance

stockholder engagement program focused on governance and compensation related topics, including board structure and oversight of strategy and risk, executive compensation, equity incentive compensation grant practices and corporate responsibility and sustainability. Our engagement team includes members of senior management, and when requested, independent directors or subject matter experts, and seeks to identify and address any areas of concern. During 2018 and early 2019, in connection with this new program, we contacted stockholders representing approximately 40% of our outstanding Common Stock as of December 31, 2018.

Management and the Board received and reviewed valuable feedback on several topics, certain of which helped inform subsequent discussions regarding our governance and compensation practices. For example, coinciding with our stockholder engagement program, we established a corporate responsibility and sustainability committee comprised of senior management personnel and subject matter experts and utilized feedback from the engagement program to help formulate our initiatives in this area.

Stockholders and other interested parties may communicate with one or more of our directors, including our non-management directors or independent directors as a group, a committee or the full Board by writing to Corporate Secretary, Quanta Services, Inc., 2800 Post Oak Blvd., Suite 2600, Houston, Texas 77056. All communications will be reviewed by the Corporate Secretary and forwarded to one or more of our directors, as appropriate.

Identifying and Evaluating Nominees for Director

The Governance and Nominating Committee regularly evaluates the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. If any vacancies are anticipated or arise, the Governance and Nominating Committee will consider director candidates suggested by incumbent directors, management, third-party search firms and others. The Governance and Nominating Committee will also consider director nominations by stockholders that are made in compliance with our bylaws. All applications, recommendations or proposed nominations for Board membership received by Quanta will be referred to the Governance and Nominating Committee. The manner in which the qualifications of a nominee are evaluated does not differ if the nominee is recommended by a stockholder.

The Governance and Nominating Committee has the authority to retain, at Quanta’s expense, a third-party search firm to help identify and facilitate the screening and interview process of potential director nominees. Once a potential director nominee is identified or recommended, the committee makes an initial determination as to whether to conduct a full evaluation based on, among other things, the information provided with the recommendation, the committee’s own knowledge of the candidate, supplemental inquiries to the recommending person or others, or a background check. If the committee determines to further pursue the candidate, the candidate is evaluated based on the qualifications described below.

The Governance and Nominating Committee also considers other relevant factors it deems appropriate, including the current composition of the Board (including its diversity in experience, background, gender and ethnicity), the balance of management and independent directors, the need for a certain Board committee expertise, and the candidate’s activities unrelated to Quanta, including service as a director on the boards of other public companies. After this evaluation, the committee determines whether to interview the candidate and may ask the candidate to meet with members of Quanta’s management or other Board members. After completing its evaluation, if the committee believes the candidate would be a valuable addition to the Board, it will recommend to the Board the candidate’s nomination for appointment or election as a director.

The Board values diversity in its broadest sense. The Board endeavors to have a group of directors representing diverse experience at policy-making levels that may come from business, government, education, technology and non-profit organizations, with expertise in areas that are relevant to Quanta’s activities, and who have demonstrated leadership skills in the organizations with which they are or have been affiliated. The Board also endeavors to have a group of directors that have diversity of tenure, which ensures a proper balance between Board refreshment and director continuity. The Board also believes that its directors should have diverse backgrounds, including with respect to gender, ethnicity and geography. The Board, in connection with its most recent director candidate searches, took deliberate steps to identify and appoint qualified, diverse candidates. Our Board is pleased with the progress made to date in connection with its diversity objectives, and intends to continue to focus on identifying qualified, diverse director candidates.

2019 Proxy Statement	13

Corporate Governance

Director Qualifications

Our Corporate Governance Guidelines contain Board membership qualifications that the Governance and Nominating Committee considers in selecting nominees for our Board. The guidelines state that members of the Board should possess the highest standards of personal and professional ethics, integrity and values, and be committed to representing the long-term interests of our stockholders, and must have an inquisitive and objective perspective, practical wisdom, mature judgment, the willingness to speak their mind and the ability to challenge and stimulate management in a constructive manner. They also provide that Board members should collectively have diverse experience at policy-making levels of different types of organizations and individually have experience in areas that are relevant to Quanta’s business and demonstrated leadership skills in the organizations with which they are or have been affiliated. The Board wants its members to represent a broad range of viewpoints and backgrounds, and our Corporate Governance Guidelines expressly mention seeking candidates who would add gender and ethnic diversity to our Board.

Members of the Board must also be willing to devote sufficient time to carrying out their duties and responsibilities effectively and should be committed to serve for an extended period of time. As such, a Board member should not serve on more than three additional public company boards, and a Board member that is a chief executive officer (or equivalent position) with another public company should not serve on more than one public company board in addition to Quanta’s Board and their own company board. Board members will not be nominated for election to the Board if the election would occur after their 73rd birthday; however, the full Board may make exceptions in special circumstances.

Director Compensation

The Governance and Nominating Committee has the responsibility of recommending to the Board compensation and benefits for non-employee directors. The committee is guided by certain director compensation principles set forth in our Corporate Governance Guidelines.

Director Compensation Program Review

During 2016 and 2018, the Governance and Nominating Committee retained a compensation consultant to, among other things, review and provide observations and recommendations regarding Quanta’s non-employee director compensation and highlight relevant trends in director compensation. The consultants examined director compensation data for a group of peer companies, as well as director compensation survey data, and presented their findings and observations to the Governance and Nominating Committee.

After reviewing the information presented in 2016 and upon recommendation by the Governance and Nominating Committee, the Board approved the non-employee director compensation program set forth below, which it believes aligns with competitive peer group practices. After review of the information presented in 2018, the Governance and Nominating Committee recommended no changes to the non-employee director compensation program.

Current Director Compensation

At every annual meeting of stockholders at which a non-employee director is elected or re-elected, each such director receives (i) an annual award of restricted stock units (“RSUs”) having a value of $150,000 and (ii) the annual cash retainer(s) set forth below for board membership, committee membership, and board/committee leadership to which such non-employee director is appointed:

	Annual Membership Cash Retainer	Annual Cash Retainer Supplement For Committee Chairmanship
Board of Directors	$85,000	–
Audit Committee	$15,000	$20,000
Compensation Committee	$10,000	$15,000
Governance and Nominating Committee	$10,000	$15,000
Investment Committee	$10,000	$15,000

Upon initial appointment to the Board other than at an annual meeting of stockholders, each non-employee director receives (for the period from the appointment through the end of the current director service year) a pro rata portion of the equity award and applicable cash amounts.

14

Corporate Governance

Our non-employee Chairman of the Board receives additional annual compensation in the amount of $180,000, of which 50% is payable in cash and 50% is payable in RSUs. Upon the initial appointment of a non-employee Chairman of the Board, other than immediately following the annual meeting of stockholders, such director receives (for the period from the appointment through the end of the current director service year) a pro rata portion of the additional annual compensation.

Unless the non-employee director’s Board service is terminated earlier, RSUs generally vest upon conclusion of the director service year. Subject to the terms of applicable award agreements, unvested RSUs held by (i) any non-employee director who is not nominated for or elected to a new term, including for example, due to a reduction in the size of the Board, age precluding a re-nomination, the identification of a new nominee, or the desire to retire at the end of a term, or (ii) any non-employee director who resigns at Quanta’s convenience, including any resignation resulting from the non-employee director’s failure to receive a majority of the votes cast in an election for directors as required by Quanta’s bylaws, vest in full on the earlier of (a) the following May 28th, coinciding with the conclusion of the director service year, or (b) the date of such non-employee director’s termination of service. RSUs are generally settled in shares of Quanta common stock, $0.00001 par value (“Common Stock”), provided that a non-employee director may elect to settle up to 50% of any award in cash if he or she is in compliance with Quanta’s stock ownership guidelines as of the date of settlement and is expected to remain in compliance immediately following settlement.

Generally, meeting fees are not paid. However, in order to compensate for the time required to accommodate extraordinary meeting activity, each non-employee director receives a fee for attendance at the tenth and any subsequent Board meeting or the tenth and any subsequent committee meeting, in each case during a single director service year, as follows: $2,000 for attendance at an in-person board meeting; $1,000 for participation at a telephonic board meeting; $1,000 for attendance at an in-person committee meeting; and $500 for participation at a telephonic committee meeting.

Directors are also reimbursed for reasonable out-of-pocket expenses incurred to attend meetings of the Board or the committees thereof, and for other expenses reasonably incurred in their capacity as directors of Quanta. Directors who are also employees of Quanta or any of its subsidiaries do not receive additional compensation for serving as directors. Currently, eight non-employee director nominees are standing for election at the annual meeting. As an executive officer of Quanta, Mr. Austin received no compensation for his service as a director of Quanta.

Annual Limit on Non-Employee Director Compensation

The Quanta Services, Inc. 2011 Omnibus Plan contains an annual limit on non-employee director compensation, inclusive of all cash compensation and any awards under the 2011 Omnibus Plan that may be paid to a non-employee director for service during any calendar year. The maximum limit is $400,000, except that for any non-employee director who is serving as Chairman of the Board or Lead Director of the Board or any non-employee director who is serving in his or her first calendar year on the Board, such compensation is capped at 200% of such amount.

The aggregate compensation limit applicable to awards under the 2019 Omnibus Plan (as defined below) and all other compensation payable to non-employee directors will be $500,000 per year, provided that a newly elected director or a director serving as Chairman of the Board or Lead Director may receive up to $250,000 more than such amount. If approved by the stockholders during the Annual Meeting, the 2019 Omnibus Plan will replace the 2011 Omnibus Plan.

Deferred Compensation Plan for Non-Employee Directors

Non-employee directors are eligible to participate in a deferred compensation plan maintained by Quanta. No later than December 31 of each year, each non-employee director may voluntarily elect to defer all or a portion (in 5% increments) of his or her annual cash retainers, including but not limited to, compensation for board membership, committee membership and board/committee leadership, and RSUs to be earned with respect to services performed in the following year. Deferral elections are irrevocable and if no deferral election is made, no compensation is deferred.

2019 Proxy Statement	15

Corporate Governance

Deferred cash amounts are allocated to a separate recordkeeping account maintained for the non-employee director that reflects the amounts deferred and any earnings (positive or negative). The account is credited with returns according to the performance of certain deemed investment choices selected by the non-employee director from time to time. However, Quanta has no obligation to provide any deemed investment choice other than a default investment option selected by the Compensation Committee. The interest rate earned on the deferred cash amounts is not above-market or preferential. Deferred RSUs are recorded in an account maintained for the non-employee director that reflects the number of shares deferred. In general, deferred compensation is distributed to the non-employee director (or his or her beneficiary) upon the director leaving the Board or at a date elected in advance by the director. Additionally, deferred amounts can be distributed upon certain unforeseen emergencies suffered by the non-employee director or upon a change in control of Quanta.

Messrs. Foster, Fried and Jackman elected to defer all or a portion of their cash compensation and/or RSU awards during 2018.

Stock Ownership Guidelines for Non-Employee Directors

Non-employee directors are required to hold stock with a value equivalent to five times the annual cash retainer for Board membership (excluding the annual cash retainer for committee membership or any supplement for serving as a committee chairman or as chairman of the Board). Non-employee directors have five years from the fiscal year-end following initial election to the Board to accumulate the stock ownership prescribed by the guidelines. As of December 31, 2018, all non-employee directors were in compliance with the requirements of the stock ownership guidelines by exceeding the prescribed ownership level.

2018 Director Compensation Table

The following table sets forth the compensation for each non-employee director during the 2018 fiscal year.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Doyle N. Beneby	107,000	151,692	–	–	–	–	258,692
J. Michal Conaway	122,000	151,692	–	–	–	–	273,692
Vincent D. Foster	112,000	151,692	–	–	–	–	263,692
Bernard Fried	127,000	151,692	–	–	–	–	278,692
Worthing F. Jackman	132,000	151,692	–	–	–	–	283,692
David M. McClanahan	177,000	242,721	–	–	–	–	419,721
Margaret B. Shannon	122,000	151,692	–	–	–	–	273,692
Pat Wood, III	107,000	151,692	–	–	–	–	258,692
(1)

The amounts shown reflect the aggregate grant date fair value (based on the closing price of Quanta’s Common Stock on the date of grant) of RSUs granted during the fiscal year ended December 31, 2018, calculated in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718. The value ultimately realized by the directors upon the actual vesting of the awards may or may not be equal to this determined value. The average of the closing prices of Quanta’s Common Stock for the twenty consecutive trading days immediately preceding the date of grant was used to determine the number of RSUs granted. As of December 31, 2018, Mr. McClanahan held unvested awards covering 6,818 shares and each of the remaining non-employee directors held unvested awards covering 4,261 shares.

16

The current executive officers of Quanta are as follows:

Name	Age	Position(s) with Quanta
Earl C. (Duke) Austin, Jr.	49	President, Chief Executive Officer, Chief Operating Officer and Director
Paul C. Gregory	55	Chief Strategy Officer and President – Pipeline and Industrial Division
Derrick A. Jensen	48	Chief Financial Officer
Redgie Probst	42	President – Electric Power Division
Jesse E. Morris	51	Executive Vice President – Finance and President – Infrastructure Solutions
Donald C. Wayne	52	Executive Vice President and General Counsel
Jerry K. Lemon	59	Chief Accounting Officer
Nicholas M. Grindstaff	56	Vice President – Finance and Treasurer
Dorothy Upperman	56	Vice President – Tax

Earl C. (Duke) Austin, Jr. For a description of the business background of Mr. Austin, see Quanta Board of Directors – Director Nominees above.

Paul C. Gregory has served as our Chief Strategy Officer and President – Pipeline and Industrial Division since January 2017. He previously provided consulting services to Quanta from 2014 until December 2016, focusing on Quanta’s pipeline and industrial services operations, corporate strategy and mergers and acquisitions activity, and served as an executive of a private operating company with oil and gas interests. Mr. Gregory also previously served as President and Chief Executive Officer of Gregory & Cook Construction, Inc., a pipeline and related infrastructure construction company, from 1998 until 2008. Mr. Gregory holds a Bachelor of Business Administration degree in Finance and a Master of Business Administration degree.

Derrick A. Jensen has served as our Chief Financial Officer since May 2012. He previously served as our Senior Vice President – Finance, Administration and as Chief Accounting Officer from March 2011 to May 2012, as our Vice President and Chief Accounting Officer from March 1999 to March 2011 and as our Controller from December 1997 until March 2009. Prior to joining Quanta, he served as a manager for the public accounting firm of Arthur Andersen LLP. Mr. Jensen holds a Bachelor of Business Administration degree in Accounting and became a Certified Public Accountant in the State of Texas in 1997.

Redgie Probst has served as our President – Electric Power Division since March 2019. He previously served as our Senior Vice President – Electric Power from May 2018 to March 2019 and as Regional Vice President – Electric Power from June 2016 until May 2018. He also previously served as President and Chief Executive Officer of Probst Electric Inc. and Summit Line Construction, Inc., electric specialty contracting companies that he founded in 2004 and 2008, respectively, and that were acquired by Quanta in November 2013. His responsibilities in those positions included oversight of business strategy and operations matters.

Jesse E. Morris has served as our Executive Vice President – Finance since August 2018 and has served as our President – Infrastructure Solutions since March 2018. He previously served as our Executive Vice President – Corporate Development from January 2014 to August 2018. He also previously served in various financial and accounting positions of increasing responsibility with Sysco Corporation from 2002 through December 2013, including as Vice President and Chief Financial Officer – Foodservice Operations and Vice President of Finance and Chief Financial Officer – Broadline Operations. His responsibilities in those positions included the oversight of financial and accounting matters for field operations and corporate financial planning and analysis matters. Mr. Morris holds a Bachelor of Business Administration degree in Finance and Accounting and a Masters in Professional Accounting degree.

2019 Proxy Statement	17

Executive Officers

Donald C. Wayne has served as our Executive Vice President and General Counsel since May 2017. He previously served as Senior Vice President, General Counsel and Corporate Secretary of Archrock, Inc., a publicly traded provider of natural gas compression and related products and services, from November 2015 through May 2017, and in similar roles for its predecessor companies, Exterran Holdings, Inc. and Universal Compression Holdings, Inc., from August 2006 through November 2015. Mr. Wayne also served, from August 2006 through May 2017, as Senior Vice President and General Counsel of Archrock GP LLC and in similar roles for the other managing general partners of Archrock Partners, L.P. and its predecessor entities, each a publicly traded master limited partnership, and as a director of Archrock GP LLC from November 2015 through May 2017. Mr. Wayne also previously served as Vice President and General Counsel of U.S. Concrete, Inc., a publicly traded provider of ready-mixed concrete and related products and services, from 1999 to 2006. Prior to joining U.S. Concrete, Inc., he served as an attorney with the law firm of Akin, Gump, Strauss, Hauer & Feld, L.L.P. Mr. Wayne holds a Bachelor of Arts degree, a Master of Business Administration degree and a Juris Doctor degree.

Jerry K. Lemon has served as our Chief Accounting Officer since May 2017 and previously served as our Vice President – Accounting from March 2018 to May 2017. Prior to joining Quanta, he served as Senior Vice President and Chief Financial Officer of the Energy, Infrastructure and Industrial Construction operating unit of AECOM, a publicly traded global infrastructure company, from October 2014 to November 2016, and as Senior Vice President and Chief Financial Officer of the Energy & Construction Division of URS Corporation, a publicly traded global engineering and construction services company, from November 2007 to October 2014. In both positions, he had primary responsibility for the financial and accounting functions of the unit or division. He also previously served as Senior Vice President and Controller of Washington Group International, Inc., a publicly traded engineering and construction company, from October 2003 until November 2007, where he managed the company’s financial reporting function, and as a partner for the public accounting firms of KPMG LLP and Arthur Andersen LLP. Mr. Lemon holds a Bachelor of Science degree in Accounting and is a Certified Public Accountant.

Nicholas M. Grindstaff has served as our Vice President – Finance since May 2011 and our Treasurer since October 1999. He previously served in other roles with Quanta, including as a Vice President from March 2010 to May 2011 and as Assistant Treasurer from March 1999 until September 1999. He also previously served as Assistant Treasurer for American Residential Services, a consolidator of HVAC, plumbing and electrical services industries, from 1996 to 1999 and in various financial roles with IBM Corporation from 1989 to 1996. Mr. Grindstaff holds a Master of Science degree in Accounting.

Dorothy Upperman has served as our Vice President – Tax since October 2014. She previously served in various tax management roles with Wal-Mart Stores, Inc., including Sr. Director, Income Tax from 2008 to October 2014 and Director of Federal Audits & SOX Controls from 2007 to 2008. From 1998 to 2004, Ms. Upperman held various positions with Ernst & Young, LLP, most recently serving as Sr. Manager. Ms. Upperman holds a Bachelor of Business Administration degree in Accounting and is a Certified Public Accountant.

18

Compensation Committee Report

We have reviewed and discussed the following Compensation Discussion and Analysis with management. Based on our review and discussions with management, we have recommended to Quanta’s Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

This report is furnished by the Compensation Committee of the Board of Directors.

Bernard Fried, Chairman
Worthing F. Jackman
Margaret B. Shannon

Executive Summary

This Compensation Discussion and Analysis describes Quanta’s executive compensation program for 2018. We use this program to attract, motivate and retain the employees who lead our Company. In particular, this section explains how the Compensation Committee made its compensation decisions for our NEOs for 2018 and describes how this compensation fits within the Compensation Committee’s guiding principles for NEO compensation.

Named Executive Officers

Our NEOs for 2018 include five executive officers:

Name	Current Position(s) with Quanta
Earl C. (Duke) Austin, Jr.	President, Chief Executive Officer and Chief Operating Officer
Paul C. Gregory	Chief Strategy Officer and President – Pipeline and Industrial Division
Derrick A. Jensen	Chief Financial Officer
Donald C. Wayne	Executive Vice President and General Counsel
Jesse E. Morris	Executive Vice President – Finance and President – Infrastructure Solutions

2019 Proxy Statement	19

Compensation Discussion & Analysis

2018 Overall Compensation Decisions and Business Highlights

Overall, the Compensation Committee believes that the total compensation paid to Quanta’s NEOs in 2018 was reasonable and appropriate.

2018 Company Performance and Annual Incentive Plan

With respect to annual cash incentive awards in 2018, Quanta achieved strong financial results and significant improvement as compared to prior years, which was reflected in our annual incentive plan results.

2018 Company Performance

2018 Annual Incentive Plan Results

●AIP Adjusted EBITDA: Exceeded maximum goal of $871 million, resulting in a 200% of target payout for that metric
●AIP Adjusted EBITDA Margin: Exceeded threshold goal of 7.7%, resulting in a 37% of target payout for that metric
●Safety: 180% of target performance for that metric
●Total: Resulted in a total payout at 163.4% of target

18% Revenues	Record annual consolidated revenues of approximately $11.2 billion, an 18% increase as compared to 2017
20% Consolidated Operating Margin Improvement	20% improvement in consolidated operating margin as compared to 2017, and third consecutive year of improved operating margin for electric power infrastructure services segment
Strong Safety Results	Reduced total recordable incident rate and total lost time incident rate as compared to 2017, despite a greater number of employees and exposure hours

Quanta also completed several strategic initiatives during 2018 that are expected to position the Company for continued successful financial performance and growth in the medium and long term, including:

●

Continued Stock Repurchases. Repurchased approximately 13.9 million shares of Quanta Common Stock for $451.3 million during 2018, increasing total repurchases from May 2014 through March 2019 to approximately 87.3 million shares (or approximately 41% of the outstanding shares of common stock as of the beginning of those repurchases).

●	Initial Cash Dividend. Declared an initial quarterly dividend in December 2018 that was paid in the first quarter of 2019.
●	Base Business Growth. Achieved double-digit growth of repeatable and sustainable business within our operations.
●

Established Industrial Services. Solidified our position in the industrial services market with a successful full-year of performance by our Stronghold operating unit, which was acquired in the second half of 2017.

●	Service Line Expansions. Expanded our communications and gas distribution operations through organic growth.
●

Workforce Investment. Continued our investment in craft skilled labor and safety, including through the acquisition of Northwest Lineman College, an industry-leading educational and training institution.

●

Expanded Credit Facility. Increased our liquidity and financial flexibility by adding $175 million to our senior secured revolving credit facility and entering into a new $600 million senior secured term loan facility.

3-Year Performance Period Completed in 2018

Quanta’s recent performance, driven by strategic initiatives and improved return on invested capital, has resulted in profitable growth and stock price appreciation.

	REVENUES	OPERATING INCOME	DILUTED EPS	STOCK PRICE

	$11.2 billion	$540.3 million	$1.90/share	$30.10
	(FY 2018)	(FY 2018)	(FY 2018)	(as of 12/31/18)
Compound Annual Growth Rate
	$7.6 billion (FY 2015)	$237.5 million (FY 2015)	$0.62/share (FY 2015)	$20.25 (as of 12/31/15)

20

Compensation Discussion & Analysis

As described in further detail in Results for the 3-Year Performance Period Ended December 31, 2018 below, pre-tax income contributions from identified strategic initiatives exceeded the maximum goal of $269 million and return on invested capital performance exceeded the target goal of 8.78%, which resulted in a weighted percentage achievement of 154.1% with respect to the 3-year performance period ending December 31, 2018 under our 2016 long-term plan.

2018 Base Salary and Target Incentives

In connection with its annual review process, the Compensation Committee decided that base salaries and target incentive amounts under the long-term equity incentive plan for Mr. Austin and three NEOs would remain the same and approved a base salary and long-term equity incentive target amount increase for one NEO based on performance and to better align that portion of compensation with executives holding similar positions and having similar responsibilities at companies in our peer group. The Compensation Committee decided that the percentage of the NEOs’ target equity incentive amounts subject to financial performance conditions and relative total stockholder return over a 3-year period would remain the same for 2018 (namely, 70% for Mr. Austin and 60% for the other NEOs), with the remaining amounts awarded in the form of RSUs that vest over a 3-year period.

Say-on-Pay Vote and Executive Compensation Changes

After a comprehensive review of Quanta’s executive compensation program, the Compensation Committee implemented certain changes beginning in 2017, which are described below. Those changes were designed to increase the percentage of compensation tied to measurable performance, align compensation with the Company’s short-term and long-term business objectives and support long-term stockholder value.

	2016	2017 / 2018
Annual Incentive Plan	Performance metrics included: (i) adjusted organic earnings per share growth and (ii) organizational performance objectives related to safety, talent development and property	Performance metrics included: (i) AIP Adjusted EBITDA (ii) AIP Adjusted EBITDA margin and (iii) safety performance based on quantifiable industry safety metrics
Performance Component of Long-Term Incentive Plan	For CEO: ●55% performance-based ●45% time-based	For CEO: ●70% performance-based ●30% time-based
	For other NEOs: ●50% performance-based ●50% time-based	For other NEOs: ●60% performance-based ●40% time-based
	Performance metrics included: ●return on invested capital ●completion of identified strategic initiatives (measured in pre-tax income)	Performance metrics include: ●return on invested capital, ●property and equipment utilization (i.e., capital efficiency) ●relative total stockholder return

At Quanta’s 2018 annual meeting of stockholders, over 98% of our stockholders voting on the “say-on-pay” proposal approved the compensation of our NEOs as described in our 2018 proxy statement. Accordingly, the Compensation Committee did not implement any changes to our executive compensation program as a result of the advisory vote. However, as a key objective of our stockholder engagement program in late 2018 and early 2019, members of senior management and the Board solicited feedback from stockholders on our executive compensation program that was relayed directly to the full Board to be considered when evaluating opportunities to further enhance our executive compensation programs and practices in future years. Additionally, the Compensation Committee continues to monitor trends and developments to ensure that Quanta provides the appropriate executive compensation incentives to remain competitively positioned to attract and retain executive talent and to ensure that management’s interests are aligned with our stockholders’ interests to support long-term value creation, while not encouraging excessive risk-taking.

2019 Proxy Statement	21

Compensation Discussion & Analysis

How Our Performance is Linked to Pay

Quanta’s NEO compensation is primarily comprised of base salary, annual cash incentives and long-term equity incentives. Our compensation philosophy links executive compensation to both individual and Company performance. Base salaries are generally set based upon, among other things, the median of our competitive market, the nature of the position and the contribution, experience, level of responsibility and length of service of the NEO. Target annual incentives generally reflect competitive market levels and practices, with upside opportunity for performance above target levels. Target award levels are designed to achieve total cash compensation at the market median when we achieve our performance goals and above market median when we exceed our performance goals. Performance measures are chosen to align the interests of executives with stockholders, as discussed in further detail in Executive Compensation Decisions for 2018 – Annual Incentive Plan. Finally, long-term incentives, typically paid in equity awards, are designed to focus executives on the long-term financial performance of the Company and successful capital allocation strategies, as discussed in further detail in Executive Compensation Decisions for 2018 – Long-Term Incentive Plan.

2018 TARGET COMPENSATION MIX

The Compensation Committee desires to provide target total direct compensation for each NEO that approximates the median for comparable officers in our peer group. Additionally, the Compensation Committee believes that a significant portion of the target compensation of the NEOs should be at risk. The short-term cash incentive awards and long-term equity incentive awards to our NEOs were “at risk” compensation, meaning those awards are either variable based on the level of performance compared to our incentive targets or peer group performance or are subject to continued employment and stock price performance during a 3-year vesting period. Further, equity-based incentive awards under our 2018 long-term incentive plan represented a substantial portion of each NEO’s compensation as a percentage of total direct compensation and a significant portion of such equity-based incentive awards (70% with respect to the CEO and 60% with respect to the other NEOs) are subject to measurable company performance over a 3-year performance period. Equity-based awards play an important role in our compensation program because they provide incentives for the creation of stockholder value and promote executive retention and an ownership culture.

2018 LONG-TERM INCENTIVE PLAN EQUITY MIX

22

Compensation Discussion & Analysis

Good Governance and Best Practices

We are committed to strong governance standards that ensure our executive compensation programs are closely aligned with the interests of our stockholders, as evidenced by the policies and practices described below.

●	Stock Ownership Guidelines. We maintain meaningful stock ownership guidelines that align our executives’ long-term interests with those of our stockholders and discourage excessive risk-taking.
●	Clawback Policy. We include a clawback provision in each of our incentive compensation plans and recently adopted a standalone clawback policy, both of which permit our Board to recover from executive officers and key employees of Quanta and its subsidiaries cash or equity incentive compensation in certain circumstances involving a restatement of the Company’s financial statements.
●	Anti-Pledging Policy. We maintain a policy that prohibits directors and executive officers from pledging Quanta securities as collateral for a loan absent pre-clearance and demonstration of financial capacity to repay without resorting to the pledged securities.
●	Anti-Hedging Policy. We maintain a policy that prohibits directors and executive officers from hedging the economic risk of ownership of Quanta Common Stock.
●	Annual Review. Our Compensation Committee has engaged its own independent compensation consultant, which performs an annual comprehensive market analysis of our executive compensation program and pay levels.
●	Annual Say-on-Pay Vote. We provide our stockholders with an annual opportunity to participate in an advisory vote on the compensation of our NEOs.
●	No Gross-Up. Our employment agreements with NEOs do not provide for gross-ups of excise taxes on severance or other payments in connection with a change of control.
●	Performance-Based Compensation. The majority of the target compensation for our NEOs is subject to objective and measurable financial and operational performance metrics.
●	Performance Thresholds and Maximums. All performance-based awards require that the Company achieve a threshold level of performance to receive any award and provide for a maximum award in the event the established performance criteria is dramatically exceeded.
●	Modest Perquisites. Our NEOs receive a modest amount of perquisites, which are intended to promote wellness, provide convenience in light of the demands of their positions, assist them in serving necessary business purposes and provide a competitive compensation package.

Compensation Philosophy

Each member of the Compensation Committee is independent within the meaning of SEC regulations, the NYSE corporate governance listing standards and our Corporate Governance Guidelines. The Compensation Committee administers the compensation programs for all of our NEOs, and its guiding principles for NEO compensation are to:

●	align NEO incentives with short-term and long-term stockholder value creation;
●	attract, motivate and retain the best possible executive officer talent by maintaining competitive compensation programs;
●	tie annual cash incentives to the achievement of measurable performance goals associated with strategies intended to differentiate Quanta from its peers;
●	tie long-term equity incentives to the achievement of measurable performance goals linked to our long-term strategic plans; and
●	promote an ownership culture.

2019 Proxy Statement	23

Compensation Discussion & Analysis

Beginning in the first quarter of the fiscal year, the Compensation Committee determines the terms of our annual and long-term incentive plans and establishes the performance metrics that will be used in evaluating the performance of the NEOs under the plans. In addition, the Compensation Committee establishes prospective base salary rates and target incentive percentages and amounts for each NEO for the current annual and long-term performance periods. Following the end of the fiscal year, the Compensation Committee meets to discuss our prior year’s performance, evaluate the performance of our NEOs, and determine the amounts, if any, that will be awarded to each NEO under the incentive plans.

The Compensation Committee seeks to maintain the competitiveness of our executive compensation levels with those of our peers and competitors. The Compensation Committee considers various factors in determining overall compensation and each compensation component, including (i) the results of compensation benchmarking studies and changes in compensation practices of our competitors; (ii) economic and market conditions; (iii) changes in our business operations; (iv) the executive officer’s position, experience, length of service and performance; (v) Company performance; and (vi) the judgment of each member of the Compensation Committee based upon prior experiences with executive compensation matters. The influence of these factors on NEO compensation is discussed further below.

Elements of Executive Compensation

The key components of our current compensation and benefits programs for our NEOs are summarized in the table below. Each component has a critical role in motivating and rewarding strong performance and retaining the NEOs who deliver such performance. The Compensation Committee considers each compensation component individually and all compensation components in the aggregate when making compensation decisions.

Compensation Element	Form of Compensation	Performance / Payment Criteria	Purpose
Base Salary	Cash	Individual performance and experience in the role are factors	To provide fixed compensation necessary to attract and retain key executives and to offset the cyclicality in our business that may impact variable pay
Short-Term Incentive	Cash	Tied to the achievement of performance targets related to (i) AIP Adjusted EBITDA; (ii) AIP Adjusted EBITDA margin; and (iii) safety, in each case established by the Compensation Committee	To provide incentives to achieve annual financial and operational performance targets, which focus on profitable growth and safe execution, and to reward achievement of those targets
Long-Term Incentive	Performance Units

Performance units cliff-vest at the end of a 3-year performance period and are tied to the achievement of performance targets related to return on invested capital, property and equipment utilization and total stockholder return relative to a peer group, in each case established by the Compensation Committee

To create a strong incentive to achieve our long-term financial performance targets and strategic initiatives, which focus on efficient utilization of capital
To align management and stockholder interests and to retain key executives

	RSUs	RSUs vest over three years in equal annual installments	To attract and retain key executives and to align executive and stockholder interests
Retirement Benefits	401(k) Matching Non-Qualified Deferred Compensation Plan	–	To provide a competitive compensation package
Perquisites	Executive Physical Program Annual Perquisite Allowance CEO Aircraft Usage Identity Theft Protection and Monitoring	–	To maintain the health and safety of executives, to provide a competitive compensation package and, in certain cases, to optimize key executives’ time

24

Compensation Discussion & Analysis

Executive Compensation Decisions for 2018

Base Salary

Base salary is a critical element of NEO compensation because it provides a base level of monthly income that is consistent with competitive practices. Base salaries for NEOs are determined annually by the Compensation Committee during the first quarter of the fiscal year, taking into account such factors as competitive industry salaries (especially the salary practices of companies in our peer group described below in Compensation Process), a subjective assessment of the nature of the position, and the contribution, experience, level of responsibility and length of service of the NEO. The Compensation Committee, after taking into account, among other things, the results of a benchmarking study performed by its compensation consultant and a recommendation from Mr. Austin (other than with respect to himself), concluded to increase the base salary for one NEO due to performance during 2018 and to better align his base salary with those of executives with similar positions and responsibilities at companies in our peer group.

Named Executive Officer	Prior Base Salary Rate (through March 31, 2018)	2018 Base Salary Rate (effective April 1, 2018)	Percentage Increase
Mr. Austin	$1,100,000	$1,100,000	–
Mr. Gregory	$850,000	$850,000	–
Mr. Jensen	$660,000	$660,000	–
Mr. Wayne	$500,000	$550,000	10.0%
Mr. Morris	$480,930	$480,930	–

Annual Incentive Plan

Our annual incentive plan for senior leadership is designed to provide our NEOs with performance awards payable annually in recognition of Quanta achieving specified financial and safety performance targets, which are approved by the Compensation Committee at the beginning of the fiscal year. The Compensation Committee elects to pay such performance awards in cash.

Awards for an eligible NEO that begins employment during the performance year will be pro-rated from the date of hire, unless otherwise determined by the Chief Executive Officer and with the approval of the Compensation Committee. Generally, an NEO must be employed by Quanta on the date any cash incentive compensation is paid, as he otherwise forfeits any and all rights to such compensation unless contractual provisions entitle the NEO to a full or pro-rated amount or otherwise determined by the Chief Executive Officer (other than with respect to himself) and with approval of the Compensation Committee. See Executive Compensation – Potential Payments Upon Termination or Change in Control.

The payout for each NEO under the annual incentive plan is calculated as a percentage of such NEO’s base salary (the “AIP Target Incentive”), which is then multiplied by the weighted achievement percentage associated with the Company performance metrics, as set forth in the following calculation:

AIP Target Incentive Amount	×	Adjusted EBITDA Component (60%)	×	Achievement Percentage	=	Adjusted EBITDA Component Payout
+
	×	Adjusted EBITDA Margin Component (20%)	×	Achievement Percentage	=	Adjusted EBITDA Margin Component Payout
+
	×	Safety Performance Component (20%)	×	Achievement Percentage	=	Safety Performance Component Payout

Total AIP Incentive Award Payout

2019 Proxy Statement	25

Compensation Discussion & Analysis

The Compensation Committee, after taking into account, among other things, the results of a benchmarking study performed by its compensation consultant, recommendations from Mr. Austin (other than with respect to himself), each NEO’s position, experience, level of responsibility and length of service, established the following AIP Target Incentives for the 2018 performance year:

Named Executive Officer	Base Salary	AIP Target Incentive (% of Base Salary)	AIP Target Incentive (Amount)
Mr. Austin	$1,100,000	120%	$1,320,000
Mr. Gregory	$850,000	110%	$935,000
Mr. Jensen	$660,000	110%	$726,000
Mr. Wayne	$550,000	90%	$495,000
Mr. Morris	$480,930	100%	$480,930

Adjusted EBITDA Component

The EBITDA component of the annual incentive plan, which accounts for 60% of a participant’s annual incentive opportunity, is based on Quanta’s achievement of annual adjusted EBITDA, defined for purposes of the annual incentive plan as operating income, plus amortization, depreciation and stock based compensation, adjusted for investments in unconsolidated affiliates and other operational activities affecting net income that are not included in operating income (“AIP Adjusted EBITDA”). Additional adjustments to actual AIP Adjusted EBITDA may be considered and approved by the Compensation Committee, including but not limited to, asset impairments and other costs related to divested or discontinued businesses, foreign currency exchange rate fluctuations, acquired business results (net of acquisition and integration costs) and fair value changes of contingent consideration liabilities.

Generally, short-term incentives motivate and reward achievement and performance in excess of Quanta’s annual financial and operational goals. The Compensation Committee believes this performance metric is a valuable measure of cash-based operating performance and encourages our NEOs to grow the Company’s business. Further, when combined with the margin-based performance metric discussed below, NEOs are encouraged to ensure that such growth is profitable and does not include excessive risk.

Performance with respect to this component is measured by comparing actual AIP Adjusted EBITDA for the performance year to a target amount of AIP Adjusted EBITDA, which was established based on the amount of AIP Adjusted EBITDA correlated with the midpoint of the Company’s full-year 2018 earnings guidance, as announced during the first quarter of the year, and the Company’s 2018 business plan. The 2018 target amount of AIP Adjusted EBITDA represented an approximate 16% increase from actual AIP Adjusted EBITDA achieved in 2017.

A payout begins to accrue only if actual AIP Adjusted EBITDA is greater than a threshold amount, and the payout under this component is subject to a maximum achievement percentage. Based upon the performance/payout scale adopted by the Compensation Committee for the 2018 performance year, NEOs could earn cash awards for this component of the annual incentive plan as follows (when performance falls between the designated payout points above the threshold amount, the cash awards are determined by interpolation):

AIP Adjusted EBITDA (in millions)	Percentage of Target AIP Adjusted EBITDA Obtained	Achievement Percentage
Less than $781	Less than 94.6%	0%
$781	94.6%	25%
$826	100%	100%
$871 or greater	105.4% or greater	200%

For the 2018 performance year, the Compensation Committee established a target AIP Adjusted EBITDA of $826.0 million. The Compensation Committee concluded that actual AIP Adjusted EBITDA for the performance year was $872.8 million, which represents approximately 106% of the target and an achievement percentage capped at 200%. For a reconciliation of AIP Adjusted EBITDA to operating income for the year ended 2018 determined in accordance with generally accepted accounting principles (“GAAP”), see Appendix A to this Proxy Statement.

26

Compensation Discussion & Analysis

The following table details the actual payouts associated with the AIP Adjusted EBITDA component:

Named Executive Officer	Total AIP Target Incentive	AIP Adjusted EBITDA Component (Weighted %)	Achievement Percentage	AIP Adjusted EBITDA Component Incentive Award Earned
Mr. Austin	$1,320,000	60%	200%	$1,584,000
Mr. Gregory	$935,000	60%	200%	$1,122,000
Mr. Jensen	$726,000	60%	200%	$871,200
Mr. Wayne	$495,000	60%	200%	$594,000
Mr. Morris	$480,930	60%	200%	$577,116

Adjusted EBITDA Margin Component

The adjusted EBITDA margin component of the annual incentive plan, which accounts for 20% of a participant’s annual incentive opportunity, is based on Quanta’s achievement of annual targeted margin performance on the AIP Adjusted EBITDA earned by the Company. Adjusted EBITDA margin is measured as AIP Adjusted EBITDA (as defined above), divided by consolidated revenues (adjusted to exclude foreign currency exchange rate fluctuations and revenues attributable to businesses acquired during the performance year) (“AIP Adjusted EBITDA margin”).

The Compensation Committee believes this performance metric is highly correlated with stockholder return and reinforces the Company’s focus on margin improvement and profitable growth, which complements the AIP Adjusted EBITDA metric described above by penalizing management for focusing solely on revenue growth. The Compensation Committee also believes this metric supports the return on invested capital component included in the long-term incentive plan described below.

Performance with respect to this component is measured by actual AIP Adjusted EBITDA margin for the performance year as compared to a target margin, which was established based on the target amount of AIP Adjusted EBITDA set forth above and the midpoint of the Company’s full-year revenue guidance, announced during the first quarter of the year and determined in accordance with GAAP. The 2018 target AIP Adjusted EBITDA margin represented an approximate 8% increase from actual AIP Adjusted EBITDA margin achieved in 2017.

A payout begins to accrue only if actual performance is greater than a threshold amount, and the payout under this component is subject to a maximum achievement percentage. Based upon the performance/payout scale adopted by the Compensation Committee for the 2018 performance year, NEOs could earn cash awards for this component of the annual incentive plan as follows (when performance falls between the designated payout points above the threshold amount, the cash awards are determined by interpolation):

AIP Adjusted EBITDA Margin	Percentage of Target AIP Adjusted EBITDA Margin Obtained	Achievement Percentage
Less than 7.7%	Less than 92.8%	0%
7.7%	92.8%	25%
8.3%	100%	100%
8.5% or greater	102.6% or greater	200%

For the 2018 performance year, the Compensation Committee established a target AIP Adjusted EBITDA margin of 8.3%. The Compensation Committee concluded that actual AIP Adjusted EBITDA margin for the performance year was 7.8%, which represents an achievement percentage of approximately 37%. For a reconciliation of adjusted consolidated revenues to consolidated revenues determined in accordance with GAAP and a calculation of AIP Adjusted EBITDA margin for the year ended 2018, see Appendix A to this Proxy Statement. The following table details the actual payouts associated with the AIP Adjusted EBITDA margin component:

Named Executive Officer	Total AIP Target Incentive	AIP Adjusted EBITDA Margin Component (Weighted %)	Achievement Percentage	AIP Adjusted EBITDA Margin Component Incentive Award Earned
Mr. Austin	$1,320,000	20%	37%	$97,680
Mr. Gregory	$935,000	20%	37%	$69,190
Mr. Jensen	$726,000	20%	37%	$53,724
Mr. Wayne	$495,000	20%	37%	$36,630
Mr. Morris	$480,930	20%	37%	$35,589

2019 Proxy Statement	27

Compensation Discussion & Analysis

Safety Performance Component

The final component of the annual incentive plan, which accounts for the remaining 20% of a participant’s annual incentive opportunity, is based on the Company’s achievement of measurable safety performance goals. Generally, these goals align with the Company-wide commitment to safety and management’s expectation that the Company will achieve industry-leading safety performance. The Compensation Committee also believes that achievement of this goal has a significant positive impact on both short-term financial performance and the Company’s ability to increase its business with existing and potential customers by safely performing on its projects.

Performance with respect to this component is measured by two metrics: (i) the Company’s consolidated total recordable incident rate (“TRIR”) for the performance year as compared to targeted TRIR, and (ii) the Company’s consolidated lost time injury rate (“LTIR”) for the performance year as compared to targeted LTIR. TRIR is defined as the number of work injuries in the performance year, multiplied by 200,000, and divided by the Company’s total workhours for the performance year. LTIR is defined as the number of lost time injuries in the performance year, multiplied by 200,000, and divided by the Company’s total workhours for the performance year. Target performance for both TRIR and LTIR were set based on improvement from prior year performance and targeted significantly better performance than industry averages.

A payout begins to accrue with respect to both TRIR and LTIR only if actual results are better than threshold performance amounts. Specifically, the NEOs could earn cash awards for this component of the annual incentive plan as follows (when performance falls between the designated payout points, the cash awards are determined by interpolation):

Performance Year TRIR	Achievement Percentage	Performance Year LTIR	Achievement Percentage
1.155	0%	0.27	50%
1.129	25%	0.25	100%
1.103	50%
1.050	100%
0.9975	150%

While achievement with respect to either TRIR or LTIR can result in a payout, the overall maximum achievement percentage and payout for the safety performance component is limited to 200%. For the 2018 performance year, the Company’s consolidated TRIR was 1.03, resulting in an achievement percentage of 119% for that metric, and the Company’s consolidated LTIR was 0.22, resulting in an achievement percentage of 100% for that metric. However, based on the overall limit on achievement of 200% and the Compensation Committee’s review and concurrence with management’s assessment of the Company’s overall safety performance for the 2018 performance year, the Compensation Committee exercised negative discretion and determined that an achievement percentage of 180% was warranted. The following table details the target and actual payouts associated with the safety performance component for the 2018 performance year:

Named Executive Officer	Total AIP Target Incentive	Safety Performance Component (Weighted %)	Achievement Percentage	Safety Performance Component Incentive Award Earned
Mr. Austin	$1,320,000	20%	180%	$475,200
Mr. Gregory	$935,000	20%	180%	$336,600
Mr. Jensen	$726,000	20%	180%	$261,360
Mr. Wayne	$495,000	20%	180%	$178,200
Mr. Morris	$480,930	20%	180%	$173,135

Overall performance based on the results set forth above resulted in a total payout to each NEO under the 2018 annual incentive plan as follows:

Named Executive Officer	Achievement Percentage	Total AIP Incentive Award Earned
Mr. Austin	163.4%	$2,156,880
Mr. Gregory	163.4%	$1,527,790
Mr. Jensen	163.4%	$1,186,284
Mr. Wayne	163.4%	$808,830
Mr. Morris	163.4%	$785,840

28

Compensation Discussion & Analysis

Long-Term Incentive Plan

Our long-term incentive plan for senior leadership is designed to provide our NEOs with long-term incentive awards payable in equity. The targeted incentive amount for each NEO under the long-term incentive plan is determined annually by the Compensation Committee (the “Long-Term Target Incentive”). The Compensation Committee, after taking into account, among other things, the results of a benchmarking study performed by its compensation consultant, recommendations from Mr. Austin (other than with respect to himself), each NEO’s position, experience, level of responsibility and length of service, approved the following Long-Term Target Incentives for 2018:

Named Executive Officer	2017 Total Long-Term Target Incentive (% of Base Salary)	2018 Total Long-Term Target Incentive (% of Base Salary)	2018 Total Long-Term Target Incentive (Amount)
Mr. Austin	500%	500%	$5,500,000
Mr. Gregory	300%	300%	$2,550,000
Mr. Jensen	275%	275%	$1,815,000
Mr. Wayne	200%	225%	$1,237,500
Mr. Morris	150%	150%	$721,395

Generally, an NEO must be employed by Quanta on the date an award vests or is earned under the long-term incentive plan or otherwise forfeits any and all rights to such award. However, an NEO who ceased to be employed prior to the completion of the 3-year performance period described below has the potential to receive an award (or some portion thereof) at the discretion of the Chief Executive Officer and with the approval of the Compensation Committee. Awards for an NEO added to the long-term incentive plan during the performance period are pro-rated from the date of hire; however, in any event, an NEO must be employed by October 1st of the first year of the 3-year performance period to be eligible.

Performance Unit Component

The first component of the long-term incentive plan, which accounts for 60% (or with respect to Mr. Austin, 70%) of a participant’s target incentive opportunity, is payable in performance units that cliff-vest at the end of a 3-year performance period based on achievement of 3-year Company performance goals determined by the Compensation Committee (the “Long-Term Performance Unit Component”). Under the 2018 long-term incentive plan, the Compensation Committee approved the following performance unit awards:

Named Executive Officer	Long-Term Performance Unit Component (Weighted %)	Target Long-Term Performance Unit Component (Amount)	Performance Units Granted(1)
Mr. Austin	70%	$3,850,000	109,003
Mr. Gregory	60%	$1,530,000	43,318
Mr. Jensen	60%	$1,089,000	30,832
Mr. Wayne	60%	$742,500	21,022
Mr. Morris	60%	$432,837	12,255
(1)	The number of performance units granted is determined by dividing the dollar amount of the target Long-Term Performance Unit Component by the average of the closing prices of Quanta’s Common Stock for the twenty consecutive trading days immediately preceding the grant date.

Though performance units representing the Long-Term Performance Unit Component target amount were granted to the NEOs in 2018, the number that will ultimately be earned and vest will be adjusted upward or downward (if necessary) based on Company performance during the 3-year performance period ending December 31, 2020. The number of performance units that can become earned at the end of the performance period ranges from 0% to a maximum of 200% of the amount granted. Any earned performance units will vest immediately after the Compensation Committee’s determination and will be settled in Common Stock.

For the 3-year performance period, the Compensation Committee established Company performance goals relating to (i) improvement of return on invested capital (“ROIC”), combined with a relative total stockholder return (“TSR”) modifier, and (ii) improved utilization of property and equipment (i.e., capital efficiency). Both goals have a 0% to 200% performance scale; however, the ROIC goal accounts for 66% of the number of performance units that each NEO can earn and the capital efficiency goal accounts for the remaining 34% of performance units that can be earned. The performance targets and results for these goals may be adjusted, as appropriate, to take into account any unusual or unforeseen events that occur during the performance period.

2019 Proxy Statement	29

Compensation Discussion & Analysis

As soon as administratively practicable following the conclusion of the 3-year performance period on December 31, 2020, the weighted percentage earned for each goal will be determined, and the combined weighted percentage earned will then be multiplied by the number of performance units granted in 2018. This will result in a final number of earned and vested performance units, which will be settled in shares of our Common Stock, as set forth in the following calculation.

3-Year ROIC Achievement Percentage	+	ROIC Consistency Achievement Percentage	+	Relative TSR Achievement Percentage	x	ROIC / TSR Goal Weighting (66%)	=	ROIC / TSR Weighted Percentage Earned
+

				Capital Efficiency Achievement Percentage	x	Capital Efficiency Goal Weighting (34%)	=	Capital Efficiency Weighted Percentage Earned

Percentage of Performance Units Earned

ROIC IMPROVEMENT GOAL (WITH TSR MODIFIER)

For the ROIC performance goal, the Compensation Committee established targeted amounts that reward (i) consistent ROIC improvement during the 3-year performance period and (ii) relative TSR performance against a group of peer companies. The Compensation Committee believes that measuring improvement in ROIC is appropriate to assess the Company’s ability to create incremental return and value and determined that utilizing a 3-year average of annual ROIC performance will appropriately measure and reward consistently improved performance. The Compensation Committee believes this performance metric requires both income statement and balance sheet management and that achievement of the targeted ROIC will have a significant positive impact on both long-term financial performance and stockholder value creation. Additionally, the Compensation Committee views TSR as a metric that helps correlate NEO compensation with overall return to stockholders.

Consistent ROIC Improvement. Performance with respect to the ROIC improvement goal is measured based on both average ROIC during the 3-year performance period and consistent annual ROIC performance. ROIC for each year is calculated as net operating profit after tax, divided by average invested capital (and average invested capital for each year is determined by taking the average of invested capital at year-end and as of the prior year-end). For purposes of calculating ROIC, net operating profit after tax will be subject to the same adjustments included in the calculation of AIP Adjusted EBITDA set forth above, except that there will be no adjustment for acquisitions unless otherwise determined by the Compensation Committee.

With respect to average ROIC during the performance period, a payout begins to accrue only if average ROIC is greater than a threshold amount, which corresponds to actual ROIC for the year prior to the 3-year performance period. The Compensation Committee established the following performance/payout scale for assessing average ROIC improvement (average ROIC will be rounded to the nearest one tenth decimal place):

Percentage Improvement of ROIC Over Baseline	Achievement Percentage
0% or less	0%
1.2%	15%
2.5%	30%
4.9%	60%
6.1%	75%
8.0%	100%
10.0%	120%
11.2%	135%
12.4% or greater	150%

30

Compensation Discussion & Analysis

Additionally, consistent ROIC improvement over multiple years is rewarded, as an incremental payout can be earned if more than one annual ROIC measurements are greater than the threshold amount. The Compensation Committee established the following incremental payment percentage for ROIC consistency (annual ROIC will be calculated to the nearest one tenth decimal place in each performance year):

ROIC Consistency	Achievement Percentage
2 annual measurements with ROIC greater than threshold amount	20%
3 annual measurements with ROIC greater than threshold amount	40%
2 annual measurements at 6.1% ROIC improvement or above	50%
3 annual measurements at 6.1% ROIC improvement or above	75%

The maximum aggregate achievement percentage for the consistent ROIC improvement goal, including performance under both tables above, is capped at 150%.

TSR Modifier. Performance with respect to the TSR modifier is calculated based on the Company’s performance relative to the peer group for each of the twelve quarters during the 3-year performance period. The peer group utilized for measuring relative TSR performance is the same peer group used for its NEO compensation review during 2017 (the year prior to defining the payout curve) and is set forth below in Compensation Process; however, adjustments to the peer group may be made during the 3-year performance period to account for mergers, acquisitions, dispositions or other extraordinary events involving the peer companies.

TSR for both the Company and peer companies is calculated each quarter by determining the percentage appreciation or depreciation of stock price (utilizing the average closing price for the twenty consecutive trading days prior to the end of quarter), plus the value of dividends paid during the quarter. The Company’s percentile rank relative to the peer group is also established at the end of each quarterly period by evaluating performance from the beginning of the performance period (i.e., January 1, 2018) through that quarter end. The highest and lowest percentile ranks are then set aside and the remaining ten percentile ranks are averaged to determine the Company’s final average percentile rank.

The Compensation Committee believes this calculation of TSR prevents the overweighting of anomalous events at the beginning or end of the measurement period, whether they be positive or negative. The Compensation Committee also believes that quarterly evaluations are aligned with how stockholders evaluate management with respect to stockholder value creation. Further, the incremental payout associated with this TSR modifier begins to accrue only if the Company’s average relative TSR is above the 50th percentile of the peer group, as set forth below, which the Compensation Committee believes is the appropriate level of performance to justify a payout under this metric.

3-Year Relative TSR Percentile	Achievement Percentage
Below 50th percentile	0%
Between 50th and 75th percentile	50%
Above 75th percentile	75%

The achievement percentage with respect to the TSR modifier is then added to the achievement percentages (if any) earned with respect to the ROIC metric to determine the total achievement percentage for this goal. Despite the possibility that performance with respect to this goal could result in an achievement percentage greater than 200%, achievement is limited to 200%.

By way of example, if an achievement percentage of 120% is earned based on 3-year average ROIC improvement and an achievement percentage of 75% is earned for multi-year ROIC consistency and no achievement is earned based on TSR performance, the achievement percentage for this goal would be capped at 150%. Alternatively, if an achievement percentage of 150% is earned based on 3-year average ROIC improvement and an achievement percentage of 50% is earned for multi-year ROIC consistency, and an achievement percentage of 50% is earned for TSR performance, the total achievement percentage for this goal would be capped at 200%.

2019 Proxy Statement	31

Compensation Discussion & Analysis

PROPERTY AND EQUIPMENT UTILIZATION (CAPITAL EFFICIENCY)

For the property and equipment utilization (i.e., capital efficiency) goal, the Compensation Committee established a targeted 3-year average capital efficiency, with payouts to accrue only if the Company’s average capital efficiency for the performance period is greater than actual average capital efficiency for the 3-year period ending prior to the performance period. The Compensation Committee believes that improvement in capital efficiency supports the Company’s strategic objectives with respect to improved utilization of capital and equipment by operating units and the creation of stockholder value.

Capital efficiency for each year is calculated as year-end consolidated revenues, divided by total capital deployed, with total capital deployed consisting of gross capital expenditures, plus capitalization cost of all corporate-managed equipment leasing programs with an effective date within the applicable year. The calculation may include adjustments for items the Compensation Committee deems unforeseen or unusual, including but not limited to, results of acquisitions, change in accounting methods and the impact of foreign currency exchange rate fluctuations.

The Compensation Committee established the following performance/payout scale for the targeted improvement in capital efficiency (when attainment of the goal falls between the designated percentages in the table, the percentage of target incentive earned is determined by interpolation):

Percentage Improvement of Capital Efficiency Over Baseline	Achievement Percentage
0% or less	0%
1.2%	20%
2.5%	40%
3.8%	60%
5.2%	80%
6.5%	100%
7.1%	125%
7.8%	150%
8.5%	175%
9.1% or greater	200%

As stated above, the achievement percentage associated with the capital efficiency goal accounts for 34% of the overall achievement percentage used to determine the number of performance units that become earned and vest, with the remaining 66% of the overall achievement percentage attributable to the ROIC improvement goal (with TSR modifier).

RSU Component

The second component of the long-term incentive plan, which accounts for the remaining 30% or 40% of a participant’s target incentive opportunity under the plan, is payable in RSUs that vest in equal annual installments over the 3-year period following the date of grant (the “Long-Term RSU Component”). The Compensation Committee believes these time-based awards provide a concrete link between our NEOs’ compensation and the creation of stockholder value and encourage retention of our NEOs. Under the 2018 long-term incentive plan, the Compensation Committee approved the following award amounts:

Named Executive Officer	Long-Term RSU Component (Weighted %)	Target Long-Term RSU Component (Amount)	RSUs Granted(1)
Mr. Austin	30%	$1,650,000	46,716
Mr. Gregory	40%	$1,020,000	28,879
Mr. Jensen	40%	$726,000	20,555
Mr. Wayne	40%	$495,000	14,015
Mr. Morris	40%	$288,558	8,170
(1)	The number of RSUs granted is determined by dividing the dollar amount of the target Long-Term RSU Component by the average of the closing prices of Quanta’s Common Stock for the twenty consecutive trading days immediately preceding grant date.

32

Compensation Discussion & Analysis

Results for the 3-Year Performance Period Ended December 31, 2018

In February 2019, the Compensation Committee certified the results of the performance units granted under our 2016 long-term incentive plan (the “2016 Performance Units”). The 2016 Performance Units were subject to a 3-year performance period that ended December 31, 2018, and the number of units that could have become earned and vested ranged from 0% to a maximum of 200% of the number of performance units granted in 2016.

Performance measures for the 2016 Performance Units included: (i) the achievement of certain strategic initiatives, as measured by pre-tax income contributions, and (ii) improvement of ROIC. Each goal was judged on a 0% to 200% performance scale and was equally weighted when calculating overall Company performance for purposes of determining the number of earned performance units. The strategic initiatives measure included targeted pre-tax income contribution amounts (including contributions of certain acquisitions and investments) from growth initiatives relating to certain customers, service markets, industry sectors and geographic regions. The ROIC improvement measure set a target ROIC for the Company to achieve at the end of the 3-year performance period. ROIC for the 3-year performance period was then calculated as net operating profit after tax for the final year of the performance period, divided by average invested capital (determined by taking the average of invested capital at the end of the performance period and invested capital at the end of the prior year).

The Compensation Committee determined that pre-tax income contributions from strategic initiatives during the 3-year performance period ended December 31, 2018 was approximately $374.6 million, as compared to a target of $215.0 million, resulting in an achievement percentage of 200%. The Compensation Committee also determined that actual average ROIC over the 3-year performance period ended December 31, 2018 was 9.01%, as compared to a target ROIC of 8.78%, resulting in an achievement percentage of 108.1%. The combined weighted percentage achievement and final number of earned and vested 2016 Performance Units for each of our 2018 NEOs that were executive officers of Quanta in 2016 are as follows:

Named Executive Officer	Performance Units Granted in 2016 (Target Amount)	Combined Weighted Percentage Achievement	Performance Units Earned & Vested
Mr. Austin	99,417	154.1%	153,202
Mr. Jensen	29,373	154.1%	45,264
Mr. Morris	7,908	154.1%	12,186

Other Compensation and Benefits

We have provided all of our NEOs with an annual executive physical examination program, identity theft protection and monitoring services, and a $25,000 annual allowance that may be used for certain pre-approved perquisites, including tax planning, financial services or club membership dues, as well as other perquisites that may be approved by the Compensation Committee. Additionally, the Company provided the Chief Executive Officer with personal use of corporate aircraft for air travel, subject to an annual incremental cost limit of $100,000, without any tax gross-up or reimbursement. The dollar value of the perquisites provided to our NEOs are set forth in the 2018 All Other Compensation Table.

The Compensation Committee believes this annual perquisite package is reasonable and provides additional compensation to our NEOs that (i) enhances the competitiveness of our executive compensation program (allowance for club membership dues), (ii) increases their productivity and availability (professional assistance with tax and financial planning, Chief Executive Officer corporate aircraft usage) so they can focus on managing the Company’s business, and (iii) helps maintain their safety (identity theft protection and monitoring) and health (annual physical examinations). The Compensation Committee reviews the Company’s perquisites policy on a regular basis to consider whether, and to what extent, it may be appropriate to revise the treatment of or limit or discontinue particular perquisites.

Our NEOs also receive matching contributions from Quanta to their 401(k) accounts, consistent with all other employees participating in Quanta’s 401(k) plan. Quanta matches 100% of an NEO’s pre-tax contributions up to the first 3% of such NEO’s base salary. Thereafter, Quanta matches 50% of an NEO’s pre-tax contributions up to the next 3% of such NEO’s base salary. All matching contributions are subject to certain limits as determined by law.

2019 Proxy Statement	33

Compensation Discussion & Analysis

Deferred Compensation Plan

Under a nonqualified deferred compensation plan maintained by Quanta, certain employees, including the NEOs, are permitted to voluntarily defer receipt of up to 75% of base salary and up to 100% of other cash compensation and/or settlement of performance units and RSUs. In addition, for each plan year, a plan participant who defers the maximum amount permitted by law under Quanta’s 401(k) plan is credited with an employer matching contribution in the deferred compensation plan equal to the difference between (i) 100% of the first 3% of the compensation deferred under the plan, plus 50% of the next 3% of the compensation deferred under the plan, and (ii) the maximum matching contribution that could be contributed on behalf of the participant under Quanta’s 401(k) plan. Matching contributions vest immediately. Quanta may also make discretionary contributions to the deferred compensation plan, subject to a vesting schedule determined by Quanta at the time of the contribution, provided that vesting accelerates upon a change in control and the participant’s death or retirement. All matching and discretionary employer contributions, whether vested or not, are forfeited upon a participant’s termination of employment for cause or upon the participant engaging in competition with Quanta.

Performance units and RSUs that are deferred may be settled only in Quanta Common Stock. The deferred compensation plan permits participants to allocate deferred cash amounts among a group of notional accounts that mirror the gains and/or losses of various investment alternatives. These notional accounts do not provide for above-market or preferential earnings. Each participant may direct investments of the individual accounts set up for the participant under the plan and may make changes in the investments as often as daily. Since each executive officer may choose the investment alternative and may change their allocations from time to time, the return on the investment depends on how well each underlying investment fund performed during the time the executive officer chose it as an investment vehicle. The obligation to pay the balance of each participant’s account is at all times an unsecured obligation of the Company.

Generally, participants receive distributions of deferred amounts upon the earlier of separation from service, the occurrence of a disability, or a specified date (selected at the time of the deferral). Participants may elect to receive distributions in a lump sum or installments, and, in some cases, may elect to delay distribution upon termination of employment for up to five years. Participants are also permitted to withdraw all or a portion of their deferred amounts in the event of an unforeseeable financial emergency. Quanta reserves the right to amend or terminate the plan at any time and for any reason.

A participant’s deferral elections must be renewed each year, and elections cannot be revoked or changed during the year. During 2018, all NEOs elected to defer a portion of their base salary, annual incentive plan awards, and/or long-term incentive plan awards. During 2018, Quanta made matching contributions but no discretionary contributions. For additional information on these contributions, see the 2018 Nonqualified Deferred Compensation Table.

Stock Ownership Guidelines

Our Governance and Nominating Committee has established minimum stock ownership guidelines for executive officers, with the goal of promoting equity ownership and aligning our executive officers’ interests with our stockholders. The ownership guidelines are currently established at the following minimum levels:

Position	Guideline
Chief Executive Officer	5 x base salary
Chief Operating Officer	4 x base salary
Chief Financial Officer	3 x base salary
General Counsel	3 x base salary
Other Executive Officers	1 x base salary

The dollar value obtained is then divided by the average closing price of Quanta Common Stock during the immediately preceding 12 months as reported by the NYSE to calculate the number of shares to be held by each executive officer. For purposes of determining compliance, the number of shares of Quanta’s Common Stock that an individual is expected to own is calculated as of December 31st of each year, using the individual’s then current base salary and the stock ownership multiple applicable to such executive officer as of such date. Once calculated, the number of shares that an individual is expected to own remains in effect, regardless of intervening compensation increases, promotions or stock price fluctuations, until December 31st of the following year, at which time a new calculation and compliance assessment will be made. Once an individual is determined to be in compliance with the ownership guidelines as of the annual assessment date, the individual is deemed to remain in compliance as long as he maintains ownership of at least the same number of shares required as of the previous annual assessment date.

34

Compensation Discussion & Analysis

Each executive officer is expected to attain the applicable stock ownership under the guidelines within five years following the later of (i) the first annual assessment with respect to such individual or (ii) the first annual compliance assessment at which a higher stock ownership multiple becomes applicable to such individual. The five-year phase-in period is intended to permit gradual accumulation of the required ownership and ratable forward progress is expected during the period. Under the guidelines, shares held by a person or entity related to or controlled by the executive officer, as well as unvested RSUs and vested equity awards deposited into a deferred compensation arrangement, are included in the calculation of such individual’s ownership.

As of December 31, 2018, all of our executive officers were in compliance with the requirements of our stock ownership guidelines, either by exceeding the prescribed ownership level or making ratable progress toward the prescribed ownership level within the five-year accumulation period.

Pledging, Hedging and Other Transactions in Quanta Securities

Our insider trading policy (among other things) prohibits directors and executive officers of Quanta from pledging Quanta securities as collateral for a loan unless the individual provides reasonable assurance of the financial capacity to repay the loan without resorting to the pledged securities and obtains pre-clearance of the pledge by a management committee or the Governance and Nominating Committee of the Board. Transactions by directors and executive officers in Quanta’s securities involving short sales, puts, calls or other derivative securities, on an exchange or in any other organized market, are prohibited. Directors and executive officers are also prohibited from entering into hedging, monetization transactions or similar arrangements involving Quanta securities, such as prepaid variable forwards, forward sale contracts, equity swaps, collars, zero-cost collars and other derivative transactions. We believe these prohibitions ensure that levels of stock ownership in accordance with our stock ownership guidelines are effective in aligning each individual’s interests with those of our stockholders.

Clawback Policy

A clawback provision is incorporated in our 2018 annual and long-term incentive plans, which permits the Compensation Committee to recover certain incentive compensation from certain executive officers and other key employees where the payment was based upon the achievement of financial results that were later the subject of a restatement or otherwise subject to recovery under any law, government regulation, order or stock exchange listing requirement. Based on its review and judgment, the Compensation Committee may seek to recover any amount that it determines was received inappropriately by these individuals.

Additionally, the Compensation Committee adopted a standalone Quanta Services, Inc. Clawback Policy in March 2019, which permits the Board (or an appropriate Board committee) to recover bonus, incentive or equity-based incentive compensation from executive officers and certain other key employees of Quanta and its subsidiaries. In order for compensation to be recoverable, the following conditions must be satisfied:

●	the individual must have engaged in or benefited from intentional or unlawful misconduct that materially contributed to a restatement of the Company’s financial statements due to material non-compliance with any financial reporting requirements under federal securities laws (other than a change in financial accounting rules);
●	as a result of the restatement, a performance measure or target that was a material factor in determining the amount of compensation previously earned was restated; and
●	the Board determines, in its discretion, that a lower amount of compensation would have been paid based on the restated financial results.

In making a determination, the Board may take into account such other considerations it deems appropriate, including, among other things, the likelihood of success in seeking reimbursement or forfeiture and whether the expense of seeking the reimbursement or forfeiture is likely to exceed the amount recovered, and the Board’s determinations need not be uniform with respect to all individuals covered by the policy. The policy applies to all compensation paid after adoption of the policy and during the three-year period prior to disclosure of a restatement; however, it does not apply with respect to a restatement following a change in control (as defined in the applicable equity incentive plan).

2019 Proxy Statement	35

Compensation Discussion & Analysis

Employment Agreements

Quanta is currently a party to employment agreements with all of its NEOs (each an “Employment Agreement”). Under the terms of our Employment Agreements, the executive is entitled to payments and benefits upon the occurrence of specified events, including termination of employment or change in control of Quanta. The specific terms of these arrangements, as well as an estimate of the compensation that would have been payable had they been triggered as of fiscal year-end, are described in Executive Compensation – Potential Payments upon Termination or Change in Control. The termination provisions of the employment agreements provide these individuals with a fixed amount of compensation upon termination as an inducement to offset the potential risk of leaving their prior employer or foregoing other opportunities in order to join or maintain employment with us. At the time of entering into these agreements, the Compensation Committee considered our aggregate potential obligations in the context of the desirability of hiring or maintaining the employment of the individual and the expected compensation upon joining or maintaining employment with us. The Employment Agreements do not contain excise tax gross-up provisions.

Indemnification Agreements

We have indemnification agreements with each of our directors and executive officers, in part to enable us to attract and retain qualified directors and executive officers. These agreements require us, among other things, to indemnify such persons against certain liabilities that may arise by reason of their status or service as directors or officers, to advance their expenses for proceedings for which they may be indemnified (and in responding to discovery requests for any covered proceeding), and to cover such person under any directors’ and officers’ liability insurance policy that we may maintain from time to time. These agreements are intended to provide indemnification rights to the fullest extent permitted under applicable Delaware law and are in addition to any other rights our directors and executive officers may have under our certificate of incorporation and bylaws and applicable law.

Risk Considerations in Our Compensation Program

The Compensation Committee has discussed the concept of risk as it relates to our compensation program for 2018 and does not believe our compensation program encourages excessive or inappropriate risk taking for the following reasons:

●	The Compensation Committee structures executive compensation at the senior leadership level to consist of both fixed and variable compensation. The base salaries of senior leadership are typically set at market levels and are designed to provide a steady income so that senior leadership does not feel pressured to focus exclusively on stock price performance to the detriment of other important business metrics. The variable portions of compensation are generally designed to reward both short-term and long-term performance as measured under several financial and operational performance metrics. Additionally, RSUs generally vest over three years in equal annual installments, which the Compensation Committee believes encourages senior leadership to focus on sustained stock appreciation and promotes retention. The Compensation Committee believes that the variable elements of compensation are a sufficient percentage (generally at or more than 60%) of overall compensation to motivate superior short-term and long-term corporate results, while the fixed element is also sufficiently high that senior leadership is not encouraged to take unnecessary or excessive risks in doing so.
●	The Compensation Committee believes the financial and operational performance measures for determining cash payouts or equity earned under our incentive plans are aligned with Quanta’s short-term and long-term operating and strategic plans and that the targets for those measures are set at challenging, but appropriate, levels that do not encourage unnecessary or excessive risk taking.
●	The Compensation Committee believes that the usage of complementary financial performance metrics, including AIP Adjusted EBITDA and AIP Adjusted EBITDA margin, prevent management from focusing on the generation of revenues at the expense of profit.
●	The Board has adopted stock ownership guidelines for our executive officers, which the Compensation Committee believes provide a considerable incentive for management to consider Quanta’s long-term interests because a meaningful portion of their personal investment portfolio consists of Quanta Common Stock.

36

Compensation Discussion & Analysis

●	The Board has adopted a prohibition on hedging the economic risk of ownership of Quanta Common Stock applicable to our executive officers, reinforcing the alignment of our management’s long-term interests with those of our stockholders.
●	Compensation at the corporate management, corporate staff and operating unit management levels also consists of both fixed and variable compensation. The fixed or base salary portion of compensation is typically set at competitive market levels. The variable portions of compensation are generally designed to reward employees based on Company and individual performance and align with the Company performance metrics utilized for executive compensation. For example, with respect to corporate management, annual cash incentive plan awards are based on the same financial performance goals applicable to executive compensation, and long-term equity incentive awards are based on a number of factors, including individual performance as determined by senior leadership. With respect to operating unit management, annual cash incentive plan awards are based on financial performance of the applicable operating unit, and long-term equity incentive compensation is based on both financial performance and achievement of proactive safety objectives. Overall, these programs are structured to help ensure that compensation incentives throughout the organization are aligned. Additionally, equity awards under these plans generally vest in three equal annual installments to promote retention and align interests throughout Quanta’s decentralized structure.
●	The Compensation Committee retains sole discretion to adjust incentive awards or targets in order to align payouts and potential payouts with performance.
●	Individual awards are capped under our incentive plans, which the Compensation Committee believes mitigates excessive risk taking. Therefore, even if the Company dramatically exceeds its performance goals, awards are limited.
●	Quanta maintains internal controls over the measurement and calculation of performance goals, which are designed to prevent manipulation. In addition, all employees are required to comply with our Code of Ethics and Business Conduct, which covers, among other things, accuracy of books and records.
●	Quanta has included a clawback provision under each of its incentive plans, and recently adopted a standalone clawback policy, that allows us to recover certain incentive compensation from officers and key employees of Quanta and its subsidiaries based upon the achievement of certain Company financial results that were subsequently the subject of a restatement.

Compensation Process

Role of Compensation Consultant

The Compensation Committee Charter grants to the Compensation Committee the authority to retain, at Quanta’s expense, compensation consultants, outside legal counsel and other advisors, and to approve their fees. These advisors report directly to the Compensation Committee. During 2018, in connection with approving prospective base salary rates and target incentives for certain executive officers, the Compensation Committee independently retained Deloitte Consulting LLP (“Deloitte Consulting”) to examine our executive compensation program and pay practices and the competitiveness of our executive compensation program relative to public company peer group data. The Compensation Committee approved the following companies, which we refer to as our “peer group,” for the purpose of obtaining competitive data for the benchmarking study referenced above:

AECOM	Flowserve Corp.	KBR, Inc.
Baker Hughes Incorporated	Fluor Corporation	MasTec, Inc.
Chicago Bridge & Iron Company N.V.	TechnipFMC plc	Oceaneering International, Inc.
(now McDermott International Inc.)	Granite Construction Incorporated	Tutor Perini Corporation
EMCOR Group, Inc.	Jacobs Engineering Group Inc.	Weatherford International plc

These companies were chosen based on (i) market competition, including companies that compete with Quanta for customers, executive talent and investors, (ii) organization size, with financial characteristics such as revenues or market capitalization similar to those of Quanta, and (iii) industry, including companies in the heavy construction industry and companies that serve pipeline, industrial or power transmission companies. The Compensation Committee may periodically update the companies in future compensation studies as a result of mergers, acquisitions, new publicly traded companies and other changes, using the criteria outlined above. The Compensation Committee also retained Frederick W. Cook & Co., Inc. (“FW Cook”) during 2018, and FW Cook provided additional analyses related to the implementation of the 2018 executive compensation program.

2019 Proxy Statement	37

Compensation Discussion & Analysis

Compensation studies assist the Compensation Committee in establishing the overall compensation practices that are consistent with our philosophy and guiding principles on executive compensation. Although these studies provide important data, the Compensation Committee uses such studies only as a point of reference and not as a determinative factor for structuring and determining the amount of our NEOs’ compensation. The Compensation Committee also exercises discretion in its use of these studies, and the studies do not supplant the significance of individual and company performance that the Compensation Committee considers when making compensation decisions.

Management’s Role in the Compensation-Setting Process

Our Chief Executive Officer plays an important role in setting the compensation of our NEOs (other than himself). Our Chief Executive Officer, after taking into account input from other members of management, makes recommendations to the Compensation Committee, but the Compensation Committee has final authority and complete discretion in ultimately determining and setting NEO compensation plans, goals, incentive targets, salaries and cash and equity incentive awards.

At the beginning of each fiscal year, our Chief Executive Officer meets with the Compensation Committee to propose Quanta’s overall financial and operational performance targets for the incentive plans for the current annual and long-term performance periods. The Compensation Committee reviews these performance targets, considering the appropriate range for potential payment and other factors, and adjusts them as it deems appropriate. The Compensation Committee then approves the performance targets for the current fiscal year’s incentive plans.

Following the end of the fiscal year, the Compensation Committee evaluates financial and operational performance relative to the approved performance targets to determine the payouts under our incentive plans, including the prior fiscal year’s incentive plans and any earned and vested awards associated with performance periods completed during the prior fiscal year. At the request of the Compensation Committee, our Chief Executive Officer and certain other members of management also participate in the Compensation Committee’s review and provide detailed reports on, among other things, actual performance relative to company performance targets. These reports also include the elements of the targeted compensation so that the Compensation Committee may analyze each compensation element included in the compensation mix and the total amount of targeted compensation for each NEO. The Compensation Committee considers these evaluations in determining payouts to be made, if any, under the incentive plans.

Consideration of Say-on-Pay Results

The Compensation Committee considered the results of the 2018 advisory “say-on-pay” proposal when discharging its responsibilities. Because over 98% of our stockholders voted to approve the compensation of our NEOs, the Compensation Committee did not implement changes to our program as a result of the stockholder advisory vote. However, the Compensation Committee will continue to evaluate and adjust Quanta’s executive compensation program to ensure that it remains consistent with Quanta’s guiding principles.

Equity Award Grant Practices

The Compensation Committee meets during the first few months of each fiscal year to, among other things, grant equity awards, including equity awards to our NEOs. The timing of this meeting allows the Compensation Committee to review complete financial results for the prior fiscal year when evaluating company performance. The Compensation Committee may, in its discretion, also grant awards throughout the year, including in connection with the hiring of a new executive officer or the promotion of an employee to an executive officer position.

During 2018, the Compensation Committee granted performance units and RSUs, all of which were granted under the 2011 Omnibus Plan and are set forth in the 2018 Grants of Plan-Based Awards Table. Generally, the number of RSUs and performance units we grant is determined by dividing the aggregate dollar amount intended to be awarded by the average closing price of Quanta’s Common Stock for the twenty consecutive trading days immediately preceding the date of grant. RSUs and performance units are generally settled in our Common Stock upon vesting. It is not the intention of the Compensation Committee to time the granting of any awards under our incentive plans, including those made to newly hired or newly promoted executive officers, with the release of any material, non-public information.

38

Compensation Discussion & Analysis

Impact of Regulatory Requirements on Our Executive Compensation Decisions

Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “Code”) limits a company’s ability to deduct compensation paid in excess of $1 million during any fiscal year to each of certain executive officers. Prior to the passage of the Tax Cuts and Jobs Act of 2017 (the “Tax Act”), “qualified performance-based compensation” was exempt from the limitations on deductibility imposed by Section 162(m). The Tax Act repealed such exemption, effective for taxable years beginning after December 31, 2017, such that compensation paid to our NEOs in excess of $1 million in 2018 and future years will not be exempt from the limitations on deductibility. In addition, under the Tax Act, compensation paid to our NEOs in excess of $1 million in 2018 and future years under compensation plans in effect prior to passage of the Tax Act will not be exempt from the limitations on deductibility unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017.

The Compensation Committee made efforts to structure certain compensation under the 2017 annual incentive plan, 2017 long-term incentive plan and prior year compensation plans in a manner intended to be “qualified performance-based compensation” exempt from the limitations on deductibility imposed by Section 162(m). While there are certain ambiguities and uncertainties as to the application and interpretation of the transition relief under the Tax Act, to the extent practicable, Quanta intends to preserve future deductions related to existing compensation arrangements that are eligible for transition relief. Additionally, while the Compensation Committee considers accounting and tax implications of its compensation decisions, other important considerations may outweigh tax or accounting considerations and the Compensation Committee reserves the right to establish compensation arrangements that may not be fully tax deductible under applicable tax laws.

Conclusion

We believe our total executive compensation program is designed to pay for performance. It aligns the interests of our executive officers with those of our stockholders and provides executive officers with the necessary motivation to maximize the long-term operational and financial performance of Quanta, while using sound financial controls and high standards of integrity. We also believe that total compensation for each executive officer should be, and is, commensurate with the execution of specified short- and long-term operational, financial and strategic objectives. We believe that the quality of our executive compensation program will continue to be reflected in positive long-term operational, financial and stock-price performance.

2019 Proxy Statement	39

2018 Compensation Tables

2018 Summary Compensation Table

The following table sets forth the compensation paid or accrued by Quanta in the last three fiscal years to our NEOs:

			Stock Awards			Non-Equity Incentive Plan Compensation(4) ($)	Change in Pension Value and NQDC Earnings(5) ($)	All Other Compensation(6) ($)	Total(7) ($)
Name and Principal Position	Year	Salary ($)	Performance Units(1) ($)	RSUs(2) ($)	Total(3) ($)
Earl C. (Duke) Austin, Jr.(8) President, Chief Executive Officer and Chief Operating Officer	2018	1,100,002	3,754,063	1,608,899	5,362,962	2,156,880	–	188,360	8,808,204
	2017	1,075,000	3,733,794	1,600,218	5,334,012	2,119,920	–	207,725	8,736,657
	2016	979,924	2,248,813	2,095,471	4,344,284	975,600	–	121,702	6,421,510
Paul C. Gregory(9) Chief Strategy Officer and President – Pipeline and Industrial Division	2018	850,001	1,491,872	994,593	2,486,465	1,527,790	–	65,892	4,930,148
	2017	850,000	1,483,808	1,472,978	2,956,786	1,501,610	–	70,391	5,378,787

Derrick A. Jensen Chief Financial Officer	2018	660,001	1,061,854	707,914	1,769,768	1,186,284	–	102,293	3,718,346
	2017	645,000	1,056,149	704,087	1,760,236	1,165,956	–	101,647	3,672,839
	2016	600,000	664,417	664,417	1,328,834	487,800	–	66,317	2,482,951
Donald C. Wayne(10) Executive Vice President and General Counsel	2018	537,501	723,998	482,677	1,206,675	808,830	–	77,348	2,630,354
	2017	314,424	557,253	650,092	1,207,345	722,700	–	7,940	2,252,409
Jesse E. Morris(11) Executive Vice President – Finance and President – Infrastructure Solutions	2018	480,930	422,062	281,375	703,437	785,840	–	57,068	2,027,275
	2017	477,998	419,780	279,841	699,621	772,374	–	57,764	2,007,757
	2016	466,900	178,879	178,879	357,758	343,314	–	54,153	1,222,125
(1)

The amounts shown reflect the aggregate grant date fair value (based on the closing price of Quanta’s Common Stock on the date of grant) of performance units granted during the fiscal years ended December 31, 2018, 2017 and 2016, calculated in accordance with FASB ASC Topic 718. The value ultimately realized by the NEO upon actual vesting of the awards may or may not be equal to this determined value. Performance units generally vest upon completion of a 3-year performance period, with the amount that vests based on the achievement of certain company financial targets. The final amount of earned performance units can range from 0% to a maximum of 200% (assuming the highest level of performance) of the amount of unearned performance units granted, and upon settlement shares of Common Stock are issued for each earned performance unit. Assumptions used in the valuations are discussed in Note 12 to the Company’s audited consolidated financial statements for the year ended December 31, 2018 in its Annual Report on Form 10-K. Performance unit award agreements give holders the right to receive dividend equivalent payments equal to any dividends paid on Common Stock, payable at settlement of any earned performance units. The value of all outstanding contingent performance unit awards as of December 31, 2018 if the highest level of performance conditions were to be achieved, and using the closing price of Quanta’s Common Stock as of the date of grant, would be as follows: for Mr. Austin, $14,975,714; for Mr. Gregory, $5,951,360; for Mr. Jensen, $4,236,006; for Mr. Wayne, $2,562,502; and for Mr. Morris, $1,683,684. Performance units are described in further detail in Compensation Discussion & Analysis – Executive Compensation Decisions for 2018 – Long-Term Incentive Plan and the number of earned and vested performance units for the 2016 – 2018 performance period are set forth in Compensation Discussion & Analysis –Executive Compensation Decisions for 2018 – Results for the 3-Year Performance Period Ended December 31, 2018.

(2)

The amounts shown reflect the aggregate grant date fair value (based on the closing price of Quanta’s Common Stock on the date of grant) of RSUs granted, calculated in accordance with FASB ASC Topic 718. The value ultimately realized by the NEO upon the actual vesting of the awards may or may not be equal to this determined value. Amounts for 2018 reflect RSUs granted during 2018 to all of the NEOs under Quanta’s 2018 long-term incentive plan. The RSUs granted in 2018 vest over three years in equal installments commencing in the year following the grant date year, assuming the NEO continues to meet the requirements for vesting. RSU award

40

Executive Compensation

agreements give holders the right to receive dividend equivalent payments equal to any dividends paid on Common Stock. For further discussion of these equity-based awards, please read Compensation Discussion & Analysis – Executive Compensation Decisions for 2018 – Long-Term Incentive Plan.

(3)	The amounts shown reflect the total of the previous two columns – Performance Units and RSUs.
(4)

The amounts shown for 2018 represent the dollar value of cash incentive awards earned under Quanta’s 2018 annual incentive plan. For further details regarding such plan, see Compensation Discussion & Analysis – Executive Compensation Decisions for 2018 – Annual Incentive Plan. The cash incentives reflected in the table were earned during the years indicated, but were paid in the first quarter of the following year.

(5)

NQDC refers to nonqualified deferred compensation. Quanta’s NQDC plan does not pay above-market or preferential earnings and is described in Compensation Discussion & Analysis – Executive Compensation Decisions for 2018 – Deferred Compensation Plan.

(6)

The amounts reflected for fiscal year 2018 are identified in the 2018 All Other Compensation Table below. For additional detail on the perquisites provided to Quanta’s executive officers, see Compensation Discussion & Analysis – Executive Compensation Decisions for 2018 – Other Compensation and Benefits.

2018 ALL OTHER COMPENSATION TABLE

Name	401(k) Matching Contribution(a) ($)	Perquisites Policy Items(b) ($)	Company Contributions to NQDC Plan(c) ($)	Other(d) ($)	Total ($)
Mr. Austin	12,375	41,737	133,960	288	188,360
Mr. Gregory	12,375	20,360	31,875	1,282	65,892
Mr. Jensen	12,375	19,147	70,483	288	102,293
Mr. Wayne	12,375	18,219	44,316	2,438	77,348
Mr. Morris	12,375	–	44,405	288	57,068
(a)	Represents Quanta’s matching contributions to the NEO’s 401(k) account.
(b)

Represents the following: (i) for Mr. Austin, $27,627 for personal usage of corporate aircraft and reimbursement of $14,110 for club membership dues; (ii) for Mr. Gregory, reimbursement of $4,000 for tax planning and financial services and $16,360 for club membership dues; (iii) for Mr. Jensen, reimbursement for financial planning services; and (iv) for Mr. Wayne, reimbursement of $4,500 for tax planning and financial services and $13,719 for club membership dues. The incremental cost for usage of corporate aircraft is calculated based on the direct variable costs of the flight, and fixed costs that do not change based on the personal usage of the aircraft are excluded from the calculation. Additionally, family members of NEOs occasionally fly on Quanta’s corporate aircraft when it is flying to a destination for a business purpose. In those cases, there is no incremental cost to Quanta, and as a result, no amount is reflected in the table.

(c)

Represents Quanta’s matching contributions under the nonqualified deferred compensation plan that would have been allocated to the NEO’s 401(k) plan account, but for applicable limits under the Internal Revenue Code. For additional information on these contributions and other potential contributions by Quanta, see Compensation Discussion & Analysis – Executive Compensation Decisions for 2018 – Deferred Compensation Plan.

(d)

For all NEOs, represents payment for identity theft protection and monitoring services, and for Messrs. Gregory and Wayne, represents reimbursements for physical examinations under Quanta’s executive physical program.

(7)	The amounts shown reflect the sum of the following columns: Salary, Stock Awards – Total, Non-Equity Incentive Plan Compensation, Change in Pension Value and NQDC Earnings, and All Other Compensation.
(8)	Effective March 14, 2016, Mr. Austin was appointed as President and Chief Executive Officer of Quanta. Mr. Austin also retained his title of Chief Operating Officer.
(9)	Effective January 1, 2017, Mr. Gregory was appointed as Chief Strategy Officer and President – Pipeline and Industrial Division of Quanta. Prior to his appointment, he was not an NEO of Quanta.
(10)	Effective May 15, 2017, Mr. Wayne was appointed as Executive Vice President and General Counsel of Quanta. Prior to his appointment, he was not an NEO of Quanta.
(11)	Effective August 22, 2018, Mr. Morris was appointed as Executive Vice President – Finance. Mr. Morris also retained his title of President – Infrastructure Solutions.

2019 Proxy Statement	41

Executive Compensation

2018 Grants of Plan-Based Awards Table

The following table sets forth information concerning annual cash incentive awards for 2018 and equity-based incentive awards granted during 2018 to each of the NEOs under Quanta’s non-equity and equity incentive plans.

			Grant Type(1)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Possible Payments Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)		Grant Date Fair Value of Stock and Option Awards(4) ($)
Name	Grant Date	Incentive Plan		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mr. Austin	–	2018 AIP	–	–	1,320,000	2,640,000	–	–	–	–		–
	2/28/18	2018 LTIP	PU	–	–	–	–	109,003	218,006	–		3,754,063
	2/28/18	2018 LTIP	RSU	–	–	–	–	–	–	46,716	(5)	1,608,899
Mr. Gregory	–	2018 AIP	–	–	935,000	1,870,000	–	–	–	–		–
	2/28/18	2018 LTIP	PU	–	–	–	–	43,318	86,636	–		1,491,872
	2/28/18	2018 LTIP	RSU	–	–	–	–	–	–	28,879	(5)	994,593
Mr. Jensen	–	2018 AIP	–	–	726,000	1,452,000	–	–	–	–		–
	2/28/18	2018 LTIP	PU	–	–	–	–	30,832	61,664	–		1,061,854
	2/28/18	2018 LTIP	RSU	–	–	–	–	–	–	20,555	(5)	707,914
Mr. Wayne	–	2018 AIP	–	–	495,000	990,000	–	–	–	–		–
	2/28/18	2018 LTIP	PU	–	–	–	–	21,022	42,044	–		723,998
	2/28/18	2018 LTIP	RSU	–	–	–	–	–	–	14,015	(5)	482,677
Mr. Morris	–	2018 AIP	–	–	480,930	961,860	–	–	–	–		–
	2/28/18	2018 LTIP	PU	–	–	–	–	12,255	24,510	–		422,062
	2/28/18	2018 LTIP	RSU	–	–	–	–	–	–	8,170	(5)	281,375
(1)	Types of awards include RSUs and performance units (“PUs”).
(2)

The amounts shown in the “2018 AIP” rows represent target and maximum awards that could be earned by the NEOs under the 2018 annual incentive plan based on 2018 base salary rates. There is no threshold award amount applicable to the 2018 annual incentive plan. For further details regarding this plan, see Compensation Discussion & Analysis – Executive Compensation Decisions for 2018 – Annual Incentive Plan. Actual payouts under the 2018 annual incentive plan were finally determined in February 2019 and are reflected in the Non-Equity Incentive Plan Compensation column of the 2018 Summary Compensation Table.

(3)

The amounts shown represent the number of shares of Common Stock that could be earned with respect to performance units granted under the 2018 long-term incentive plan. The number of performance units that will become earned and vest, and the resulting number of shares of Common Stock to be issued, will be determined as soon as administratively practicable after completion of the 3-year performance period ending December 31, 2020, and the number of shares can range from 0% to a maximum of 200% of the target number. Performance units are described in further detail under Compensation Discussion & Analysis – Executive Compensation Decisions for 2018 – Long-Term Incentive Plan.

(4)

The amounts shown reflect the aggregate grant date fair value (based on the closing price of Quanta’s Common Stock on the date of grant) of RSUs or performance units granted during the fiscal year ended December 31, 2018 to the NEOs, calculated in accordance with FASB ASC Topic 718. With respect to the RSUs granted under the 2018 long-term incentive plan, awards vest in three equal annual installments, assuming the NEO continues to meet the requirements for vesting, and the initial vesting occurred in the first quarter of 2019. With respect to the performance units granted under the 2018 long-term incentive plan, the amount represents the grant date fair value of the target award. The number of performance units that will become earned and vest, and the resulting number of shares of Common Stock to be issued, can range from 0% to a maximum of 200% of the target number. These awards are described in further detail under Compensation Discussion & Analysis – Executive Compensation Decisions for 2018 – Long-Term Incentive Plan. The value ultimately realized by the NEO upon the actual vesting of the RSU and performance unit awards may not be equal to this determined value.

(5)

The amounts shown represent the number of RSUs that were granted under the 2018 long-term incentive plan. The RSUs awarded vest over three years in equal annual installments, assuming the NEO continues to meet the requirements for vesting, and the initial vesting occurred in the first quarter of 2019. For further details regarding the 2018 long-term incentive plan and its components, see Compensation Discussion and Analysis – Executive Compensation Decisions for 2018 – Long-Term Incentive Plan.

42

Executive Compensation

Outstanding Equity Awards at 2018 Fiscal Year-End

The following table reflects RSUs classified as unvested as of December 31, 2018 and unearned/unvested performance units with performance periods ending subsequent to December 31, 2018 for each of the NEOs. The table assumes a market value of $30.10 per share, the closing price of Quanta’s Common Stock on December 31, 2018.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(1) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units Or Other Rights That Have Not Vested(2) ($)
Mr. Austin	106,977(3)	3,220,008	211,834	6,376,203
Mr. Gregory	73,098(4)	2,200,250	84,183	2,533,908
Mr. Jensen	43,274(5)	1,302,547	59,919	1,803,562
Mr. Wayne	27,872(6)	838,947	38,837	1,168,994
Mr. Morris	15,944(7)	479,914	23,816	716,862
(1)	The amounts shown represent the number of shares of Common Stock that could be earned with respect to performance units granted under the long-term incentive plans for 2017 and 2018, assuming the target number is earned and vested. The number of performance units that will become earned and vest, and the resulting number of shares of Common Stock to be issued, will be determined as soon as administratively practicable after completion of the 3-year performance periods, ending December 31, 2019, and December 31, 2020, respectively, and the number of shares can range from 0% to a maximum of 200% of the target number. Performance units are described in further detail under Compensation Discussion & Analysis – Executive Compensation Decisions for 2018 – Long-Term Incentive Plan.
(2)	The amounts shown represent the value of shares of Common Stock that could be earned with respect to performance units assuming the target number is earned and vested.
(3)	Includes unvested awards of RSUs covering (i) 61,141 shares that vested on February 28, 2019; (ii) 30,263 shares that vest on February 28, 2020; and (iii) 15,573 shares that vest on February 28, 2021.
(4)	Includes unvested awards of RSUs covering (i) 26,298 shares that vested on February 28, 2019; (ii) 14,135 shares that vest on May 28, 2019; (iii) 23,038 shares that vest on February 28, 2020; and (iv) 9,627 shares that vest on February 28, 2021.
(5)	Includes unvested awards of RSUs covering (i) 23,106 shares that vested on February 28, 2019; (ii) 13,316 shares that vest on February 28, 2020; and (iii) 6,852 shares that vest on February 28, 2021.
(6)	Includes unvested awards of RSUs covering (i) 8,629 shares that vested on February 28, 2019; (ii) 2,969 shares that vest on May 28, 2019; (iii) 8,632 shares that vest on February 28, 2020; (iv) 2,970 shares that vest on May 28, 2020; and (v) 4,672 shares that vest on February 28, 2021.
(7)	Includes unvested awards of RSUs covering (i) 7,927 shares that vested on February 28, 2019; (ii) 5,293 shares that vest on February 28, 2020; and (iii) 2,724 shares that vest on February 28, 2021.

2019 Proxy Statement	43

Executive Compensation

2018 Option Exercises and Stock Vested Table

The following table reflects certain information regarding the vesting of equity awards by each of our NEOs related to the 2018 fiscal year:

	Stock Awards
Name	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(2) ($)
Earl C. (Duke) Austin, Jr.	209,224(3)	7,473,687
Paul C. Gregory	96,152(4)	3,437,713
Derrick A. Jensen	69,068(5)	2,462,238
Donald C. Wayne	6,926(6)	244,319
Jesse E. Morris	19,424(7)	691,950
(1)	Shares acquired on vesting include shares associated with RSU awards for which restrictions lapsed during fiscal year 2018 and the number of shares of Common Stock that became earned and vested with respect to performance units granted under the long-term incentive plan for 2016, as determined by the Compensation Committee after completion of the 3-year performance period ended December 31, 2018.
(2)	The value realized reflects the value as of the date of the vesting of an RSU or performance unit award. The actual value ultimately realized by the NEO may be more or less than the value realized as calculated in the above table, depending on whether and when the NEO held or sold the stock and whether the NEO elected to defer all or a portion of the award pursuant to the nonqualified deferred compensation plan maintained by Quanta, as further described in Compensation Discussion & Analysis – Executive Compensation Decisions for 2018 – Deferred Compensation Plan. The amount of awards deferred by each NEO is set forth in footnote 1 to the 2018 Nonqualified Deferred Compensation Table.
(3)	Includes (i) 56,022 shares that vested on February 28, 2018 (the market value of Quanta’s Common Stock as of 12:01 a.m. on that date was $35.04 per share) and (ii) 153,202 shares associated with earned performance units for the 3-year performance period ended December 31, 2018 that vested on February 28, 2019 (the market value of Quanta’s Common Stock as of 12:01 a.m. on that date was $35.97 per share).
(4)	Includes (i) 16,671 shares that vested on February 28, 2018, (ii) 14,135 shares that vested on May 28, 2018 (the market value of Quanta’s Common Stock as of 12:01 a.m. on that date was $35.59 per share), and (iii) 65,346 shares associated with earned performance units for the 3-year performance period ended December 31, 2018 that vested on February 28, 2019.
(5)	Includes (i) 23,804 shares that vested on February 28, 2018 and (ii) 45,264 shares associated with earned performance units for the 3-year performance period ended December 31, 2018 that vested on February 28, 2019.
(6)	Includes (i) 3,958 shares that vested on February 28, 2018 and (ii) 2,968 shares that vested on May 28, 2018.
(7)	Includes (i) 7,238 shares that vested on February 28, 2018 and (ii) 12,186 shares associated with earned performance units for the 3-year performance period ended December 31, 2018 that vested on February 28, 2019.

44

Executive Compensation

2018 Nonqualified Deferred Compensation Table

Quanta maintains a nonqualified deferred compensation plan under which our NEOs are permitted to defer base salary, other cash compensation and/or settlement of equity awards. This plan is described in detail under Compensation Discussion & Analysis – Executive Compensation Decisions for 2018 – Deferred Compensation Plan. The following table describes the nonqualified deferred compensation activity for each of our NEOs related to fiscal year 2018.

Name	NEO Contributions in Last Fiscal Year(1) ($)	Company Contributions in Last Fiscal Year(2) ($)	Aggregate Earnings (Losses) in Last Fiscal Year(3) ($)	Aggregate Withdrawals/ Distributions(4) ($)	Aggregate Balance at Last Fiscal Year-End(5) ($)
Earl C. (Duke) Austin, Jr.	2,873,697	133,960	(1,533,593)	–	8,176,669
Paul C. Gregory	51,000	31,875	3,152	–	168,082
Derrick A. Jensen	1,478,984	70,483	(721,185)	1,027,727	3,758,010
Donald C. Wayne	64,603	44,316	2,326	–	111,245
Jesse E. Morris	976,871	44,405	(224,847)	29,919	2,777,993
(1)	The amounts shown represent deferred salary, the value of equity awards that vested during 2018 but the receipt of which was deferred, and/or deferred cash incentive payments, including amounts earned during 2018 but credited to an NEO’s deferred compensation account after the end of fiscal year 2018. Deferred salary and cash incentive payments are included in the 2018 Summary Compensation Table under the Salary and Non-Equity Incentive Plan Compensation columns, respectively. Equity awards were deferred upon vesting pursuant to an election made in a prior year by the NEO. Deferred equity awards are valued based on the closing price of Quanta’s Common Stock as of 12:01 a.m. on the deferral date. Deferred equity awards are included in the Stock Awards - Number of Shares Acquired on Vesting column in the 2018 Option Exercises and Stock Vested Table. The following table shows the deferred portion of each NEO’s salary, cash incentive awards, and vested equity awards.

Name	Contribution	Form of Contribution	Amount ($)
Mr. Austin	Salary	Cash	257,110
	Cash Incentive	Cash	129,413
	Equity Awards	Common Stock Unit	2,487,174
Mr. Gregory	Salary	Cash	51,000
	Cash Incentive	Cash	–
	Equity Awards	Common Stock Unit	–
Mr. Jensen	Salary	Cash	39,600
	Cash Incentive	Cash	71,177
	Equity Awards	Common Stock Unit	1,368,207
Mr. Wayne	Salary	Cash	32,250
	Cash Incentive	Cash	32,353
	Equity Awards	Common Stock Unit	–
Mr. Morris	Salary	Cash	168,921
	Cash Incentive	Cash	441,642
	Equity Awards	Common Stock Unit	366,308
(2)	The amounts shown are included in the All Other Compensation column of the 2018 Summary Compensation Table, as detailed in the 2018 All Other Compensation Table within footnote 6 to the 2018 Summary Compensation Table. The amounts represent Quanta’s matching contributions that would have been allocated to a participant’s 401(k) plan account, but for applicable limits under the Internal Revenue Code.
(3)	The amounts shown represent earnings or losses on deferred cash amounts allocated to notional accounts that mirror the gains and/ or losses of various investment alternatives and changes in value of the Quanta Common Stock underlying deferred equity awards during 2018. However, the actual amount of any earnings or losses ultimately realized on the deferred amounts by the NEO will be determined upon distribution/withdrawal of such amounts. The amounts shown are not included in the 2018 Summary Compensation Table because earnings under Quanta’s nonqualified deferred compensation plan were not above-market or preferential.
(4)	The amount shown represents the value of cash and equity amounts that Messrs. Jensen and Morris received as in-service distributions according to their prior elections. This amount was not included in the 2018 Summary Compensation Table because the payouts related to earnings and contributions in prior fiscal years.

2019 Proxy Statement	45

Executive Compensation

(5)	The aggregate balance for each NEO includes certain amounts included in the Summary Compensation Tables for prior fiscal years, as shown in the following table:

Name	Amount Reported in Prior Summary Compensation Tables ($)(a)	Fiscal Years Reported
Mr. Austin	7,404,321	2014 – 2017
Mr. Jensen	3,560,175	2014 – 2017
Mr. Gregory	78,625	2017
Mr. Morris(b)	1,851,761	2014, 2016 & 2017
(a)	Represents (i) deferred salary and cash incentive awards, (ii) Quanta’s matching contributions and (ii) the value of vested and deferred equity awards as of the end of fiscal year 2018, the grant date fair value of which was previously reported.
(b)	Mr. Morris was not an NEO in fiscal year 2015.

46

Executive Compensation

Potential Payments Upon Termination or Change in Control

Employment Agreements

Quanta is a party to employment agreements with each of its NEOs (each an “Employment Agreement”). Under the terms of the Employment Agreements, each executive is entitled to payments and benefits upon the occurrence of specified events, including termination of employment or change in control of Quanta. The specific terms of these arrangements, as well as an estimate of the compensation that would have been payable had they been triggered as of fiscal year-end, are described below. The termination of employment provisions of the Employment Agreements provide these individuals with a fixed amount of compensation upon termination as an inducement to offset the potential risk of leaving their prior employer or foregoing other opportunities in order to join or maintain employment with us, as applicable. At the time of entering into these agreements, the Compensation Committee considered our aggregate potential obligations in the context of the desirability of hiring or maintaining the employment of the individual, as applicable, and the individual’s expected compensation, as well as the benefits of securing the non-competition and other covenants described below.

The Employment Agreements have an initial term of two years (or three years with respect to Mr. Gregory) that will subsequently renew automatically for a one-year term unless Quanta or the executive provides at least six months’ prior written notice of non-renewal (or three months’ prior written notice with respect to Mr. Gregory). Under the Employment Agreements, the executives are eligible to receive base salary, as well as cash incentive compensation and benefits, and may be entitled to participate in any other incentive, savings or retirement plans, policies and arrangements that are provided generally to our other executive officers. The severance payments and other benefits under the Employment Agreements are conditioned upon the executive’s execution of a full and complete release of claims against Quanta and its affiliates, officers and directors upon termination. The Employment Agreements also contain non-competition covenants restricting the ability of the executive to compete with Quanta during the term of their employment and for a period of two years thereafter, and prohibiting them from disclosing confidential information and trade secrets. If Quanta notifies an executive that it will not renew his Employment Agreement and he remains employed through the end of the employment term (and in addition with respect to Mr. Gregory, if he is terminated without cause or resigns for good reason), the covenants restricting competition and solicitation of customers and employees apply for a reduced period of one year following the notice of non-renewal.

The Employment Agreements generally terminate upon the executive’s (i) death, (ii) disability, (iii) termination by Quanta for “cause” (as defined in the Employment Agreements and generally described below), (iv) resignation or voluntary termination by the executive, (v) termination by Quanta without cause, or (vi) termination by the executive for “good reason” within twelve months following a “change in control” (as these terms are defined in the Employment Agreements) and, with respect to the Employment Agreements for Messrs. Austin and Gregory, termination for “good reason” prior to a change in control. In addition, the Employment Agreement entitles the executive to certain payments upon other events associated with a change in control, and with respect to Mr. Gregory, upon retirement.

Upon termination of employment, each executive would be entitled to all compensation earned and all benefits and reimbursements due through the date of termination. The Employment Agreements do not contain excise tax gross-up provisions. In the event any of the executives become subject to the excise tax, their severance payments will be reduced to the minimum extent necessary (but in no event less than zero) to avoid application of the excise tax, except that the full severance payments will be made if, after payment by the executive of the excise tax and all other taxes, the executive would retain a greater after-tax severance benefit without such reduction.

2019 Proxy Statement	47

Executive Compensation

Additionally, termination of employment and change in control events entitle applicable executives to severance payments and other benefits under the respective Employment Agreements, subject to the execution of a waiver and release agreement, as set forth below:

Termination or Change in Control Event	Potential Payments
	Austin / Gregory	Jensen / Wayne / Morris
Termination upon death	To the extent termination occurs six months or more into a performance year, pro-rated annual cash incentive compensation based on actual results	None
Termination upon disability	Lump-sum payment of one year base salary and to the extent termination occurs six months or more into a performance year, pro-rated annual cash incentive compensation based on actual results	Lump-sum payment of one year base salary
Termination by Quanta for cause	None	None
Resignation or voluntary termination by the executive	Mr. Austin: None	None
Mr. Gregory: None if prior to April 1, 2019; however, upon retirement on or after April 1, 2019, then:
(i)

If he does not enter into a consulting agreement pursuant to agreed-upon terms and conditions, receives accrued salary and benefits and cash incentive compensation for the current performance year earned through the date of retirement

(ii)

If he enters into such consulting agreement, receives (A) immediate vesting of outstanding time-based RSUs and continued vesting of subsequent awards during the term of the consulting agreement and (B) award of his annual cash incentive compensation through the date of retirement and award of his equity grants for the year of retirement (if not already granted) and in the year following retirement

Termination by Quanta without cause (other than within 12 months following a change in control)

Mr. Austin: Lump-sum payment of two years of base salary and to the extent termination occurs six months or more into a performance year, annual cash incentive compensation based on actual results (without pro-ration)

Lump-sum payment of two years of base salary

Mr. Gregory: If prior to April 1, 2019, receives: (i) same as Mr. Austin and (ii) immediate vesting of outstanding time-based RSUs and, if he enters into consulting agreement pursuant to agreed upon terms and conditions, continued vesting of outstanding performance awards in accordance with their terms and based on actual performance. If on or after April 1, 2019, deemed a retirement and entitled to benefits set forth above.

Termination by executive with good reason prior to a change in control	Same as termination without cause (other than within 12 months following change in control)	None
Termination by Quanta without cause within 12 months following a change in control	(i)

Lump-sum payment equal to three times annual base salary plus three times the higher of the highest annual cash incentive paid within the three preceding years or the target annual cash incentive payable for the current year

(i) Lump-sum payment equal to three times annual base salary plus three times the higher of the highest annual cash incentive compensation paid for the three preceding years or the target annual cash incentive payable for the current year
(ii)Continuation of employee and dependent welfare benefit plan coverage (medical, dental and vision) for three years

(ii) To the extent termination occurs six months or more into a performance year, target annual cash incentive, reduced by any cash incentive compensation due on account of change in control
(iii) Continuation of, or reimbursement for, employee and dependent welfare benefit plan coverage (medical, dental and vision) for three years
Termination by executive for good reason within 12 months following a change in control	Same as termination without cause within 12 months following a change in control	Same as termination without cause within 12 months following a change in control
Non-Renewal by successor within 12 months following a change in control	Same as termination without cause within 12 months following a change in control	None, but the executive may be entitled to terminate his employment for good reason
Successor in change in control fails to timely notify the executive that it will assume Quanta’s obligations under the Employment Agreement	None, but the executive may be entitled to terminate his employment for good reason	None, but the executive may be entitled to terminate his employment for good reason

48

Executive Compensation

Change in Control

Under the Employment Agreements, a change in control generally occurs when (i) any person or entity acquires, directly or indirectly, the beneficial ownership of securities representing 50% or more (or with respect to Messrs. Austin and Gregory, greater than 50%) of the total fair market value or total voting power of Quanta’s then outstanding voting securities, (ii) any person or entity acquires, directly or indirectly, within a 12-month period, the beneficial ownership of 30% or more of the total voting power of Quanta’s then outstanding voting securities, (iii) certain incumbent (and subsequently approved) directors cease to constitute a majority of the members of the Board within a 12-month period, or (iv) any person or entity acquires, directly or indirectly, within a 12-month period, assets representing 40% or more of the total gross fair market value of Quanta’s assets.

Cause

The Employment Agreements generally define cause, subject to certain conditions and exceptions, as the executive’s (i) gross negligence in the performance of, intentional nonperformance of, or inattention to, material duties and responsibilities, which continues after receipt of written notice, (ii) willful dishonesty, fraud or material misconduct with respect to Quanta’s business, (iii) violations of Quanta’s policies or procedures (or with respect to Mr. Gregory, material policies or procedures), (iv) conviction of, confession to, or guilty plea or plea of nolo contendere with respect to, an act of fraud, misappropriation or embezzlement or any felony or other crime that involves moral turpitude, (v) use of illegal substances or habitual drunkenness, or (vi) breach of the Employment Agreement.

Good Reason

The Employment Agreements generally define good reason as follows:

Austin / Gregory	Jensen / Wayne / Morris

(i) At any time: (a) assignment to the executive of duties inconsistent with his position, authority or responsibilities as contemplated under his Employment Agreement, or any other action by the employer that results in a diminution in such position, authority or responsibilities, if not cured after written notice is given, (b) any material breach of the Employment Agreement by the employer, including any requirement that the executive relocate, if not cured after written notice is given, (c) failure by the employer to comply with the compensation provisions of the Employment Agreement, if not cured after written notice is given, or (d) with respect to Mr. Austin, failure of employer to nominate him to the Board of Directors during his service as Chief Executive Officer; and

(ii) to the extent occurring within twelve months of a change in control, (a) failure by the employer to continue in effect any cash or stock-based incentive or bonus plan, retirement plan, welfare benefit plan or other compensation, retirement or benefit plan and policy except in certain specified circumstances, if not cured after written notice is given or (b) failure of the successor in a pending change in control to timely notify him that it will assume the employer’s obligations under the Employment Agreement

(i) To the extent occurring within twelve months of a change in control: (a) assignment to the executive of duties inconsistent with his position, authority or responsibilities as contemplated under his Employment Agreement, or any other action by the employer that results in a diminution in such position, authority or responsibilities, if not cured after written notice is given, (b) any material breach of the Employment Agreement by the employer, including any requirement that the executive relocate, (c) failure by the employer to comply with the compensation provisions of the Employment Agreement, if not cured after written notice is given, (d) failure by the employer to continue in effect any cash or stock-based incentive or bonus plan, retirement plan, welfare benefit plan or other compensation, retirement or benefit plan and policy except in certain specified circumstances, if not cured after written notice is given, or (e) the executive’s receipt of notice of non-renewal from the employer; and

(ii) failure of the successor in a pending change in control to timely notify the executive that it will assume the employer’s obligations under the Employment Agreement

2019 Proxy Statement	49

Executive Compensation

Equity Incentive Plans

Generally, subject to the provisions of the particular award agreement, unvested RSUs and unearned performance units granted pursuant to Quanta’s equity incentive plans are forfeited by the participant upon termination of such participant’s employment during the restriction period. However, upon the death of the participant during the participant’s continuous service or upon the occurrence of a “change in control” (as defined in the 2011 Omnibus Plan), (i) unvested awards of restricted stock or RSUs generally become vested, and forfeiture restrictions lapse and (ii) certain of the participant’s unearned performance units granted under the 2011 Omnibus Plan may become earned and such number of earned performance units is based on the achievement of applicable performance goals as of the date of death or change in control and the forecasted achievement of such goals for the remainder of the performance period, as determined in the discretion of the Compensation Committee. Additionally, with respect to unearned performance units, a participant who resigns prior to completion of the 3-year performance period may, at the discretion of the Chief Executive Officer and with approval of the Compensation Committee, earn a pro rata portion (based on the portion of the 3-year performance period during which the participant was employed) of the shares ultimately awarded upon determination of actual achievement levels.

Under the 2011 Omnibus Plan, a change in control is generally deemed to occur upon (i) any sale, lease, exchange or other transfer of all or substantially all of the assets of Quanta, (ii) any person or entity becoming the beneficial owner, directly or indirectly, of securities representing more than 50% of the voting power of Quanta’s then outstanding securities, (iii) certain incumbent (and subsequently approved) directors ceasing to constitute a majority of the members of the Board within a two-year period, (iv) consummation of a merger or other business combination, unless all or substantially all of the beneficial owners of outstanding voting securities of Quanta immediately prior to the transaction beneficially own, directly or indirectly, more than 50% of the voting power of the resulting entity immediately following the transaction, or (v) stockholder approval of a complete liquidation of Quanta.

Deferred Compensation

Generally, participants will receive distributions of deferred amounts under Quanta’s deferred compensation plan upon separation from service, the occurrence of a disability, or a specified date (selected at the time of the deferral) and, subject to specific limitations, upon the occurrence of an unforeseeable financial emergency. The terms of Quanta’s deferred compensation plan are discussed in further detail under Compensation Discussion & Analysis – Executive Compensation Decisions for 2018 – Deferred Compensation Plan.

50

Executive Compensation

Estimated Potential Payments

The tables below reflect the estimated amounts that would be paid to each NEO upon termination of employment or change in control in varying circumstances identified below. Except as otherwise indicated, the amounts shown assume that termination or change in control occurred on December 31, 2018 and reflect a market value for Quanta Common Stock of $30.10 per share, the closing price on such date. Actual amounts to be paid can be determined only upon occurrence of an actual termination or change in control.

Name	Benefit	Death	Disability	Termination by Quanta for Cause or Voluntary Termination by Executive (No Change in Control)	Termination by Quanta Without Cause (No Change in Control)	Termination By Executive with Good Reason (No Change In Control)
Earl C. (Duke) Austin, Jr.	Severance	$2,156,880	$3,256,880	$–	$4,356,880	$4,356,880
	Welfare Benefits	–	–	–	–	–
	Equity Benefit(1)	9,596,211	–	–	–	–
	Cut-back(2)	–	–	–	–	–
	Total	$11,753,091	$3,256,880	$–	$4,356,880	$4,356,880
Paul C. Gregory	Severance	$1,527,790	$2,377,790	$–	$3,227,790	$3,227,790
	Welfare Benefits	–	–	–	–	–
	Equity Benefit(1)	4,734,158	–	–	4,734,158	4,734,158
	Cut-back(2)	–	–	–	–	–
	Total	$6,261,948	$2,377,790	$–	$7,961,948	$7,961,948
Derrick A. Jensen	Severance	$–	$660,000	$–	$1,320,000	$–
	Welfare Benefits	–	–	–	–	–
	Equity Benefit(1)	3,106,109	–	–	–	–
	Cut-back(2)	–	–	–	–	–
	Total	$3,106,109	$660,000	$–	$1,320,000	$–
Donald C. Wayne	Severance	$–	$550,000	$–	$1,100,000	$–
	Welfare Benefits	–	–	–	–	–
	Equity Benefit(1)	2,007,941	–	–	–	–
	Cut-back(2)	–	–	–	–	–
	Total	$2,007,941	$550,000	$–	$1,100,000	$–
Jesse E. Morris	Severance	$–	$480,930	$–	$961,860	$–
	Welfare Benefits	–	–	–	–	–
	Equity Benefit(1)	1,196,776	–	–	–	–
	Cut-back(2)	–	–	–	–	–
	Total	$1,196,776	$480,930	$–	$961,860	$–
(1)	The equity benefit represents (i) the value of the unvested RSUs held by the NEO as of December 31, 2018 that would vest upon occurrence of the event and (ii) the value of unearned performance units (at target) held by the NEO as of December 31, 2018 (excluding performance units for the 2016 – 2018 performance period). As of December 31, 2018, the NEOs held the following unearned performance units: 211,834 for Mr. Austin; 84,183 for Mr. Gregory; 59,919 for Mr. Jensen; 38,837 for Mr. Wayne; and 23,816 for Mr. Morris. The actual number of unearned performance units that would become earned upon occurrence of the event is described in Equity Incentive Plans above. Additionally, upon termination by Quanta without cause (no change in control) and termination by the executive with good reason (no change in control) with respect to Mr. Gregory, the equity benefit calculations assume that upon termination he entered into a consulting agreement pursuant to agreed-upon terms and conditions, whereby he agreed to provide a minimum amount of consulting services to the Company until all outstanding unearned performance units have either become earned and vested or otherwise forfeited.
(2)	The cut-back would be the amount by which the severance payment is reduced, such that, after such reduction, no portion of the payments and benefits would be subject to the excise tax. The Employment Agreements do not contain excise tax gross-up provisions.

2019 Proxy Statement	51

Executive Compensation

Name	Benefit	Non-Renewal by Successor Within 12 Months Following a Change in Control(1)	Successor Fails to Assume Agreement Upon a Change in Control (No Termination of Employment)(1)	Termination by Quanta Without Cause Within 12 Months Following a Change in Control(1)	Termination by Executive for Good Reason Within 12 months Following a Change in Control(1)
Mr. Austin	Severance	$10,979,760	$–	$10,979,760	$10,979,760
	Welfare Benefits(2)	80,644	–	80,644	80,644
	Equity Benefit(3)	9,596,211	9,596,211	9,596,211	9,596,211
	Cut-back(4)	–	–	–	–
	Total	$20,656,615	$9,596,211	$20,656,615	$20,656,615
Mr. Gregory	Severance	$7,989,830	$–	$7,989,830	$7,989,830
	Welfare Benefits(2)	83,451	–	83,451	83,451
	Equity Benefit(3)	4,734,158	4,734,158	4,734,158	4,734,158
	Cut-back(4)	–	–	–	–
	Total	$12,807,439	$4,734,158	$12,807,439	$12,807,439
Mr. Jensen	Severance	$–	$–	$5,477,868	$5,477,868
	Welfare Benefits(2)	–	–	79,924	79,924
	Equity Benefit(3)	3,106,109	3,106,109	3,106,109	3,106,109
	Cut-back(4)	–	–	–	–
	Total	$3,106,109	$3,106,109	$8,663,901	$8,663,901
Mr. Wayne	Severance	$–	$–	$3,818,100	$3,818,100
	Welfare Benefits(2)	–	–	77,987	77,987
	Equity Benefit(3)	2,007,941	2,007,941	2,007,941	2,007,941
	Cut-back(4)	–	–	–	–
	Total	$2,007,941	$2,007,941	$5,904,028	$5,904,028
Mr. Morris	Severance	$–	$–	$3,759,912	$3,759,912
	Welfare Benefits(2)	–	–	80,737	80,737
	Equity Benefit(3)	1,196,776	1,196,776	1,196,776	1,196,776
	Cut-back(4)	–	–	–	–
	Total	$1,196,776	$1,196,776	$5,037,425	$5,037,425
(1)	With respect to these scenarios, the equity benefit is triggered upon a change in control, and the remaining amounts are triggered upon non-renewal, failure to assume or termination of employment, as applicable.
(2)	Welfare benefits include an approximation of the cost of continued payment of insurance premiums for up to three years after termination, based on the actual cost of premiums for 2019 and the estimated costs of premiums for 2020 and 2021.
(3)	The equity benefit represents (i) the value of the unvested RSUs held by the NEO as of December 31, 2018 that would vest upon occurrence of the event and (ii) the value of unearned performance units (at target) held by the NEO as of December 31, 2018 (excluding performance units for the 2016 – 2018 performance period). As of December 31, 2018, the NEOs held the following unearned performance units: 211,834 for Mr. Austin; 84,183 for Mr. Gregory; 59,919 for Mr. Jensen; 38,837 for Mr. Wayne; and 23,816 for Mr. Morris. The actual number of unearned performance units that would become earned upon occurrence of the event is described in Equity Incentive Plans above.
(4)	The cut-back would be the amount by which the severance payment is reduced, such that, after such reduction, no portion of the payments and benefits would be subject to the excise tax. The Employment Agreements do not contain excise tax gross-up provisions.

52

Executive Compensation

Equity Compensation Plan Information

The material features of Quanta’s equity compensation plans are described in Note 12 to the consolidated financial statements included in Item 8 of Part II of Quanta’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018. The following table sets forth information as of December 31, 2018 with respect to Quanta’s equity compensation plans, all of which have received stockholder approval. See also page 69 for comparable information as of March 31, 2019.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved
by security holders	4,052,982	(1)	–	(2)	2,288,833	(3)
Equity compensation plans not approved
by security holders	–		–		–
Total	4,052,982	(1)	–	(2)	2,288,833	(3)
(1)	Includes (i) 3,189,413 shares issuable in connection with unvested RSUs and a target amount of unearned and unvested awards of performance units for the performance periods ending on December 31, 2019 and 2020 that may become earned and vested based upon the satisfaction of 3-year company performance metrics, and (ii) 863,569 previously vested RSUs and previously earned and vested performance units the settlement of which has been deferred according to prior deferral elections. The performance metrics for the performance units that are scheduled to be earned and vest on December 31, 2020 are described further in Compensation Discussion & Analysis – Executive Compensation Decisions for 2018 – Long-Term Incentive Plan.
(2)	RSUs and performance units do not have exercise prices.
(3)	Includes, as of December 31, 2018, shares available under the 2011 Omnibus Plan, which provides that the aggregate number of shares of Common Stock issuable in connection with equity awards granted thereunder may not exceed 13,300,000 shares.

2019 Proxy Statement	53

Executive Compensation

CEO Pay Ratio

Summary of Results

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, Quanta is providing the following information about the relationship of the annual total compensation of the median employee of the Company and the annual total compensation of Mr. Austin, Quanta’s Chief Executive Officer (“CEO”). For 2018, Quanta’s last completed fiscal year:

●	the median of the annual total compensation of all employees of Quanta (other than Quanta’s CEO) was $87,144;
●	the annual total compensation of Quanta’s CEO was $8,808,204; and
●	based on this information, the ratio of the annual total compensation of Quanta’s CEO to the median of the annual total compensation of all employees was 101 to 1.

Identification of Median Employee

Quanta determined that during 2018 there was no change in its employee population or employee compensation arrangements that it reasonably believes would result in a significant change to its pay ratio disclosure. Therefore, in accordance with Item 402(u) of Regulation S-K, Quanta elected to use the same median employee identified in connection with its 2017 pay ratio calculation for its 2018 pay ratio disclosure. The median employee is a full-time employee located in the same jurisdiction as the CEO.

The methodology and material assumptions, adjustments and estimates used to identify the median employee for Quanta’s 2017 pay ratio calculation are set forth in Quanta’s proxy statement filed with the SEC on April 13, 2018. Because the SEC rules for identifying the median employee allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported by Quanta, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Median Employee Compensation and CEO Compensation

Quanta’s median employee’s annual total compensation for 2018 was determined in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in an annual total compensation of $87,144 for 2018. The amount included in the Total column of the 2018 Summary Compensation Table is utilized for the annual total compensation of Quanta’s CEO.

54

Executive Compensation

Fees of the Compensation Committee Consultant

As discussed in Compensation Discussion & Analysis – Compensation Process – Role of Compensation Consultant, the Compensation Committee independently retained a compensation consultant to provide benchmarking data, review the competitiveness of Quanta’s executive compensation for the NEOs, and provide advice on the amount and form of executive compensation. The Compensation Committee retained Deloitte Consulting during the beginning of 2018 with respect to setting compensation levels and incentive compensation performance metrics and targets for the 2018 compensation program. The Compensation Committee then retained FW Cook for the remainder of the 2018. Management supported, but did not make or recommend, the decision to engage the compensation consultants.

During 2018, FW Cook provided advice or recommendations only as to the amount or form of executive and director compensation to Quanta and performed no additional services. During 2018, affiliates of Deloitte Consulting were engaged to provide certain additional services to Quanta. Management has engaged such affiliates from time to time to provide tax, transaction and management advisory services and valuation assessments. The aggregate fees billed by Deloitte Consulting and its affiliates for services performed during 2018 were as follows:

●	$93,268 for services for the Compensation Committee regarding executive officer compensation matters, such as providing benchmarking data, reviewing Quanta’s incentive compensation plans, and participating in certain Compensation Committee meetings;
●	$2,512,658 for tax advisory services provided to Quanta, including (i) U.S., Canada, Australia and other international jurisdiction income tax on-call engagements, (ii) U.S., Canada, Australia and other jurisdiction income tax return review, assistance and/or preparation services (iii) documentation of transfer pricing methodologies, (iv) sales and use tax advisory services, including software assistance, (v) individual tax return preparation and related services provided to Quanta and certain Quanta employees in connection with international assignments and (vi) miscellaneous de minimis tax services for direct and indirect taxes imposed in other non-U.S. jurisdictions.
●	$531,747 for tax and valuation advisory services provided to Quanta, including due diligence services in connection with various business acquisitions, dispositions and restructuring transactions;
●	$90,146 for valuation services provided to Quanta in connection with various GAAP reporting requirements; and
●	$25,524 for miscellaneous training assistance with software utilization.

To prevent the perception of a potential conflict of interest involving Deloitte Consulting and its affiliates, (i) the individuals from Deloitte Tax LLP and Deloitte & Touche LLP who provided the tax and valuation services, respectively, to Quanta were not the same individuals who provided the consulting services to the Compensation Committee, (ii) the Deloitte Consulting consultants who provided services to the Compensation Committee assured the Compensation Committee that no portion of their compensation would be based on the amount or level of services provided by Deloitte Tax LLP or Deloitte & Touche LLP, or any other services provided by affiliates of Deloitte Consulting, to Quanta, (iii) the Deloitte Consulting consultants who provided services to the Compensation Committee do not own any stock in Quanta or otherwise provide any other services to Quanta other than consulting services to the Compensation Committee, (iv) Deloitte Consulting maintains conflict of interest policies that require objectivity of all its professionals, and (v) the Deloitte Consulting consultants have no business or personal relationships with members of the Compensation Committee or Quanta’s executive officers.

The Compensation Committee approved the services and related fees above to the extent related to executive compensation and concluded that neither Deloitte Consulting nor FW Cook have any conflicts of interest that would impair their independence. The Compensation Committee did not review or approve the other services provided by affiliates of Deloitte Consulting, as the decision to engage such affiliates to perform these other services was made by another Board committee or by management in the normal course of business.

2019 Proxy Statement	55

PROPOSAL	2	Advisory Vote to Approve Executive Compensation The Board of Directors unanimously recommends a vote FOR the advisory resolution approving Quanta’s executive compensation.

The Board is committed to excellence in corporate governance. As part of that commitment, and as required by Section 14A(a)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Board is providing Quanta’s stockholders with an opportunity to provide an advisory vote to approve the compensation of Quanta’s NEOs, as described in Compensation Discussion & Analysis and in the compensation tables and accompanying narrative disclosure set forth in Executive Compensation.

At the 2018 annual meeting of stockholders, over 98% of Quanta’s stockholders voting on the “say-on-pay” proposal approved the compensation of our NEOs as described in our proxy statement filed with the SEC on April 13, 2018. The Compensation Committee intends to seek stockholder guidance on executive compensation by conducting future advisory votes on executive compensation annually until the next stockholder advisory vote on the frequency of future advisory votes, which is scheduled to occur no later than the 2023 annual meeting of stockholders.

The Compensation Committee establishes, recommends and governs the compensation and benefits policies and actions for the NEOs. Quanta’s compensation philosophy is designed to:

●	align NEO incentives with short-term and long-term stockholder value creation;
●	attract, motivate and retain the best possible executive officer talent by maintaining competitive compensation programs;
●	tie annual cash incentives to the achievement of measurable company financial and safety performance goals that promote profitable growth and successful performance;
●	tie stock incentives to the achievement of measurable company goals linked to our long-term strategic plans and stockholder value creation; and
●	promote an ownership culture.

Consistent with our compensation philosophy, Quanta’s executive compensation program links a substantial portion of compensation to company performance, with a significant portion of target total direct compensation of NEOs each year being “at-risk,” and therefore dependent upon performance against incentive targets or peer group companies or upon continued employment and stock price performance during a vesting period. Moreover, equity-based awards play an important role in our executive compensation program, providing alignment with stockholders, creating incentives for the increase of stockholder value and promoting an ownership culture. Finally, Quanta’s executive compensation program is designed to reward superior performance and provide for a substantial reduction in earned compensation due to underperformance.

Overall, the Compensation Committee believes that the total compensation paid and awarded to Quanta’s NEOs in 2018 is reasonable and appropriate. Annual cash incentives for the 2018 performance year were above target levels due to strong company performance in 2018, measured by financial and safety performance metrics, and meaningful improvement in financial performance as compared to 2016 and 2017. With respect to long-term equity incentive awards, 60% (or 70% in the case of Mr. Austin) of those awards remain subject to a 3-year performance period requiring achievement of

56

Advisory Vote to Approve Executive Compensation

certain performance targets related to return on invested capital, stockholder return relative to peer group companies, and property and equipment utilization (i.e., capital efficiency), which the Compensation Committee believes are strongly connected to stockholder value creation. The remainder of the long-term equity incentive awards vest over a 3-year period, further aligning NEO compensation and stockholder value and promoting retention. For these reasons, the Board unanimously recommends that stockholders vote in favor of the following resolution:

“RESOLVED, that the compensation paid to Quanta’s named executive officers, as described pursuant to the compensation disclosure rules of the Securities and Exchange Commission in Quanta’s proxy statement for the 2019 Annual Meeting of Stockholders, including the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative disclosure and any related disclosure, is hereby APPROVED.”

Advisory approval of the resolution on Quanta’s executive compensation requires the affirmative vote of a majority of the voting power of the shares of Common Stock present at the Annual Meeting in person or by proxy and that cast a vote on this proposal. The results of this vote are not binding on the Board, whether or not the proposal is adopted. While the resolution is non-binding, the Board values the opinions that stockholders express in their votes and in any additional dialogue. In evaluating the vote on this advisory resolution, the Board intends to consider the voting results in their entirety.

The Board of Directors unanimously recommends a vote FOR the advisory resolution approving Quanta’s executive compensation.

2019 Proxy Statement	57

PROPOSAL	3

Ratification of the Appointment of Independent Registered Public Accounting Firm

The Board of Directors unanimously recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

The Audit Committee has the ultimate authority and responsibility to directly appoint, compensate, retain, oversee, evaluate and, where appropriate, terminate Quanta’s independent registered public accounting firm. The Audit Committee has appointed PricewaterhouseCoopers LLP as Quanta’s independent registered public accounting firm for the fiscal year ending December 31, 2019. PricewaterhouseCoopers LLP has served as Quanta’s independent public accounting firm since June 2002.

Prior to selecting an independent registered public accounting firm, the Audit Committee considers the firm’s qualifications, independence and performance, as well as the advisability and potential impact of selecting a new independent registered public accounting firm. At least annually the Audit Committee also obtains and reviews a report from its current independent registered public accounting firm describing (1) its internal quality control procedures, (2) any material issues raised by their most recent quality-control review (whether internal or peer review) or by any governmental or professional authority inquiry or investigation, within the preceding five years and with respect to an independent audit carried out by the firm, along with any steps taken to deal with any such issues, and (3) all relationships between the firm and Quanta. Additionally, when assessing the public accounting firm’s independence, the Audit Committee reviews all audit and non-audit services provided by the firm in the prior fiscal year. For further information regarding the services provided by PricewaterhouseCoopers LLP during fiscal year 2018, see Audit Fees below.

In accordance with SEC rules, audit partners for independent registered public accounting firms are also subject to rotation requirements that limit the number of consecutive years an individual partner may serve in certain roles. For lead and concurring audit partners, the maximum is five consecutive years of service. We select the lead partner from our independent registered public accounting firm pursuant to this rotation policy following meetings with potential candidates and discussions between the Audit Committee and management.

We are asking our stockholders to ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm. Although ratification is not required by our bylaws or otherwise, the Audit Committee is submitting the appointment of PricewaterhouseCoopers LLP to our stockholders for ratification as a matter of good corporate practice. In the event the stockholders do not ratify the appointment, the Audit Committee will reconsider the appointment. Even if the appointment is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the fiscal year if it determines that such a change would be in the best interests of Quanta and its stockholders.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will be provided an opportunity to make a statement, if they choose, and to respond to appropriate questions.

Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the voting power of the shares of Common Stock present at the Annual Meeting in person or by proxy and that cast a vote on this proposal.

The Board of Directors unanimously recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

58

Independent Auditor

Audit Committee Report

The Audit Committee is composed of three independent directors and operates under a formal written charter adopted by the Board of Directors.

As members of the Audit Committee, our primary purpose is to assist with the Board of Directors’ oversight of (1) the integrity of Quanta’s financial statements, (2) Quanta’s compliance with applicable legal and regulatory requirements, (3) the independent registered public accounting firm’s qualifications and independence, and (4) the performance of Quanta’s internal audit function and independent auditors. The Audit Committee is solely responsible for the appointment and compensation of Quanta’s independent registered public accounting firm. Management is responsible for Quanta’s financial reporting processes, including its system of internal controls, and for the preparation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States. Quanta’s independent registered public accounting firm is responsible for expressing an opinion as to whether the consolidated financial statements are free of material misstatements based on their audit. Our responsibility is to monitor and review these processes. In carrying out our role, we rely on Quanta’s management and independent registered public accounting firm.

We have reviewed and discussed Quanta’s audited consolidated financial statements with management. Management has confirmed to us that the financial statements have been prepared in conformity with accounting principles generally accepted in the United States.

In addition, we have discussed with PricewaterhouseCoopers LLP, Quanta’s independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 1301, as amended, issued by the Public Company Accounting Oversight Board.

We have received written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with us concerning independence, and we have discussed with PricewaterhouseCoopers LLP its independence from Quanta.

Based on our review and discussions referred to above, we recommended to Quanta’s Board of Directors that Quanta’s audited consolidated financial statements be included in Quanta’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, for filing with the Securities and Exchange Commission.

Worthing F. Jackman, Chairman
Vincent D. Foster
Bernard Fried

2019 Proxy Statement	59

Independent Auditor

Audit Fees

The Audit Committee of the Board has adopted a policy requiring pre-approval by the Audit Committee of all audit and permissible non-audit services to be provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. On an annual basis, the Audit Committee reviews and, as it deems appropriate, pre-approves the particular services to be provided by our independent registered public accounting firm and establishes specific budgets for each service. The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. The Audit Committee must be informed promptly of the provision by our independent registered public accounting firm of each service that is pre-approved by the Audit Committee. In addition, the Audit Committee may periodically revise the list of pre-approved services and related fee levels, based on subsequent determinations. Any services expected to exceed pre-approved fee levels require the specific pre-approval of the Audit Committee. The Audit Committee may delegate pre-approval authority to one or more of its members.

The following table details the aggregate fees billed by PricewaterhouseCoopers LLP, our independent registered public accounting firm, for fiscal years 2018 and 2017:

	2018	2017
Audit Fees(1)	$4,614,264	$4,259,761
Audit-Related Fees(2)	300,000	458,982
Tax Fees(3)	1,080,366	1,624,396
All Other Fees(4)	2,893	2,893
Total	$5,997,523	$6,346,032
(1)

Represents fees for professional services rendered for the audit of our annual consolidated financial statements, reviews of our interim consolidated financial statements, reviews of documents filed with the SEC, audits related to the implementation of consolidated reporting software, evaluation of the effectiveness of Quanta’s internal control over financial reporting, state licensing pre-qualification filings, and financial statement audits of certain of our subsidiaries, as well as out-of-pocket expenses incurred in the performance of audit services.

(2)

Represents fees for professional services rendered for other assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements, including fees for consultations related to the impact of final or proposed rules, standards or interpretations by the SEC, Financial Accounting Standards Board or other regulatory or standard-setting bodies and consultations related to financial, tax and Foreign Corrupt Practices Act due diligence work associated with potential acquisitions, as well as out-of-pocket expenses incurred in the performance of audit-related services.

(3)

Represents fees for professional services rendered for tax planning, compliance and advice related to U.S. federal, state and local matters, international matters, review of U.S. federal, state and local and international tax returns and consulting and implementation of certain tax restructuring transactions.

(4)	Represents fees for accounting research software tools.

The Audit Committee has reviewed the services performed by PricewaterhouseCoopers LLP and the related fees and has considered whether the provision of non-audit services by PricewaterhouseCoopers LLP is compatible with maintaining independence of PricewaterhouseCoopers LLP. During 2018, no fees for services outside the scope of audit, review, or attestation that exceed the waiver provisions of 17 CFR 210.2-01(c)(7)(i)(C) were approved by the Audit Committee.

60

PROPOSAL	4	Approval of Quanta Services, Inc. 2019 Omnibus Equity Incentive Plan The Board of Directors unanimously recommends a vote FOR approval of the 2019 Omnibus Plan.

2019 Omnibus Equity Incentive Plan

Stockholders are being asked to approve the Quanta Services, Inc. 2019 Omnibus Equity Incentive Plan (the “2019 Omnibus Plan”). The Board approved the 2019 Omnibus Plan, subject to stockholder approval, on March 21, 2019. If the 2019 Omnibus Plan is approved by the stockholders, future equity-based awards will be granted under the 2019 Omnibus Plan in lieu of Quanta’s previously adopted 2011 Omnibus Plan. The 2019 Omnibus Plan, subject to certain adjustments, will authorize no more than the sum of (i) 7,000,000 shares of Common Stock, plus (ii) such number of shares of Common Stock, not to exceed 455,770 shares of Common Stock, that remained available for awards under the 2011 Omnibus Plan as of March 31, 2019, less one share for every one share granted under the 2011 Omnibus Plan after March 31, 2019 and prior to the date of approval by the stockholders of the 2019 Omnibus Plan, plus (iii) any shares of Common Stock underlying awards under the 2011 Omnibus Plan that are forfeited, cancelled, expire unexercised or are settled in cash after March 31, 2019. No further awards will be made under the 2011 Omnibus Plan after the date the 2019 Omnibus plan is approved by our stockholders. As of March 31, 2019, there were 455,770 shares of Common Stock available for future grants under the 2011 Omnibus Plan.

Quanta utilizes equity incentive compensation to provide equity-based compensation and performance-based compensation, payable in equity or cash, to our directors, executive officers, employees, consultants and advisors. The primary purposes for using equity-based compensation and performance-based compensation are to attract and retain key personnel and to provide a means for directors, officers, employees, consultants and advisors to acquire and maintain an interest in Quanta, which interest may be measured by reference to the value of shares of our Common Stock. As set forth below, the Board believes that the effective use of equity-based compensation and performance-based compensation has been integral to the Company's success in the past and is vital to its ability to achieve continued strong performance in the future.

●	Broad-Based Grant Practices. Quanta grants equity-based compensation to management and key operations personnel at the majority of our operating units and has awarded equity-based incentive compensation to approximately 1,837 individuals on an annual average basis over the last three fiscal years. During that period, the number of individuals that received awards has increased by approximately 12% as Quanta’s total employee count has increased by approximately 60% to support business growth and through acquisitions. We believe these broad-based grants help align incentives throughout the organization, which is key given our decentralized structure.
●	Strategic Grant Practices. Quanta has historically utilized strategic acquisitions as a key component to broaden its customer base, expand its geographic area of operations, grow its portfolio of services and increase opportunities across the organization. Granting equity-based compensation awards to key personnel of an acquired business helps foster retention and an ownership culture and align incentives throughout Quanta’s decentralized structure. Since January 1, 2016, Quanta has granted equity-based compensation awards covering approximately 390,535 shares to key employees of acquired businesses in connection with the closing of strategic acquisitions.

2019 Proxy Statement	61

Omnibus Equity Incentive Plan

●	Stock Repurchases Offset Dilution and Impact Burn Rate. Quanta repurchased approximately 87.0 million shares of Common Stock from 2014 through 2018 (representing approximately 41% of the outstanding shares as of the start of those repurchases), which has provided a significant return of capital to investors and offset the dilutive effect of equity-based compensation awards under the 2011 Omnibus Plan. These repurchases have also significantly decreased our total shares outstanding, which in turn has significantly impacted our burn rate calculations (as described in further detail below).
●	Reasonable Share Request. Quanta believes that the proposed share request would be sufficient for equity compensation awards over approximately the next three years, and that such a request is reasonable and consistent with general market practices.
●	Impact of Insufficient Shares. If the stockholders do not approve the 2019 Omnibus Plan, the 2011 Omnibus Plan will remain in effect. In such case, we expect that we will have an insufficient number of shares available to make equity-based compensation a meaningful part of our employees’ overall compensation, requiring us to consider providing additional cash awards or remuneration in order to maintain competitive levels of compensation. We believe that outcome could negatively impact our ability to align employee compensation with the interests of stockholders.

2019 Omnibus Plan Best Practices

The 2019 Omnibus Plan includes features designed to protect stockholder interests and reflect our compensation and governance principles, as described below.

●	One-Year Minimum Vesting Requirement. Subject to certain limited exceptions, the 2019 Omnibus Plan requires future equity awards to have minimum vesting periods of not less than one year from the date an award is granted.
●	No Dividends on Unvested Awards. Payment of dividends and dividend equivalents on shares underlying unvested awards is expressly prohibited until awards vest or restrictions lapse, such that declared dividends and dividend equivalents are subject to forfeiture.
●	Director Compensation Limit. Awards under the 2019 Omnibus Plan and all other compensation payable to each non-employee director is subject to an aggregate limit of $500,000 per year, provided that a newly elected director or a director serving as Chairman of the Board or Lead Director may receive up to $250,000 more than such amount.
●	No Liberal Share Recycling. Shares tendered or withheld to cover taxes or pay the exercise of an award are not again available for grant under the 2019 Omnibus Plan.
●	Clawback Policy. Incentive compensation is subject to recoupment as required by law or pursuant to the Company’s clawback policy (adopted in March 2019 and described in further detail in Compensation Discussion & Analysis – Clawback Policy), or if the Board determines that a participant has violated applicable restrictive covenants.
●	No Discounted Options or Stock Appreciation Rights. Options and stock appreciation rights must have an exercise price or base price at or above the fair market value per share of our Common Stock on the date of grant.
●	Prohibition on Repricing. Repricing of stock options and stock appreciation rights without the approval of our stockholders is expressly prohibited.
●	No Liberal Change in Control Definition. The 2019 Omnibus Plan does not include a “liberal” change in control definition (i.e., mergers require actual consummation).
●	No Excise Tax Gross-Ups. A default “best-net” parachute payment provision states that either parachute payments will be reduced to avoid excise taxes or a participant will receive the full benefit and pay the related excise taxes, whichever results in the better after-tax result for the participant.
●	Transfer Restrictions. The 2019 Omnibus Plan includes robust transfer restrictions, including that no award may be transferred to a third-party financial institution for value.
●	Fixed Term and Fixed Share Authorization. The 2019 Omnibus Plan has a term of ten years and no evergreen feature (i.e., the amount of shares authorized is fixed and can only be increased with stockholder approval).

Rationale for Shares Requested and Historical Usage

As discussed above, Quanta believes that the number of shares requested under the 2019 Omnibus Plan will be sufficient for equity awards over approximately the next three years. This view is based on several assumptions, including that our grant practices under the 2019 Omnibus Plan will be consistent with our historical practices and usage, and is dependent on a number of other factors that are difficult to predict or beyond our control, including the price of Quanta Common Stock

62

Omnibus Equity Incentive Plan

underlying future grants, our hiring activity, forfeitures of outstanding awards and other circumstances that may require us to change our equity grant practices. These underlying assumptions and factors cannot be predicted with certainty, and to the extent they change, the number of shares requested may not last the for the estimated period of time.

The Compensation Committee carefully monitors our annual net burn rate, which is the rate at which awards are granted as a percentage of outstanding shares of Common Stock, and potential stockholder dilution in order to maximize stockholder value, and the number of equity incentive awards granted is limited to the amount believed necessary to attract, retain and motivate key personnel.

As described above, we believe that broad-based eligibility for equity incentive awards helps to align incentives throughout Quanta’s decentralized organization, and we have historically utilized equity incentive awards as part of our strategic acquisitions. Quanta’s employee base has increased by approximately 60% over the last three completed fiscal years, which has resulted in an approximate 12% increase in the number of individuals that received equity-based incentive compensation grants. While we believe these practices link the interests of our employees and our stockholders and help drive financial performance, they have the effect of increasing our burn rate. Moreover, Quanta repurchased approximately 87.0 million shares of Common Stock from January 2014 through December 2018 (approximately 41% of the outstanding shares as of the start of the repurchases), which has provided a significant return of capital to investors, but also significantly decreased our total shares outstanding, which in turn has significantly impacted our burn rate calculations. The following table further illustrates how share repurchases have offset increases in Quanta’s weighted average basic share count:

	2016	2017	2018	Average
(a) Equity-based awards granted(1)	2,109,151	1,732,865	1,915,550	1,919,189
(b) Shares repurchased	9,413,640	1,382,292	13,916,725	8,237,552
(c) Weighted average basic share count(2)	157,287,439	156,123,928	152,962,597	155,457,988
(d) Weighted average basic share count
(adjusted for cumulative repurchases since 2014)(2)(3)(4)	226,299,570	227,943,837	231,329,472	228,524,293
Burn rate (a/c)(5)	1.34%	1.11%	1.25%	1.23%
Burn rate (adjusted for repurchases) (a/d)(5)	0.93%	0.76%	0.83%	0.84%
(1)	Reflects the gross number of shares underlying equity-based awards granted during the applicable year.
(2)	Includes Common Stock and RSUs outstanding, as well as exchangeable shares of certain of Quanta’s Canadian subsidiaries that are exchangeable for shares of Quanta common stock on a one-for-one basis.
(3)	We repurchased 86,960,342 shares of Common Stock from January 1, 2014 through December 31, 2018.
(4)	Calculated as the sum of (A) weighted average basic share count for the respective year (row (c) above), (B) aggregate repurchases since January 1, 2014 as of the end of the immediately preceding year and (C) the impact of excluding any repurchases since January 1st of the applicable year.
(5)	These amounts are not adjusted for any forfeitures or cancellation of awards or for shares remitted to satisfy tax withholding requirements, which would further reduce the burn rate if taken into account. From 2014 to 2018, approximately 20% of stock-based awards were canceled or remitted at delivery to satisfy tax withholding requirements.

Outstanding Full-Value Awards and Shares Available

The following table sets forth the outstanding full-value awards and shares remaining available for future grants assuming the 2019 Omnibus Plan was approved by stockholders as of March 31, 2019.

	Outstanding Stock Options	Outstanding Full-Value Awards as of March 31, 2019(1)	Shares Remaining Available for Future Grant as of March 31, 2019
Prior to approval of 2019 Omnibus Plan	—	3,907,274	455,770
Upon Approval of 2019 Omnibus Plan	—	3,907,274	7,455,770(2)
(1)	Includes unvested RSUs and unvested and unearned performance units (at target). The number of performance units that will become earned and vest, and the resulting number of shares of Common Stock to be issued, will be determined as soon as administratively practicable after completion of the applicable performance period, and the number of shares can range from 0% to a maximum of 200% of the target number.
(2)	The number of shares authorized under the 2019 Omnibus Plan may be increased to reflect shares of Common Stock underlying awards under the 2011 Omnibus Plan that are forfeited, cancelled, expire unexercised or are settled in cash after March 31, 2019.

2019 Proxy Statement	63

Omnibus Equity Incentive Plan

Summary of 2019 Omnibus Plan

The material terms of the 2019 Omnibus Plan are set forth below and are qualified in their entirety by the full text of the 2019 Omnibus Plan, which is included in Appendix B to this Proxy Statement.

Number of Shares Authorized and Limitations

The 2019 Omnibus Plan reserves for awards thereunder an aggregate of 7,000,000 shares of Common Stock, plus the number of shares of Common Stock, not to exceed 455,770 shares, that remain available for award under the 2011 Omnibus Plan as of March 31, 2019, less one share for each share granted under the 2011 Omnibus Plan after March 31, 2019 and before the date of stockholder approval of the 2019 Omnibus Plan, plus any shares of Common Stock underlying awards under the 2011 Omnibus Plan that are forfeited, cancelled expire unexercised or are settled in cash after March 31, 2019. All of such shares are available for awards of incentive stock options. If any award granted under the 2019 Omnibus Plan is forfeited, cancelled or expires or lapses without being exercised, the shares subject to such award are again made available for future grant. Shares of Common Stock that are used to pay the exercise price of an option, that are tendered or withheld to satisfy a participant’s tax withholding obligation or are reacquired by Quanta with the proceeds of an option exercise are not available for re-grant under the 2019 Omnibus Plan. If there is any change in our corporate capitalization, the Compensation Committee in its sole discretion may make substitutions or adjustments to the number of shares reserved for issuance under the 2019 Omnibus Plan, the number of shares covered by awards then outstanding under the 2019 Omnibus Plan, the limitations on awards under the 2019 Omnibus Plan, the exercise price of outstanding options and such other equitable substitution or adjustments as it may determine appropriate.

No more than 1,000,000 shares subject to awards may be granted to any individual during any calendar year. Additionally, the aggregate value of awards granted under the 2019 Omnibus Plan, together with any cash compensation granted under the 2019 Omnibus Plan or otherwise, during any calendar year to any non-employee director may not exceed $500,000, except that for any non-employee director who is serving as Chairman of the Board or Lead Director of the Board or any non-employee director who is serving in his or her first calendar year on the Board such compensation may not exceed $750,000.

Awards under the 2019 Omnibus Plan may be granted in assumption of or in substitution for outstanding awards previously granted by an entity acquired by Quanta (“Substitute Awards”). Substitute Awards do not count against the aggregate number of shares reserved for awards under the 2019 Omnibus Plan.

In the event that Quanta acquires an entity that has stockholder approved shares under a pre-existing incentive plan, Quanta may use such shares (after adjustment, if applicable, as appropriate to reflect the transaction) for awards to individuals who were not employees of Quanta or its affiliates prior to such transaction, and such awards shall not reduce the shares of Common Stock reserved for awards under the 2019 Omnibus Plan.

Administration and Eligibility

The Compensation Committee administers the 2019 Omnibus Plan, and subject to applicable regulations and the terms of the 2019 Omnibus Plan described below, has the authority to grant awards under the 2019 Omnibus Plan, to interpret the 2019 Omnibus Plan, to determine the terms and conditions of any agreements evidencing any awards granted under the 2019 Omnibus Plan and to adopt, alter and repeal rules, guidelines and practices relating to the 2019 Omnibus Plan. In addition, the Compensation Committee may delegate to a committee of one or more members of the Board (i) the authority to grant awards with respect to a specified maximum aggregate value or number of shares of Common Stock to participants who are not officers or directors of Quanta and/or (ii) the administrative duties under the 2019 Omnibus Plan with respect to any matter, right, obligation, or election that is the responsibility of or that is allocated to the Compensation Committee.

Employees, directors, officers, advisors or consultants of Quanta or its affiliates are eligible to participate in the 2019 Omnibus Plan, as are prospective employees, directors, officers, consultants or advisors of Quanta who have agreed to serve us in those capacities. As of December 31, 2018, Quanta had eight non-employee directors, eight executive officers, approximately 39,200 employees and approximately 50 consultants or advisors to Quanta who are, in each case, eligible to participate in the 2019 Omnibus Plan.

64

Omnibus Equity Incentive Plan

Awards Available for Grant

The Compensation Committee may grant awards of non-qualified stock options, incentive (qualified) stock options, stock appreciation rights, restricted stock awards, RSUs, stock bonus awards, performance compensation awards (including cash bonus awards) or any combination of the foregoing under the 2019 Omnibus Plan. Additionally, the Compensation Committee is authorized to grant awards of unrestricted shares of Common Stock or other awards denominated in shares of Common Stock, either alone or in tandem with other awards, under such terms and conditions as the Compensation Committee may determine. All future awards under the 2019 Omnibus Plan must have a vesting period or restriction period that is at least one year from the date the award is granted, except that such limitation does not apply to Substitute Awards, shares of Common Stock delivered in settlement of vested cash awards, awards to nonemployee directors that are scheduled to vest at the next annual meeting which is at least 50 weeks after the previous annual meeting and 5% of all shares reserved for awards under the 2019 Omnibus Plan.

Options. The Compensation Committee has authority to grant options to purchase shares of Common Stock (“Options”) that are either “qualified,” meaning they are intended to satisfy the requirements of Section 422 of the Code for incentive stock options, or “non-qualified,” meaning they are not intended to satisfy the requirements of Section 422 of the Code. Options granted under the 2019 Omnibus Plan are subject to the terms and conditions established by the Compensation Committee. Under the terms of the 2019 Omnibus Plan, the exercise price of the Options may not be less than the fair market value per share of our Common Stock at the time of grant. Options granted under the 2019 Omnibus Plan are subject to such terms, including the exercise price and the conditions and timing of exercise, as may be determined by the Compensation Committee and specified in the applicable award agreement. The maximum term of an Option granted under the 2019 Omnibus Plan is ten years from the date of grant (or five years in the case of a qualified Option granted to a 10% stockholder). If a participant who has terminated employment is prohibited, by law or policy, from exercising an Option on the date that the Option would expire, the expiration date of the Option will be extended for the later of 30 days after the end of such prohibition or the original expiration of the Option. Payment in respect of the exercise of an Option may be made in cash or by check, or the Compensation Committee may, in its discretion and to the extent permitted by law, allow such payment to be made through a broker-assisted cashless exercise mechanism, a net exercise method, or by such other method as the Compensation Committee may determine to be appropriate. If not previously exercised, an Option will be exercised automatically on the last trading day of its term if on such date the exercise price of the Option exceeds the fair market value of a share of Common Stock.

Stock Appreciation Rights. The Compensation Committee is authorized to award stock appreciation rights (“SARs”) under the 2019 Omnibus Plan. SARs are subject to the terms and conditions established by the Compensation Committee. A SAR is a contractual right that allows a participant to receive, either in the form of cash, shares or any combination of cash and shares, the appreciation, if any, in the value of a share over a certain period of time. The strike price per share for each SAR may not be less than the fair market value per share of our Common Stock at the time of grant. An Option granted under the 2019 Omnibus Plan may include SARs, and SARs may also be awarded to a participant independent of the grant of an Option. SARs granted in connection with an Option are subject to terms similar to the Option corresponding to such SARs. The terms of the SARs are subject to terms established by the Compensation Committee and reflected in the award agreement. If a participant who has terminated employment is prohibited, by law or policy, from exercising a SAR on the date that the SAR would expire, the expiration date of the SAR will be extended for the later of 30 days after the end of such prohibition or the original expiration of the SAR. If not previously exercised, a SAR will be exercised automatically on the last trading day of its term if on such date the strike price of the SAR exceeds the fair market value of a share of Common Stock.

Restricted Stock. The Compensation Committee is authorized to award restricted stock under the 2019 Omnibus Plan. Restricted stock is Common Stock that generally is non-transferable and is subject to other restrictions determined by the Compensation Committee for a specified period. Restrictions on restricted stock lapse at such times determined by the Compensation Committee in accordance with the terms of the 2019 Omnibus Plan and specified in the applicable award agreement. Generally, if a participant terminates employment or services during the restricted period, then any unvested restricted stock is forfeited. The Compensation Committee may determine the terms of the restricted stock awards. Any dividends with respect to an award of restricted stock will not be payable until the expiration of the restriction period with respect to the underlying award and will be forfeited to the extent the award of restricted stock is forfeited.

2019 Proxy Statement	65

Omnibus Equity Incentive Plan

Restricted Stock Unit Awards. The Compensation Committee is authorized to award RSUs under the 2019 Omnibus Plan. RSUs vest at such times determined by the Compensation Committee and specified in the applicable award agreement. If a participant terminates employment or services during the period of time over which all or a portion of the units are to be earned, then any unvested units are generally forfeited. The Compensation Committee may determine the terms of such RSUs. At the election of the Compensation Committee, the participant receives a number of shares of Common Stock equal to the number of units earned or an amount in cash equal to the fair market value of that number of shares at the expiration of the period over which the units are earned. An award of RSUs may include rights to the equivalent of any dividends that would have been payable on a like number of shares of Common Stock. Any such dividend equivalents will not be payable until the expiration of the restriction period with respect to the underlying award and will be forfeited to the extent the award of RSUs is forfeited.

Stock Bonus Awards. The Compensation Committee is authorized to grant awards of unrestricted shares of Common Stock or other awards denominated in shares of Common Stock, either alone or in tandem with other awards, under such terms and conditions as the Compensation Committee may determine.

Performance Compensation Awards. The Compensation Committee is authorized to grant restricted stock, RSUs, stock bonus awards or cash bonus awards under the 2019 Omnibus Plan in the form of a performance compensation award.

With regard to a particular performance compensation award, the Compensation Committee has sole discretion to select the length of the performance period, the type of award to be issued, the performance criteria, the performance goals and the performance formula.

Any one or more of the performance criteria may be used on an absolute or relative basis to measure the performance of a participant and Quanta (and/or any affiliate, division, reportable segment or operating unit of Quanta or any combination of the foregoing), as the Compensation Committee may deem appropriate, or may be compared to the performance of a selected group of comparison companies or a published or special index that the Compensation Committee, in its sole discretion, deems appropriate, or as compared to various stock market indices. The Compensation Committee also has the authority to provide for accelerated vesting of any performance award based on the achievement of performance goals pursuant to the applicable performance criteria.

Other Terms

Transferability. Each award may be exercised during the participant’s lifetime only by the participant or, if permissible under applicable law, by the participant’s guardian or legal representative, and may not be otherwise transferred or encumbered by a participant other than by will or by the laws of descent and distribution. The Compensation Committee, however, may permit awards (other than incentive stock options) to be transferred to family members, a trust for the benefit of such family members, or a partnership or limited liability company whose partners or stockholders are the participant and his or her family members.

Term and Amendment. The 2019 Omnibus Plan has a term of ten years from the date of stockholder approval. The Board may amend, suspend or terminate the 2019 Omnibus Plan at any time; however, stockholder approval may be necessary if the law so requires. No amendment, suspension or termination can materially and adversely affect the rights of any participant or recipient of any award without their consent.

Repricing of Options and SARs. Without stockholder approval, except in the event of certain corporate transactions or events, including a Change in Control, (i) no amendment or modification may reduce the exercise price of an Option or strike price of a SAR, (ii) the Compensation Committee may not cancel, exchange, substitute, buyout or cash out any outstanding Option or SAR the exercise or strike price, as applicable, of which exceeds the fair market value of a share of Common Stock and (iii) the Compensation Committee may not take any other action that is considered “repricing” for purposes of stockholder approval rules of the applicable securities exchange on which the Common Stock is listed.

Change in Control. Except as may otherwise be provided in an award agreement or the employment agreement of a participant, in the event of a Change in Control (as defined in the 2019 Omnibus Plan), all outstanding Options and equity awards (other than performance compensation awards) issued under the 2019 Omnibus Plan will become fully vested and free from restrictions, and performance compensation awards will vest, as determined by the Compensation Committee, based on the level of attainment of the specified performance goals.

66

Omnibus Equity Incentive Plan

Termination of Employment. Unless specifically provided otherwise in an award agreement or employment agreement, generally, upon a termination of employment other than for Cause (as defined in the 2019 Omnibus Plan): (i) unvested Options terminate, and vested Options may be exercised following the termination of a participant’s employment for a period of one year in the event of the participant’s death or Disability (as defined in the 2019 Omnibus Plan) or 90 days in the event of a termination other than due to the participant’s death or Disability, provided that Options may not be exercised after the expiration date set forth in a stock option agreement; (ii) unvested restricted stock and RSUs are forfeited and terminate; and (iii) the right to receive any payment pursuant to performance compensation awards (including performance compensation awards in the form of performance units) terminates.

Restrictive Covenants. By accepting an award under the 2019 Omnibus Plan, each participant agrees to certain confidentiality, non-solicitation, non-disparagement and other restrictive covenants.

Clawback Policy. Awards under the 2019 Omnibus Plan are subject to clawback, recoupment or recovery as deemed appropriate by the Board to the extent required by law or Quanta’s clawback policy, which is described in more detail in Compensation Discussion & Analysis — Clawback Policy above, or upon the Board’s determination that a participant has violated applicable restrictive covenants.

U.S. Federal Income Tax Consequences

The following is a general summary of certain U.S. federal income tax consequences of the grant and exercise and vesting of awards under the 2019 Omnibus Plan and the disposition of shares of Common Stock acquired pursuant to the exercise of such awards and is intended to reflect the current provisions of the Code and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it address foreign, state, local and payroll tax considerations. Moreover, the U.S. federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant. It is intended that the 2019 Omnibus Plan and any awards under the 2019 Omnibus Plan be exempt from or comply with the provisions of Section 409A of the Code so that participants will not be subject to adverse tax consequences under such section.

Options. No income will be realized by a participant upon grant of a non-qualified stock option. Upon the exercise of a non-qualified stock option, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the shares underlying such options over the option exercise price paid at the time of exercise.

The Code requires that, for treatment of an Option as a qualified option, shares of Common Stock acquired through the exercise of a qualified option cannot be disposed of before the later of (i) two years from the date of grant of the option, or (ii) one year from the date of exercise. Holders of qualified options will generally incur no federal income tax liability at the time of grant or upon exercise of those options. However, the spread at exercise will be an “item of tax preference,” which may give rise to “alternative minimum tax” liability for the taxable year in which the exercise occurs. If the holder does not dispose of the shares before two years following the date of grant and one year following the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long-term capital gain or loss, as the case may be. Assuming both holding periods are satisfied, no deduction will be allowed to Quanta for federal income tax purposes in connection with the grant or exercise of the qualified option. If, within two years following the date of grant or within one year following the date of exercise, the holder of shares acquired through the exercise of a qualified option disposes of those shares, the participant will generally realize taxable compensation at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the share on the date of exercise or the amount realized on the subsequent disposition of the shares, and that amount will generally be deductible by Quanta for federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those Sections. Finally, if an otherwise qualified option becomes first exercisable in any one year for shares having an aggregate value in excess of $100,000 (based on the grant date value), the portion of the qualified option in respect of those excess shares will be treated as a non-qualified stock option for federal income tax purposes.

Restricted Stock. A participant will not be subject to tax upon the grant of an award of restricted stock unless the participant otherwise elects to be taxed at the time of grant pursuant to Section 83(b) of the Code. On the date an award of restricted stock becomes transferable or is no longer subject to a substantial risk of forfeiture, the participant will have taxable compensation equal to the difference between the fair market value of the shares on that date over the amount the

2019 Proxy Statement	67

Omnibus Equity Incentive Plan

participant paid for such shares, if any, unless the participant made an election under Section 83(b) of the Code to be taxed at the time of grant. If the participant made an election under Section 83(b) of the Code, the participant will have taxable compensation at the time of grant equal to the difference between the fair market value of the shares on the date of grant over the amount the participant paid for such shares, if any. Special rules apply to the receipt and disposition of restricted shares received by officers and directors who are subject to Section 16(b) of the Exchange Act.

Restricted Stock Units. A participant will not be subject to tax upon the grant of an RSU award. Rather, upon the delivery of shares or cash pursuant to an RSU award, the participant will have taxable compensation equal to the fair market value of the number of shares (or the amount of cash) the participant actually receives with respect to the award.

SARs. No income will be realized by a participant upon grant of an SAR. Upon the exercise of an SAR, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the payment received in respect of the SAR.

Stock Bonus Awards. A participant will have taxable compensation equal to the difference between the fair market value of the shares on the date the shares of Common Stock subject to the award are transferred to the participant over the amount the participant paid for such shares, if any.

Deductions; Limitations. In general, Quanta will be entitled to a deduction in the amount equal to the income recognized by a participant in connection with an award under the 2019 Omnibus Plan. However, certain limitations on the deductibility of such amounts may apply.

Prior to passage of the Tax Act, Section 162(m) of the Code limited a public company’s ability to deduct compensation paid in excess of $1 million during any fiscal year to its Chief Executive Officer and each of its three other most highly compensated NEOs other than the Chief Financial Officer; however, “qualified performance-based compensation” was exempt from the limitations on deductibility imposed by Section 162(m) of the Code. The Tax Act repealed such exemption, effective for taxable years beginning after December 31, 2017, such that compensation paid to our NEOs in excess of $1 million in 2018 and future years will not be exempt from the limitations on deductibility. In addition, under the Tax Act, the “covered employees” subject to limitations under Section 162(m) of the Code were expanded to include our Chief Financial Officer, and once one of our NEOs is considered a covered employee for 2017 or later, the NEO will remain a covered employee so long as he or she receives compensation from us. Compensation paid to our NEOs in excess of $1 million in 2018 and future years under compensation plans in effect prior to passage of the Tax Act will not be exempt from the limitations on deductibility unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. To the extent practicable, we intend to preserve future deductions related to existing compensation arrangements that are eligible for transition relief under the Tax Act. However, while the Compensation Committee considers accounting and tax implications of its compensation decisions, other important considerations may outweigh tax or accounting considerations and the Compensation Committee reserves the right to establish compensation arrangements that may not be fully tax deductible under applicable tax laws.

In general, Section 280G of the Code denies a deduction to a corporation with respect to certain payments and benefits provided to certain employees in connection with a change in control. As described above, the exercisability of a stock option or the elimination of restrictions on restricted stock and RSUs will be accelerated as a result of a Change in Control. If a Change in Control occurs, all or a portion of the value of the relevant award at that time may be a “parachute payment” under Section 280G of the Code. This is relevant for determining whether a 20% excise tax (in addition to income tax otherwise owed) is payable by the participant as a result of the receipt of an “excess parachute payment” as determined under the Code. Pursuant to the 2019 Omnibus Plan, any “excess parachute payments” will either be reduced to avoid excise taxes or paid in full, whichever results in the better after-tax result for the participant. Quanta will not be entitled to a deduction for that portion of any parachute payment which is subject to the excise tax.

Inapplicability of ERISA. Based upon current law and published interpretations, Quanta does not believe that the 2019 Omnibus Plan is subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Future Grants. Future grants under the 2019 Omnibus Plan will be made at the discretion of the Compensation Committee and, accordingly, are not yet determinable. In addition, the value of the awards granted under the 2019 Omnibus Plan will depend on a number of factors, including the fair market value per share of our Common Stock on future dates, the exercise decisions made by the participants and/or the extent to which any applicable performance goals necessary for vesting or payment are achieved. Consequently, it is not possible to determine the benefits that might be received by participants receiving discretionary awards under, or having their annual bonus paid pursuant to, the 2019 Omnibus Plan.

68

Omnibus Equity Incentive Plan

Equity Compensation Plan Information

The following table sets forth information as of March 31, 2019 with respect to Quanta’s equity compensation plans, all of which have received stockholder approval.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	4,737,567(1)	–(2)	455,770(3)
Equity compensation plans not approved by security holders	–	–(2)	–
Total	4,737,567(1)	–(2)	455,770(3)
(1)	Includes (i) 3,907,274 shares issuable in connection with unvested RSUs and a target amount of unearned and unvested awards of performance units for the performance periods ending on December 31, 2019, 2020 and 2021 that may become earned and vested based upon the satisfaction of 3-year company performance metrics, and (ii) 830,293 previously vested RSUs and previously earned and vested performance units the settlement of which has been deferred according to prior deferral elections.
(2)	RSUs and performance units do not have exercise prices.
(3)	Includes shares available under the 2011 Omnibus Plan, which provides that the aggregate number of shares of Common Stock issuable in connection with equity-based awards granted thereunder may not exceed 13,300,000 shares.

Required Vote and Board Recommendation

Approval of the 2019 Omnibus Plan requires the affirmative vote of a majority of the voting power of the shares of Common Stock present at the Annual Meeting in person or by proxy and that cast a vote on this proposal.

The Board of Directors unanimously recommends a vote FOR approval of the Quanta Services, Inc. 2019 Omnibus Equity Incentive Plan.

2019 Proxy Statement	69

Stockholder Proposals and Nominations of Directors for the 2020 Annual Meeting

Stockholders who desire to submit a proposal for inclusion in Quanta’s proxy materials for the 2020 annual meeting of stockholders may do so by complying with the procedures set forth in Rule 14a-8 of the Exchange Act. To be eligible for inclusion in our proxy materials under Rule 14a-8, stockholder proposals must be received by Quanta’s Corporate Secretary at our principal executive offices no later than December 14, 2019. Stockholder proposals should be addressed to Corporate Secretary, Quanta Services, Inc., 2800 Post Oak Boulevard, Houston, Texas 77056.

Under our bylaws, with respect to any stockholder proposal that is not submitted for inclusion in next year’s proxy statement under Rule 14a-8, but instead is proposed to be presented directly at our 2020 annual meeting, and with respect to any stockholder nominees for director election, a stockholder’s notice must be received by our Corporate Secretary at the address of our principal executive offices set forth above not earlier than January 24, 2020 and not later than February 23, 2020 (unless the 2020 annual meeting date is before April 23 or after June 22 in which case we must receive such notice not earlier than the close of business 120 days before such annual meeting date and not later than the close of business on the later of 90 days before such annual meeting date or 10 days after we first publicly announce the date of such annual meeting). However, if the number of directors to be elected at the 2020 annual meeting of stockholders is increased and we do not publicly announce the nominee(s) for the new directorship(s) by February 13, 2020, a stockholder’s notice solely with respect to nominee(s) for the additional directorship(s) must be received by our Corporate Secretary not later than 10 days after we first publicly announce the increase in the number of directors.

Any such stockholder proposal and director nomination must comply in all respects with the specific requirements included in our bylaws. Our bylaws are available in the Investors & Media / Governance section of our website at www.quantaservices.com. If a stockholder’s notice regarding a stockholder proposal or director nomination is received after the applicable deadline, our proxy materials for the 2020 annual meeting of stockholders may confer discretionary authority to vote on such matter without any discussion of the matter in the proxy statement for our 2020 annual meeting of stockholders.

70

Security Ownership of Certain Beneficial Owners

The following table sets forth information, as of April 2, 2019, unless otherwise indicated, with respect to each person known by us to be the beneficial owner of more than five percent (5%) of the outstanding shares of our Common Stock. Except as indicated otherwise, the beneficial owners named below have sole voting and investment power with respect to the shares indicated as beneficially owned.

Name and Address of Beneficial Owner	Title of Class	Number of Shares Beneficially Owned	Percent of Class(1)
The Vanguard Group, Inc.	Common Stock	15,454,366(2)	10.9%
100 Vanguard Blvd.
Malvern, Pennsylvania 19355
BlackRock, Inc.	Common Stock	8,971,475(3)	6.3%
55 East 52nd Street
New York, New York 10055
(1)	The percent of class beneficially owned is calculated based on 142,081,375 shares of our Common Stock issued and outstanding as of April 2, 2019. In addition, if a person has the right to acquire beneficial ownership of shares within 60 days following April 2, 2019, those shares are deemed beneficially owned by that person as of that date and are deemed to be outstanding solely for the purpose of determining the percentage of Common Stock owned. Those shares are not included in the computations for any other person.
(2)	Based on Schedule 13G/A (Amendment No. 10) filed on February 12, 2019 by The Vanguard Group, Inc. (“Vanguard”), an investment adviser, which has sole voting power over 147,346 shares, sole dispositive power over 15,302,188 shares, shared voting power over 20,501 shares, and shared dispositive power over 152,178 shares. The Schedule 13G/A further indicates that Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard, is the beneficial owner of 131,677 shares as a result of its serving as investment manager of collective trust accounts, and Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of Vanguard, is the beneficial owner of 36,170 shares as a result of its serving as investment manager of Australian investment offerings.
(3)	Based on Schedule 13G/A (Amendment No. 9) filed on February 6, 2019 by BlackRock, Inc., a parent holding company for a number of investment management subsidiaries, which has sole voting power with respect to 8,165,717 shares and sole dispositive power over all 8,971,475 shares.

2019 Proxy Statement	71

Security Ownership of Certain Beneficial Owners and Management

Security Ownership of Management

The following table sets forth, as of April 2, 2019, the number of shares of Common Stock beneficially owned by (i) each of our directors and director nominees, (ii) each of our NEOs listed in the 2018 Summary Compensation Table and (iii) all of our directors and executive officers as a group.

	Shares of Common Stock Beneficially Owned(1)
Name of Beneficial Owner	Number(2)		Percent of Class
Directors:(3)
Vincent D. Foster	263,431	(4)(5)	*
Bernard Fried	63,273	(4)(5)(6)	*
Worthing F. Jackman	41,086	(4)(5)	*
Margaret B. Shannon	30,852	(4)	*
David M. McClanahan	26,219	(4)	*
J. Michal Conaway	23,640	(4)(5)	*
Pat Wood, III	23,352	(4)(5)	*
Doyle N. Beneby	15,990	(4)	*
Named Executive Officers:
Earl. C. (Duke) Austin, Jr.	515,371	(5)(6)(7)	*
Derrick A. Jensen	267,405	(5)(7)	*
Paul C. Gregory	113,956	(4)(7)	*
Jesse E. Morris	54,545	(5)(7)	*
Donald C. Wayne	12,485	(4)(7)	*
All directors and executive officers as a group (17 persons)	1,737,761	(4)(5)(6)(7)	1.2%
*	Percentage of shares does not exceed 1%.
(1)	The percent of class beneficially owned is calculated based on 142,081,375 shares of our Common Stock issued and outstanding as of April 2, 2019, adjusted as required by the rules promulgated by the SEC. Shares of Common Stock that may be acquired upon vesting of RSUs within 60 days of April 2, 2019 and vested equity awards that are not yet settled are deemed outstanding and beneficially owned by the person holding such RSUs for purposes of computing the number of shares and percentage beneficially owned, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person.
(2)	Except as otherwise indicated, the persons named have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.
(3)	Mr. Austin is an executive officer and director of Quanta, but his beneficial ownership is reported with the executive officers.
(4)	Includes shares that may be acquired upon vesting of RSUs within 60 days of April 2, 2019 as follows: 6,818 shares for Mr. McClanahan; 4,261 shares for each of the other non-employee directors; 14,135 shares for Mr. Gregory; 2,969 shares for Mr. Wayne; and 56,935 shares for all directors and executive officers as a group.
(5)	Includes RSUs and performance units for which settlement has been or will be deferred, pursuant to the deferred compensation plans maintained by Quanta as follows: 24,265 units for Messrs. Foster and Fried; 15,312 units for Mr. Jackman; 10,858 units for Mr. Wood; 5,707 units for Mr. Conaway; 336,594 units for Mr. Austin; 124,906 units for Mr. Jensen; 33,578 units for Mr. Morris; and 611,861 units for all directors and executive officers as a group.
(6)	Includes shares held by family trusts or family limited partnerships as to which the named person and his or her spouse have shared voting and investment power as follows: 34,747 shares for Mr. Fried; 20,000 shares for Mr. Austin; and 275,531 shares for all directors and executive officers as a group.
(7)	Does not include shares underlying performance units that vest only to the extent performance objectives are achieved as follows: 341,572 units for Mr. Austin; 134,307 units for Mr. Gregory; 90,500 units for Mr. Jensen; 59,687 units for Mr. Wayne; 35,970 units for Mr. Morris; and 713,376 units for all directors and officers as a group.

72

Related Party Transactions

Transactions Involving Executive Officers and Directors

North Houston Pole Line, L.P. (“North Houston”), a wholly-owned subsidiary of Quanta, is a party to certain facility leases with Properties, Etc., the general partner and 50% owner of which is Earl C. (Duke) Austin, Jr., who is our President, Chief Executive Officer, Chief Operating Officer and a director. During 2018, North Houston paid an aggregate of $469,956 to Properties, Etc. in rent expense related to these leases and incurred $243,192 in costs associated with necessary leasehold improvements to one of these properties. These leases have terms through August 2021, and as of December 31, 2018, provided for aggregate remaining lease obligations of $1,253,216 through the conclusion of the lease terms. In addition, North Houston is a party to a facility lease with Mr. Austin and paid Mr. Austin $158,400 in rent expense for 2018 related to this lease and incurred $310,827 in costs associated with necessary leasehold improvements to this property. As of December 31, 2018, the aggregate remaining lease obligations under this lease were $422,400 through the conclusion of the lease term in August 2021. Further, North Houston is a party to a facility lease with Mr. Austin’s father and paid Mr. Austin’s father $198,000 in rent expense for 2018 related to this lease. As of December 31, 2018, the aggregate remaining lease obligations under this lease were $528,000 through the conclusion of the lease term in August 2021. These leases relate primarily to facilities that were occupied by North Houston when Quanta acquired North Houston in 2001. Based upon an independent market valuation, we believe that the rental rates of these leases do not exceed fair market value.

Quanta employed Travis Grindstaff, the brother of Nicholas M. Grindstaff, one of our executive officers, during 2018. Quanta paid Travis Grindstaff an aggregate of $292,832 in salary, non-equity incentive compensation, health and welfare coverage and 401(k) plan matching contributions for 2018. In addition, during 2018 we granted 708 RSUs to Travis Grindstaff, with a grant date fair value of $24,384, vesting in three equal annual installments beginning in the first quarter of 2018. The RSUs were granted on the same terms and conditions as RSUs granted to other U.S. employees in 2018.

Transactions Involving Holder of Series G Preferred Stock

Northstar Energy Services Inc. (“Northstar”), a wholly-owned subsidiary of Quanta, is party to a facility lease with Gunnar Investments Inc. (f/k/a Kehr Developments Inc.), a corporation controlled by Jay Gunnarson, the beneficial holder of the single outstanding share of Quanta’s Series G Preferred Stock during 2018. In January 2019, that share was redeemed and retired. Northstar paid $329,806 to Kehr Developments, Inc. in rental expense for 2018 related to the facility lease, and the lease has a term through January 2024. As of December 31, 2018, the remaining lease obligations were $1,660,555. This lease relates to a property occupied by Northstar when Quanta acquired Northstar in January 2014. Based upon an independent market valuation, we believe the current rental rate of this lease does not exceed fair market value. Northstar is also party to a residential crew house lease with Jay Gunnarson and paid an aggregate of $25,065 in rental expense related to this property in 2018.

All amounts associated with Northstar were paid in local (foreign) currency. The amounts reflected above represent the U.S. dollar equivalent of the amounts reportable during 2018, based on the spot exchange rate for such foreign currency to the U.S. Dollar on December 31, 2018, as reported by the Wall Street Journal.

2019 Proxy Statement	73

Certain Transactions

Review of Related Party Transactions

We have a written policy and procedures for the review, approval and ratification of transactions with related persons. Under our policy, related persons include, among others, our executive officers and corporate employees, certain employees of our subsidiaries, directors, principal stockholders, and immediate family members of such persons. The transactions covered under our policy generally include any business transaction between Quanta and a related person, including, among others, the lease of real property from a related person, the employment of a related person, the sale of inventory or supplies to or the purchase of inventory or supplies from a related person, and the supply of services to or receipt of services from a related person. Related party transactions involving an amount exceeding $120,000 and in which any of our directors, director nominees, executive officers, beneficial owners of greater than five percent (5%) of any class of our voting securities, or any immediate family members of the foregoing may have an interest require the approval of the Audit Committee. In considering the approval of any related party transaction, a legitimate business case must be presented that includes, among other things, whether the transaction terms are no less favorable than the terms generally available to an unaffiliated third party, the materiality of the transaction and the reasons that the transaction is beneficial to Quanta.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of a registered class of our equity securities to file various reports with the SEC concerning their holdings of, and transactions in, our securities. Based solely on our review of the copies of those forms furnished to us and written certifications from our directors and executive officers, we believe that, during 2018, all of our directors and executive officers were in compliance with the applicable filing requirements, except that, due to administrative errors, one report for Ms. Upperman reporting a grant of RSUs was filed late, and one report for each of Mr. Jensen, Randall C. Wisenbaker (a former executive officer) and Ms. Upperman reporting shares withheld to cover taxes associated with a nonqualified deferred compensation plan distribution was filed late.

74

Questions and Answers about the Annual Meeting

What is the purpose of the Annual Meeting?

The Annual Meeting will be Quanta’s regular annual meeting of stockholders, and stockholders will be asked to vote on the following matters:

●	election of nine directors nominated by our Board;
●	approval, by non-binding advisory vote, of Quanta’s executive compensation;
●	ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2019; and
●	approval of the 2019 Omnibus Plan.

How does the Board recommend that stockholders vote?

The Board recommends that stockholders vote as follows:

●	FOR the election of all nominees as directors;
●	FOR the advisory resolution approving Quanta’s executive compensation;
●	FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2019; and
●	FOR approval of the 2019 Omnibus Plan.

When and where is the Annual Meeting?

The Annual Meeting will be held in the Williams Tower, 2nd Floor Conference Center, Auditorium No. 1, located at 2800 Post Oak Boulevard, Houston, Texas 77056, on May 23, 2019 at 8:30 a.m. local time.

Who can attend the Annual Meeting?

All stockholders of record as of March 25, 2019, or their duly appointed proxies, may attend the Annual Meeting, and each may be accompanied by one guest. Seating, however, is limited. Admission to the Annual Meeting will be on a first-come, first-served basis. Registration and seating will begin at 8:00 a.m. on May 23, 2019. Each stockholder will be asked to present valid picture identification, such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting. To obtain directions to the Annual Meeting, please contact our Corporate Secretary at (713) 629-7600.

If you hold your shares in “street name” (that is, through a broker, bank or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the Annual Meeting.

2019 Proxy Statement	75

General Information

Who is entitled to vote at the Annual Meeting?

Holders of record of our Common Stock at the close of business on March 25, 2019, the record date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the Annual Meeting, or at any adjournments or postponements of the Annual Meeting, unless a new record date is then set. As of March 25, 2019, there were 142,088,352 shares of our Common Stock outstanding and entitled to vote.

What are the voting rights of the holders of Common Stock?

Each share of Common Stock is entitled to one vote on each matter on which it may vote. The required vote to approve each item to be voted on at the Annual Meeting is described below.

What vote is required to approve each item to be voted on at the Annual Meeting?

Directors are elected by a majority of the votes cast with respect to such director in uncontested elections, such that a nominee for director will be elected to the Board if the votes cast FOR the nominee’s election exceed the votes cast AGAINST such nominee’s election. Abstentions and broker non-votes are not counted as votes cast for purposes of the election of directors and, therefore, will have no effect on the outcome of such election. Even if a nominee is not re-elected, he or she will remain in office as a director until his or her earlier resignation or removal. Each of the current director nominees has signed a letter of resignation that will be effective if the nominee is not re-elected at the Annual Meeting and the Board accepts the resignation following the Annual Meeting. If a nominee is not re-elected, the Board will decide whether to accept the director’s resignation in accordance with the procedures listed in Quanta’s Corporate Governance Guidelines, which are available in the Investors & Media / Governance section of our website at www.quantaservices.com.

Advisory approval of the resolution on Quanta’s executive compensation, ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm and approval of the 2019 Omnibus Plan will be decided by a majority of the votes cast with respect to such matter, such that votes cast FOR the proposal must exceed the votes cast AGAINST the proposal for the proposal to succeed. Abstentions and broker non-votes are not counted as votes cast for purposes of these proposals and will have no effect on the outcome of the vote on such proposals. Additionally, with respect to approval of the resolution on Quanta’s executive compensation, the results of the vote are not binding on the Board, whether or not the proposal is adopted by the aforementioned voting standard. In evaluating the vote on this resolution, the Board intends to consider the voting results in their entirety.

Any other matter properly brought before the Annual Meeting will be decided by the affirmative vote of a majority of the votes cast with respect to the matter.

Why did I receive a Notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

In accordance with SEC rules, we are providing access to our proxy materials over the Internet. As a result, we have sent to most of our stockholders a Notice instead of a paper copy of the proxy materials. The Notice contains instructions on how to access the proxy materials over the Internet and how to request a paper copy. In addition, stockholders may request to receive future proxy materials in printed form by mail or electronically by e-mail. A stockholder’s election to receive proxy materials by mail or e-mail will remain in effect until the stockholder terminates it.

Why didn’t I receive a Notice in the mail regarding the Internet availability of proxy materials?

We are providing certain stockholders, including those who have previously requested to receive paper copies of the proxy materials, with paper copies of the proxy materials instead of a Notice. If you would like to reduce the costs incurred by Quanta in printing and mailing proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions provided with your proxy materials and on your proxy card or voting instruction card to vote using the Internet. When prompted, indicate that you agree to receive or access stockholder communications electronically in the future.

76

General Information

Can I vote my stock by completing and returning the Notice?

No. The Notice will, however, provide instructions on how to vote by Internet, by telephone, by requesting and returning a paper proxy card, or by submitting a ballot in person at the Annual Meeting.

How can I access the proxy materials over the Internet?

Your Notice or proxy card will contain instructions on how to view our proxy materials for the Annual Meeting on the Internet. Our proxy materials are available at www.proxyvote.com.

How do I vote?

You may vote by any of the following methods:

(i) Internet. Vote on the Internet at www.proxyvote.com. This website also allows electronic proxy voting using smartphones, tablets and other web-connected mobile devices (additional charges may apply pursuant to your service provider plan). Simply follow the instructions on the Notice, or if you received a proxy card by mail, follow the instructions on the proxy card and you can confirm that your vote has been properly recorded. If you vote on the Internet, you can request electronic delivery of future proxy materials. Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. (Eastern Time) on May 22, 2019.

(ii) Telephone. Vote by telephone by following the instructions on the Notice or, if you received a proxy card, by following the instructions on the proxy card. Easy-to-follow voice prompts allow you to vote your stock and confirm that your vote has been properly recorded. Telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. (Eastern Time) on May 22, 2019.

(iii) Mail. If you received a proxy card by mail, vote by mail by completing, signing, dating and returning your proxy card in the pre-addressed, postage-paid envelope provided. If you vote by mail and your proxy card is returned unsigned, then your vote cannot be counted. If you vote by mail and the returned proxy card is signed without indicating how you want to vote, then your proxy will be voted as recommended by the Board. If mailed, your completed and signed proxy card must be received by May 22, 2019.

(iv) Meeting. You may attend and vote at the Annual Meeting. The Board recommends that you vote using one of the first three methods discussed above, as it is not practical for most stockholders to attend and vote at the Annual Meeting. Using one of the first three methods discussed above to vote will not limit your right to vote at the Annual Meeting if you later decide to attend in person. If your stock is held in street name (for example, held in the name of a bank, broker, or other nominee), you must obtain a proxy executed in your favor from your bank, broker or other holder of record to be able to vote in person at the Annual Meeting.

If I vote by telephone or Internet and received a proxy card in the mail, do I need to return my proxy card?

No, you do not need to return your proxy card if you vote by telephone or Internet.

If I vote by mail, telephone or Internet, may I still attend the Annual Meeting?

Yes, you may attend the Annual Meeting even if you have voted by mail, telephone or Internet.

2019 Proxy Statement	77

General Information

Can I change my vote?

Yes. You may revoke your proxy before the voting polls are closed at the Annual Meeting, by the following methods:

●	voting at a later time by Internet on the website www.proxyvote.com until 11:59 p.m. (Eastern Time) on May 22, 2019;
●	voting at a later time by telephone, following the instructions included with your Notice or proxy card, until 11:59 p.m. (Eastern Time) on May 22, 2019;
●	voting in person, or giving notice to the inspector of elections, at the Annual Meeting; or
●	signing, dating and delivering to Quanta’s Corporate Secretary a proxy with a later date or a written revocation of your most recent proxy.

The powers of the proxy holders will be revoked with respect to your shares if you attend the Annual Meeting in person and vote your shares in person by completing a written ballot. Attendance at the Annual Meeting will not by itself revoke a previously granted proxy. If you hold your shares in street name and you instruct your broker, bank or other nominee how to cast votes on your behalf, you may later revoke your voting instructions by informing the holder of record in accordance with that entity’s procedures.

What is the effect of an advisory vote?

Because your vote with respect to approval of our named executive officer compensation is advisory, the voting results will not be binding upon the Board. However, our Compensation Committee and the Board will take the outcome of the vote into account when considering future compensation arrangements for our executive officers.

What constitutes a quorum?

The holders of shares representing a majority of the aggregate outstanding shares entitled to vote must be present, in person or by proxy, to constitute a quorum to transact business at the Annual Meeting. As of March 25, 2019, there were 142,088,352 shares of our Common Stock outstanding and entitled to vote.

Your stock is counted as present at the Annual Meeting if you attend the Annual Meeting and vote in person or if you properly return a proxy by Internet, telephone or mail. Abstentions and broker non-votes will be counted as present for purposes of establishing a quorum at the Annual Meeting.

What are broker non-votes?

The NYSE permits brokers to vote their customers’ stock held in street name on routine matters, such as the ratification of the appointment of our independent registered public accounting firm, when the brokers have not received voting instructions from their customers. However, the NYSE does not allow brokers to vote their customers’ shares held in street name on non-routine matters unless they have received voting instructions from their customers. In such cases, the uninstructed shares for which the broker is unable to vote are called broker non-votes.

What routine matters will be voted on at the Annual Meeting?

Ratification of the appointment of our independent registered public accounting firm is the only matter to be voted on at the Annual Meeting on which brokers may vote in their discretion on behalf of customers who have not provided voting instructions.

What non-routine matters will be voted on at the Annual Meeting?

The election of directors, the advisory vote on executive compensation and the proposal to approve the 2019 Omnibus Plan are non-routine matters on which brokers are not allowed to vote unless they have received voting instructions from their clients.

78

General Information

What is the effect of not casting a vote?

If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the matters that properly come before the Annual Meeting. If you hold your shares in street name, and you do not instruct your broker, bank or other nominee how to vote in the election of directors, the advisory vote to approve executive compensation, the proposal to approve the 2019 Omnibus Plan or any other non-routine matter, no votes will be cast on your behalf on such matters, but your broker, bank or other nominee will continue to have discretion to vote any uninstructed shares on the ratification of the appointment of our independent registered public accounting firm.

Where can I find the voting results of the Annual Meeting?

We plan to announce preliminary voting results at the Annual Meeting and publish final results in a Current Report on Form 8-K or an amendment thereto timely filed with the SEC. You may access or obtain a copy of this and other reports free of charge on the Company’s website at www.quantaservices.com or by contacting our investor relations department at investors@quantaservices.com. Also, the referenced Current Report on Form 8-K, any amendments thereto and other reports filed by Quanta with the SEC are available to you on the SEC’s website at www.sec.gov.

Who conducts and pays for the proxy solicitation related to the Annual Meeting?

The proxies being solicited hereby are being solicited by Quanta on behalf of the Board. Quanta has engaged Okapi Partners LLC as the proxy solicitor for the Annual Meeting for an approximate fee of $10,000, plus expenses. These and other costs of soliciting proxies hereby, which may include the cost of preparing, printing and mailing the proxy materials, will be borne by Quanta. Our officers, directors and employees may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, facsimile, postings on our website or other electronic means. We will also request banks, brokers and other custodians, nominees and fiduciaries to forward proxy materials to beneficial owners of our Common Stock and obtain their voting instructions. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of our Common Stock.

Can I get more than one copy of the proxy materials if multiple stockholders are located at my address?

In some instances, only one proxy statement and annual report is being delivered to multiple stockholders sharing an address unless we have received contrary instructions from one of those stockholders. Quanta undertakes to promptly deliver upon written or oral request a separate copy of such materials to any stockholder at a shared address to which a single copy of the documents was delivered. Stockholders sharing an address may also request delivery of a single copy of the proxy materials, but in such event will still receive separate proxies for each account. To request separate or single delivery of these materials now or in the future, stockholders should notify Quanta by contacting the Corporate Secretary in writing at Quanta Services, Inc., 2800 Post Oak Blvd., Suite 2600, Houston, Texas 77056 or by phone at (713) 629-7600.

What if I receive more than one proxy card?

If you hold your shares in more than one type of account or your shares are registered differently, you may receive more than one proxy card. We encourage you to vote each proxy card that you receive.

2019 Proxy Statement	79

Other Matters

As of the date of this Proxy Statement, the Board does not know of any other matter that will be brought before the Annual Meeting. Pursuant to Quanta’s bylaws, additional matters may be brought only by or at the direction of the Board. However, if any other matter properly comes before the Annual Meeting, or any adjournment or postponement thereof, the person or persons voting the proxies will vote on such matters as recommended by the Board or, if no recommendation is given, in accordance with their best judgment and discretion.

By Order of the Board of Directors,

Carolyn M. Campbell
Corporate Secretary

Houston, Texas
April 12, 2019

80

Reconciliation of Non-GAAP Financial Measure

Adjusted EBITDA for 2018 Annual Incentive Plan
For the Twelve Months Ended December 31, 2018
(In thousands)
(Unaudited)

Operating Income (GAAP as reported)	$540,269
Depreciation expense	202,519
Amortization of intangible assets	43,994
Stock-based compensation	52,484
Equity in losses of unconsolidated affiliates	(1,445)
Non-controlling interests	(2,661)
Additional operating activities affecting net income:
Asset impairments	49,375
Adjustment to contingent consideration liabilities associated with acquired companies	(11,248)
Foreign currency exchange rate fluctuations	6,600
Asset gains/losses on sales of property, plant and equipment	(3,296)
Acquired company post-acquisition results (net of acquisition and integration costs)	(2,047)
Fair value adjustment to deferred compensation expense	(2,170)
Impairment charges and other costs associated with terminated activities	1,326
Effect on EBITDA of iterative adjustment to final bonus attainment	(944)
AIP Adjusted EBITDA	$872,756

2019 Proxy Statement	A-1

Reconciliation of Non-GAAP Financial Measure

Adjusted EBITDA Margin for 2018 Annual Incentive Plan
For the Twelve Months Ended December 31, 2018
(In thousands, except percentage information)
(Unaudited)

Revenues (GAAP as reported)	$11,171,423
Adjustments:
Results of acquired businesses	(71,125)
Foreign currency exchange rate fluctuations	92,011
Adjusted Revenues	$11,192,309

AIP Adjusted EBITDA (see reconciliation above)	$872,756

AIP Adjusted EBITDA Margin	7.80%

A-2

Quanta Services, Inc.
2019 Omnibus Equity Incentive Plan

1. Purpose. The purpose of the Quanta Services, Inc. 2019 Omnibus Equity Incentive Plan is to provide a means through which the Company and its Affiliates may attract and retain key personnel and to provide a means whereby directors, officers, employees, consultants and advisors (and prospective directors, officers, employees, consultants and advisors) of the Company and its Affiliates can acquire and maintain an equity interest in the Company, or be paid incentive compensation, which may (but need not) be measured by reference to the value of Common Shares, thereby strengthening their commitment to the welfare of the Company and its Affiliates and aligning their interests with those of the Company’s stockholders.

2. Definitions. The following definitions shall be applicable throughout the Plan:

(a) “409A Tax” shall have the meaning set forth in Section 15(w) of the Plan.

(b) “Affiliate” means (i) any person or entity that directly or indirectly controls, is controlled by or is under common control with the Company and/or (ii) to the extent provided by the Committee, any person or entity in which the Company has a significant interest. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting or other securities, by contract or otherwise.

(c) “After-Tax Payment Amount” shall have the meaning set forth in Section 15(v) of the Plan.

(d) “Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Stock Bonus Award, and Performance Compensation Award granted under the Plan.

(e) “Board” means the Board of Directors of the Company.

(f) “Business Combination” has the meaning given such term in the definition of “Change in Control.”

(g) “Cause” means, in the case of a particular Award, unless the applicable Award agreement states otherwise, (i)  the Company or an Affiliate having “cause” or “good cause” to terminate a Participant’s employment or service, as defined in any employment or consulting agreement between the Participant and the Company or an Affiliate in effect at the time of such termination or (ii) in the absence of any such employment or consulting agreement (or the absence of any definition of “Cause” or “Good Cause” contained therein), (A) the Participant’s commission of, conviction for, plea of guilty or nolo contendere to a felony or a crime involving moral turpitude, or other material act or omission involving dishonesty or fraud, (B) the Participant’s conduct that results in or is reasonably likely to result in harm to the reputation or business of the Company or any of its Affiliates in any material way, (C) the Participant’s failure to perform duties as reasonably directed by the Company or the Participant’s material violation of any rule, regulation, policy or plan for the conduct of any service provider to the Company or its Affiliates or its or their business (which, if curable, is not cured within 5 days after notice thereof is provided to the Participant) or (D) the Participant’s gross negligence, willful malfeasance or material act of disloyalty with respect to the Company or its Affiliates (which, if curable, is not cured within 5 days after notice thereof is provided to the Participant). Any determination of whether Cause exists shall be made by the Committee in its sole discretion.

2019 Proxy Statement	B-1

(h) “Change in Control” shall be deemed to occur upon:

(i) Any sale, lease, exchange or other transfer (in one or a series of related transactions) of all or substantially all of the assets of the Company to a non-Affiliate;

(ii) Any “person” as such term is used in Section 13(d) and Section 14(d) of the Exchange Act is or becomes, directly or indirectly, the “beneficial owner” as defined in Rule 13d-3 under the Exchange Act of securities of the Company that represent more than 50% of the combined voting power of the Company’s then outstanding voting securities (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this Section 2(h), the following acquisitions shall not constitute a Change in Control: (I) any acquisition directly from the Company, (II) any acquisition by the Company, (III) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate, (IV) any acquisition by any corporation pursuant to a transaction that complies with Section 2(h)(iv), (V) any acquisition involving beneficial ownership of less than a majority of the then-outstanding Common Shares (the “Outstanding Company Common Shares”) or the Outstanding Company Voting Securities that is determined by the Board, based on review of public disclosure by the acquiring Person with respect to its passive investment intent, not to have a purpose or effect of changing or influencing the control of the Company; provided, however, that for purposes of this clause (V), any such acquisition in connection with (x) an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents or (y) any “Business Combination” (as defined below) shall be presumed to be for the purpose or with the effect of changing or influencing the control of the Company;

(iii) During any period of two (2) consecutive years, the individuals who at the beginning of such period constituted the Board together with any individuals subsequently elected to the Board whose nomination by the stockholders of the Company was approved by a vote of the then incumbent Board (i.e. those members of the Board who either have been directors from the beginning of such two-year period or whose election or nomination for election was previously approved by the Board as provided in this Section 2(h)(iii)) cease for any reason to constitute a majority of the Board; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to the election or removal of directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an incumbent director;

(iv) The Company has consummated a merger, amalgamation or consolidation (a “Business Combination”) of the Company with any other corporation, unless, following such Business Combination, all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Shares and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries);

(v) The stockholders of the Company approve a complete liquidation of the Company.

Notwithstanding the foregoing, no Change in Control shall be deemed to occur with respect to an Award (i) that is subject to Section 409A of the Code and (ii) the timing of payment of which may accelerate on a Change in Control, unless such event constitutes a “change in control event” within the meaning of Treasury Regulation § 1.409A-3(i)(5).

(i) “Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto. Reference in the Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.

(j) “Committee” means the Compensation Committee, as constituted from time to time, of the Board, or if no such committee shall be in existence at any relevant time, the term “Committee” for purposes of the Plan shall mean the Board; provided, however, that while the Common Shares are publicly traded, (i) the Committee shall be a committee of the Board consisting solely of two or more Eligible Directors as necessary to satisfy the requirements of Rule 16b-3 under the Exchange Act with respect to Awards granted under the Plan and (ii) with respect to Awards to directors who are not employees of the Company, the Committee shall consist solely of one or more members of

B-2

the Board who are “independent” within the meaning of the New York Stock Exchange corporate governance listing standards (or, if the Common Shares are not listed on the New York Stock Exchange, such similar standards of any other applicable registered stock exchange on which the Common Shares are listed or quoted at any relevant time). When used in the Plan, the term “Committee” shall refer to the Committee, the Equity Grant Committee and any officer of the Company or any Affiliate acting within the scope of his or her delegated authority under Section 4(c) of the Plan with respect to the matter covered by the particular reference.

(k) “Common Shares” means the shares of common stock, par value $0.00001 per share, of the Company (and any stock or other securities into which such shares of common stock may be converted or into which they may be exchanged).

(l) “Company” means Quanta Services, Inc., a Delaware corporation.

(m) “Confidential Information” means any and all confidential and/or proprietary trade secrets, knowledge, data, or information of the Company including, without limitation, any: (A) drawings, inventions, methodologies, mask works, ideas, processes, formulas, source and object codes, data, programs, software source documents, works of authorship, know-how, improvements, discoveries, developments, designs and techniques, and all other work product of the Company, whether or not patentable or registrable under trademark, copyright, patent or similar laws; (B) information regarding plans for research, development, new service offerings and/or products, marketing, advertising and selling, distribution, business plans and strategies, business forecasts, budgets and unpublished financial statements, licenses, prices and costs, suppliers, customers, customer history, customer preferences, or distribution arrangements; (C) any information regarding the skills or compensation of employees, suppliers, agents, and/or independent contractors of the Company; (D) concepts and ideas relating to the development and distribution of content in any medium or to the current, future and proposed products or services of the Company; (E) information about the Company’s investment program, trading methodology, or portfolio holdings; or (F) any other information, data or the like that is confidential or could reasonably be expected to be confidential.

(n) “Date of Grant” means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization.

(o) “Disability” means the “disability” of a person as defined in a then effective long-term disability plan maintained by the Company that covers such person, or if such a plan does not exist at any relevant time, “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code. For purposes of determining the time during which an Incentive Stock Option may be exercised under the terms of an Option Agreement, “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code. Section 22(e)(3) of the Code provides that an individual is totally and permanently disabled if he or she is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

(p) “Effective Date” means the date as of which this Plan is approved by the Company’s stockholders.

(q) “Eligible Director” means a person who is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act.

(r) “Eligible Person” means any (i) individual employed by the Company or an Affiliate; (ii) director of the Company or an Affiliate; (iii) consultant or advisor to the Company or an Affiliate, provided that if the Securities Act applies, such persons must be eligible to be offered securities registrable on Form S-8 under the Securities Act; or (iv) prospective employees, directors, officers, consultants or advisors who have accepted offers of employment or consultancy from the Company or its Affiliates (and would satisfy the provisions of clauses (i) through (iii) above once he or she begins employment with or begins providing services to the Company or its Affiliates).

(s) “Equity Grant Committee” has the meaning given such term in Section 4(c) of the Plan.

(t) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

2019 Proxy Statement	B-3

(u) “Excise Tax” shall have the meaning set forth in Section 15(v) of the Plan.

(v) “Exercise Price” has the meaning given such term in Section 7(b) of the Plan.

(w) “Fair Market Value” means, as of any date, the value of Common Shares determined as follows:

(i) If the Common Shares are listed or quoted on any registered stock exchange, the Fair Market Value of a Common Share shall be the closing sales price for such a Common Share (or the closing bid price, if applicable) on such exchange (or if the Common Shares are listed or quoted on more than one registered exchange, on the exchange with the greatest volume of trading in the Common Shares) on the day of determination (or if no such price is reported on that day, on last market trading day prior to the day of determination), as reported in The Wall Street Journal or such other source as the Committee deems reliable.

(ii) In the absence of any listing or quotation of the Common Shares on any such registered exchange, the Fair Market Value of a Common Share shall be determined in good faith by the Committee in a manner intended to satisfy the principles of Section 409A of the Code.

(x) “Governmental Authorities” shall have the meaning set forth in Section 14(e) of the Plan.

(y) “Immediate Family Members” shall have the meaning set forth in Section 15(b)(ii) of the Plan.

(z) “Incentive Stock Option” means an Option that is designated by the Committee as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth in the Plan and Section 422 of the Code.

(aa) “Indemnifiable Person” shall have the meaning set forth in Section 4(e) of the Plan.

(bb) “Intellectual Property Products” shall have the meaning set forth in Section 14(d) of the Plan.

(cc) “Nonqualified Stock Option” means an Option that is not designated by the Committee as an Incentive Stock Option.

(dd) “Officer” means a person who is an “officer” within the meaning of Rule 16a-1(f) promulgated pursuant to the Exchange Act (whether or not the Company is subject to the requirements of the Exchange Act).

(ee) “Option” means an Award granted under Section 7 of the Plan.

(ff) “Option Period” has the meaning given such term in Section 7(c) of the Plan.

(gg) “Outstanding Company Common Shares” has the meaning given such term in the definition of “Change in Control.”

(hh) “Outstanding Company Voting Securities” has the meaning given such term in the definition of “Change in Control.”

(ii) “Participant” means an Eligible Person who has been selected by the Committee to participate in the Plan and to receive an Award pursuant to Section 6 of the Plan.

(jj) “Payment” shall have the meaning set forth in Section 15(v) of the Plan.

(kk) “Performance Compensation Award” shall mean any Award designated by the Committee as a Performance Compensation Award pursuant to Section  11 of the Plan, including, but not limited to, restricted stock units or “performance units” subject to one or more Performance Goals.

(ll) “Performance Goals” shall mean the one or more goals established by the Committee and used to determine whether all, some multiple or percentage of, or none of a Performance Compensation Award has been earned for a Performance Period.

B-4

(mm) “Performance Period” shall mean the one or more periods of time, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Compensation Award.

(nn) “Permitted Transferee” shall have the meaning set forth in Section 15(b) of the Plan.

(oo) “Person” has the meaning given such term in the definition of “Change in Control.”

(pp) “Plan” means this Quanta Services, Inc. 2019 Omnibus Equity Incentive Plan.

(qq) “Post-Termination Option Exercise Period” shall have the meaning set forth in Section 7(e) of the Plan.

(rr) “Post-Termination SAR Exercise Period” shall have the meaning set forth in Section 8(e) of the Plan.

(ss) “Prior Plan” means the Quanta Services, Inc. 2011 Omnibus Equity Incentive Plan, as amended from time to time.

(tt) “Restricted Period” means the period of time determined by the Committee during which an Award is subject to restrictions or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.

(uu) “Restricted Stock Unit” means an unfunded and unsecured promise to deliver Common Shares, cash, other securities or other property, subject to certain restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.

(vv) “Restricted Stock” means Common Shares, subject to certain specified restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.

(ww) “SAR Period” has the meaning given such term in Section 8(c) of the Plan.

(xx) “Securities Act” means the Securities Act of 1933, as amended, and any successor thereto. Reference in the Plan to any section of the Securities Act shall be deemed to include any rules, regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, rules, regulations or guidance.

(yy) “Stock Appreciation Right” or “SAR” means an Award granted under Section 8 of the Plan.

(zz) “Stock Bonus Award” means an Award granted under Section 10 of the Plan.

(aaa) “Strike Price” means, except as otherwise provided by the Committee in the case of Substitute Awards, (i) in the case of a SAR granted in tandem with an Option, the Exercise Price of the related Option, or (ii) in the case of a SAR granted independent of an Option, an amount not less than the Fair Market Value on the Date of Grant.

(bbb) “Subsidiary” means, with respect to any specified Person:

(i) any corporation, association or other business entity of which more than 50% of the total voting power of shares or any equivalent equity-type ownership (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(ii) any partnership (or any comparable foreign entity) (a)  the sole general partner (or functional equivalent thereof) or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners (or functional equivalents thereof) of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

(ccc) “Substitute Award” has the meaning given such term in Section 5(f) of the Plan.

2019 Proxy Statement B-5

3. Effective Date; Duration. The Plan shall be effective as of the Effective Date. Unless sooner terminated by the Board in accordance with Section 13 hereof, the expiration date of the Plan, on and after which date no Awards may be granted hereunder, shall be the tenth anniversary of the Effective Date; provided, however, that such expiration shall not affect Awards then outstanding, and the terms and conditions of the Plan shall continue to apply to such Awards.

4. Administration.

(a) The Committee shall administer the Plan. To the extent required to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act (if the Board is not acting as the Committee under the Plan), it is intended that each member of the Committee shall, at the time he or she takes any action with respect to an Award under the Plan, be an Eligible Director. However, the fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan. The acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by a majority of the Committee shall be deemed the acts of the Committee.

(b) Subject to the provisions of the Plan and applicable law, the Committee shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Committee by the Plan, to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Common Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Common Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi)  determine whether, to what extent, and under what circumstances the delivery of cash, Common Shares, other securities, other Awards or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant or of the Committee; (vii) interpret, administer, reconcile any inconsistency in, correct any defect in and/ or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; (viii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the Plan; (ix) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(c) To the extent permissible by applicable law, the Committee may delegate to a committee of one or more members of the Board who are not Eligible Directors (the “Equity Grant Committee”) (i) the authority to grant Awards with respect to a specified maximum aggregate value or number of shares of Common Stock to Eligible Persons who are not then Officers or Eligible Directors and/or (ii) the administrative duties under the Plan with respect to any matter, right, obligation, or election that is the responsibility of or that is allocated to the Committee herein. The Committee may delegate to one or more officers of the Company or any Affiliate the administrative duties under the Plan with respect to any matter, right, obligation, or election that is the responsibility of or that is allocated to the Committee herein, excluding the Committee’s authority to grant Awards.

(d) Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award or any documents evidencing Awards granted pursuant to the Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons or entities, including, without limitation, the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any stockholder of the Company.

(e) No member of the Board, the Committee, delegate of the Committee or any employee or agent of the Company (each such person, an “Indemnifiable Person”) shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award hereunder. Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award agreement and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval, in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person, provided, that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and once the Company gives notice of its intent to assume the defense,

B-6

the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts or omissions of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s bad faith, fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s constituent documents. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such Indemnifiable Persons may be entitled under the Company’s constituent documents, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold them harmless.

(f) Notwithstanding anything to the contrary contained in the Plan, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer the Plan with respect to such Awards. In any such case, the Board shall have all the authority granted to the Committee under the Plan.

5. Shares Subject to the Plan; Grant of Awards; Limitations.

(a) Subject to adjustment as provided in Section  12 of the Plan, the Committee is authorized to deliver pursuant to Awards under the Plan no more than the sum of (i) 7,000,000 Common Shares, plus (ii) such number of Common Shares, not to exceed 455,770, as remained available for awards under the Prior Plan as of March 31, 2019, less one share for every one share granted under the Prior Plan after March 31, 2019 and prior to the Effective Date, plus (iii) any Shares underlying Awards under the Prior Plan that are forfeited, cancelled, expire unexercised, or are settled in cash after March 31, 2019. All such shares hereunder shall be available for Awards of Incentive Stock Options. From and after the Effective Date, the Company will make no further awards under the Prior Plan.

(b) The aggregate number of Common Shares subject to an Award granted in any one calendar year to any individual shall not exceed 1,000,000 shares. In addition, the aggregate value of Awards granted under the Plan (as determined based on the Fair Market Value at the Date of Grant or, to the extent used to calculate the number of shares to be granted, the average of the closing prices of the Company’s Common Shares for the twenty consecutive trading days immediately preceding the Date of Grant) and any cash compensation granted under the Plan or otherwise during any calendar year to any individual Eligible Director shall not exceed $500,000; provided, however, that such limit shall be increased by an additional $250,000 for (i) an Eligible Director serving as Chairman of the Board or Lead Director of the Board or (ii) an Eligible Director serving in his or her first calendar year on the Board. Compensation shall count towards the limit in the previous sentence for the calendar year in which the compensation was granted, and not in a later payment year in the event the compensation is deferred.

(c) The Committee may, from time to time, grant Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Bonus Awards and/or Performance Compensation Awards to one or more Eligible Persons selected in its sole discretion. A Participant may be granted more than one Award under the Plan, and Awards may be granted at any time or times during the term of the Plan. The grant of an Award to an Eligible Person shall not be deemed either to entitle that individual to, or to disqualify that individual from, participation in any other grant of Awards under the Plan.

(d) Shares underlying Awards under this Plan that are forfeited, cancelled, expire unexercised, or are settled in cash are available again for Awards under the Plan. Notwithstanding anything herein to the contrary, none of the following Common Shares shall be available again for Awards under the Plan: (i) Common Shares withheld by the Company or tendered by a Participant for payment of tax withholding obligations in connection with an Award, (ii) Common Shares withheld by the Company or tendered by a Participant in payment of the Exercise Price of an Option, (iii) Common Shares reacquired in the open market or otherwise using cash proceeds from the exercise of Options, and (iv) Common Shares that are not issued to a Participant due to a net settlement of an Award. For the avoidance of doubt, with respect to Options and SARs that are settled in shares of Common Stock, the number of Options and SARs exercised shall be counted in full against the number of shares available for Awards under the Plan regardless of the number of Common Shares issued upon settlement of Options and SARs.

(e) Common Shares delivered by the Company in settlement of Awards may be authorized and unissued shares, shares held in the treasury of the Company, shares purchased on the open market or by private purchase, or a combination of the foregoing.

2019 Proxy Statement	B-7

(f) Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or any Affiliate or with which the Company or any Affiliate combines (“Substitute Awards”). The number of Common Shares underlying any Substitute Awards shall not be counted against the aggregate number of Common Shares available for Awards under the Plan (nor shall shares subject to such Substitute Awards be available again for Awards under the Plan pursuant to Section 5(d) above). Additionally, in the event that a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Common Shares available for Awards under the Plan (but Common Shares subject to such Awards shall not be available again for Awards under the Plan pursuant to Section 5(d) above); provided, however, that Awards using such available shares shall not be made after the expiration date of such pre-existing plan (absent the acquisition or combination) and shall only be made to individuals who were not employees or directors of the Company or any Affiliate prior to such acquisition or combination.

(g) All equity-based Awards shall provide for a Restricted Period or other vesting based on employment or service such that no portion of such Award shall vest prior to the date that is one year from the Date of Grant (excluding, for this purpose, any (i) Substitute Awards, (ii) Common Shares delivered in lieu of fully vested cash Awards and (iii) Awards to Eligible Directors that vest on the earlier of the one year anniversary of the date of grant or the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting); provided, however, that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of death, Disability or retirement of the Participant or a Change in Control, in the terms of the Award or otherwise. Notwithstanding the foregoing, equity-based Awards with respect to up to five percent (5%) of the Common Shares available for Awards pursuant to this Plan (subject to adjustment as provided in Section 12) may be issued pursuant to equity-based Awards without regard to the limitations of this Section 5(g).

6. Eligibility. Participation shall be limited to Eligible Persons who have entered into an Award agreement or who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in the Plan.

7. Options.

(a) Generally. Each Option granted under the Plan shall be evidenced by an Award agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)). Each Option so granted shall be subject to the conditions set forth in this Section 7, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement. All Options granted under the Plan shall be Nonqualified Stock Options unless the applicable Award agreement expressly states that the Option is intended to be an Incentive Stock Option. Incentive Stock Options shall be granted only to Eligible Persons who are employees of the Company and its Affiliates, and no Incentive Stock Option shall be granted to any Eligible Person who is ineligible to receive an Incentive Stock Option under the Code. No Option shall be treated as an Incentive Stock Option unless the Plan has been approved by the stockholders of the Company in a manner intended to comply with the stockholder approval requirements of Section 422(b)(1) of the Code, provided that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonqualified Stock Option unless and until such approval is obtained. In the case of an Incentive Stock Option, the terms and conditions of such grant shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code. If for any reason an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option or portion thereof shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan.

(b) Exercise Price. The exercise price (“Exercise Price”) per Common Share for each Option shall not be less than 100% of the Fair Market Value of such share determined as of the Date of Grant; provided, however, that in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns shares representing more than 10% of the voting power of all classes of shares of the Company or any Affiliate, the Exercise

B-8

Price per share shall not be less than 110% of the Fair Market Value per share on the Date of Grant and provided further that, notwithstanding any provision herein to the contrary, the Exercise Price shall not be less than the par value per Common Share.

(c) Vesting and Expiration. Options shall (i) vest and become exercisable in such manner and on such date or dates, subject to Section 5(g) of the Plan, and (ii) expire after such period, not to exceed ten years (the “Option Period”), in each case as may be determined by the Committee and as set forth in an Award agreement; provided, however, that the Option Period shall not exceed five years from the Date of Grant in the case of an Incentive Stock Option granted to a Participant who on the Date of Grant owns shares representing more than 10% of the voting power of all classes of shares of the Company or any Affiliate. Unless otherwise provided by the Committee in an Award agreement: (i)  the unvested portion of an Option shall expire upon termination of employment or service of the Participant granted the Option, and the vested portion of such Option shall remain exercisable for (A) one year following termination of employment or service by reason of such Participant’s death or Disability, but not later than the expiration of the Option Period or (B) 90 days following termination of employment or service for any reason other than such Participant’s death or Disability, and other than such Participant’s termination of employment or service for Cause, but not later than the expiration of the Option Period and (ii) both the unvested and the vested portion of an Option shall expire upon the termination of the Participant’s employment or service by the Company for Cause.

(d) Method of Exercise and Form of Payment. No Common Shares shall be delivered pursuant to any exercise of an Option until payment in full of the Exercise Price therefor is received by the Company and the Participant has paid to the Company an amount equal to any federal, state, local and non-U.S. income and employment taxes required to be withheld. Options that have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Option, specifying the number of Options to be exercised and accompanied by payment of the Exercise Price. The Exercise Price shall be payable (i) in cash, check, cash equivalent and/or Common Shares having a Fair Market Value on the date of exercise equal to the Exercise Price (including, pursuant to procedures approved by the Committee, by means of attestation of ownership of a sufficient number of Common Shares in lieu of actual delivery of such shares to the Company), provided, that such Common Shares are not subject to any pledge or other security interest, and (ii) by such other method as the Committee may permit in accordance with applicable law, in its sole discretion, including without limitation: (A) in other property having a fair market value on the date of exercise equal to the Exercise Price or (B) if there is a public market for the Common Shares at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered a copy of irrevocable instructions to a stockbroker to sell the Common Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price or (C) by a “net exercise” method whereby the Company withholds from the delivery of the Common Shares for which the Option was exercised that number of Common Shares having a Fair Market Value equal to the aggregate Exercise Price for the Common Shares for which the Option was exercised. Any fractional Common Shares shall be settled in cash. The Committee may specify a reasonable minimum number of Common Shares or a percentage of the shares subject to an Option that may be purchased on any exercise of an Option; provided, that such minimum number will not prevent Optionee from exercising the full number of Common Shares as to which the Option is then exercisable.

(e) Automatic Extension of Post-Termination Exercise Periods; Automatic Exercise. Notwithstanding any provisions of the Plan or an Award agreement to the contrary, if during any period of time which a Participant may exercise an Option after the Participant terminates employment or service as specified in the Plan or any Award agreement (the “Post-Termination Option Exercise Period”), exercise of the Option is prohibited (i) by applicable law or (ii) due to blackout, lock-up or similar restrictions pursuant to a Company policy, then the Post-Termination Option Exercise Period shall be extended until the later of (x) thirty (30) days after the end of the applicable legal prohibition or blackout period or (y) the end of the original Post-Termination Option Exercise Period, provided, however, that in no event shall this provision operate to extend the original Option Period unless exercise of the Option is prohibited by applicable law. If on the last trading day of the Option Period or the Post-Termination Option Exercise Period, the Fair Market Value of a Common Share exceeds the Exercise Price, the Participant has not exercised the Option, and the Option has not expired, such Option shall be deemed to have been exercised by the Participant on such last day. Unless otherwise provided in an Award agreement, the Exercise Price and any applicable federal, state, local and non-U.S. income and employment taxes required to be withheld pursuant to Section 15(c) in connection with an automatic exercise (such taxes determined at the minimum required statutory rate) will be satisfied by a “net exercise” method whereby the Company withholds from the delivery of the Common Shares for which the Option was exercised that number of Common Shares having a Fair Market Value equal to the aggregate Exercise Price and other taxes required to be withheld for the Common Shares for which the Option was exercised. For purposes of an Option that is granted in connection with a SAR, the automatic exercise provisions of Section 8(e) shall apply in lieu of the automatic exercise provisions of this Section 7(e).

2019 Proxy Statement	B-9

(f) Notification upon Disqualifying Disposition of an Incentive Stock Option. Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date the Participant makes a disqualifying disposition of any Common Shares acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including, without limitation, any sale) of such Common Shares before the later of (A) two years after the Date of Grant of the Incentive Stock Option or (B) one year after the date of exercise of the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by the Committee, retain possession of any Common Shares acquired pursuant to the exercise of an Incentive Stock Option as agent for the applicable Participant until the end of the period described in the preceding sentence.

(g) Compliance With Laws, etc. Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in a manner that the Committee determines would violate the Sarbanes-Oxley Act of 2002, if applicable, or any other applicable law or the applicable rules and regulations of the Securities and Exchange Commission or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded.

8. Stock Appreciation Rights.

(a) Generally. Each SAR granted under the Plan shall be evidenced by an Award agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)). Each SAR so granted shall be subject to the conditions set forth in this Section 8, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement. Any Option granted under the Plan may include tandem SARs. The Committee also may award SARs to Eligible Persons independent of any Option.

(b) Strike Price. The Strike Price per Common Share for each SAR shall not be less than 100% of the Fair Market Value of such share determined as of the Date of Grant.

(c) Vesting and Expiration. A SAR granted in connection with an Option shall become exercisable and shall expire according to the same vesting schedule and expiration provisions as the corresponding Option. A SAR that is independent of an Option shall (i) vest and become exercisable in such manner and on such date or dates, subject to Section 5(g) of the Plan, and (ii) expire after such period, not to exceed ten years (the “SAR Period”), in each case as may be determined by the Committee and as set forth in an Award agreement. Unless otherwise provided by the Committee in an Award agreement: (i) the unvested portion of a SAR shall expire upon termination of employment or service of the Participant granted the SAR, and the vested portion of such SAR shall remain exercisable for (A) one year following termination of employment or service by reason of such Participant’s death or Disability, but not later than the expiration of the SAR Period or (B) 90 days following termination of employment or service for any reason other than such Participant’s death or Disability, and other than such Participant’s termination of employment or service for Cause, but not later than the expiration of the SAR Period and (ii) both the unvested and the vested portion of a SAR shall expire upon the termination of the Participant’s employment or service by the Company for Cause.

(d) Method of Exercise. SARs that have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Award, specifying the number of SARs to be exercised and the date on which such SARs were awarded.

(e) Automatic Extension of Post-Termination Exercise Periods; Automatic Exercise. Notwithstanding any provisions of the Plan or an Award agreement to the contrary, if during any period of time which a Participant may exercise SARs after the Participant terminates employment or service as specified in any Award agreement (the “Post-Termination SAR Exercise Period”), exercise of the SAR is prohibited (i) by applicable law or (ii) due to blackout, lock-up or similar restrictions pursuant to a Company policy, then the Post-Termination SAR Exercise Period shall be extended until the later of (x) thirty (30) days after the end of the applicable legal prohibition or blackout period or (y) the end of the original Post-Termination SAR Exercise Period, provided, however, that in no event shall this provision operate to extend the original SAR Period unless exercise is prohibited by applicable law. If on the last trading day of the SAR Period or the Post-Termination SAR Exercise Period, the Fair Market Value of a Common Share exceeds the Strike Price, the Participant has not exercised the SAR, and the SAR has not expired, such SAR shall be deemed to have been exercised by the Participant on such last day and the Company shall make the appropriate payment therefor, less an amount equal to any federal, state, local and non-U.S. income and employment taxes required to be withheld pursuant

B-10

to Section 15(c) of the Plan. For purposes of a SAR that is granted in connection with an Option, the automatic exercise provisions of this Section 8(e) shall apply, and automatic exercise of the SAR will result in immediate cancellation of the corresponding Option.

(f) Payment. Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of shares subject to the SAR that are being exercised multiplied by the excess, if any, of the Fair Market Value of a Common Share on the exercise date over the Strike Price, less an amount equal to any federal, state, local and non-U.S. income and employment taxes required to be withheld pursuant to Section 15(c) of the Plan. The Company shall pay such amount in cash, in Common Shares with a Fair Market Value equal to such amount, or any combination thereof, as determined by the Committee in an Award agreement. Any fractional Common Share shall be settled in cash.

9. Restricted Stock and Restricted Stock Units.

(a) Generally. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)). Each such grant shall be subject to the conditions set forth in this Section 9, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement. With respect to an Award of Restricted Stock Units, the Committee may also grant dividend equivalent rights which shall entitle the Participant to an amount equal to all dividends and other distributions that are payable during the Restricted Period on a like number of Common Shares. For the avoidance of doubt, dividends with respect to Restricted Stock and dividend equivalents with respect to Restricted Stock Units, if any and as applicable, will not be payable until the Restricted Period on the underlying Restricted Stock or Restricted Stock Units has lapsed, and in the event the underlying Restricted Stock or Restricted Stock Units are forfeited, any dividends or dividend equivalents with respect to such Restricted Stock or Restricted Stock Units shall also be forfeited.

(b) Restricted Stock – Accounts, Escrow or Similar Arrangement. Upon the grant of Restricted Stock, a book entry in a restricted account shall be established in the Participant’s name at the Company’s transfer agent and, if the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than held in such restricted account pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable, and (ii) the appropriate share power (endorsed in blank) with respect to the Restricted Stock covered by such agreement. If a Participant shall fail to execute an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and blank share power within the amount of time specified by the Committee, the Award shall be null and void. Subject to the restrictions set forth in this Section 9 and the applicable Award agreement, the Participant generally shall have the rights and privileges of a stockholder as to such Restricted Stock, including without limitation the right to vote such Restricted Stock and the right to accrue dividends, as applicable. To the extent shares of Restricted Stock are forfeited, any share certificates issued to the Participant evidencing such shares shall be returned to the Company, and all rights of the Participant to such shares and as a stockholder with respect thereto shall terminate without further obligation on the part of the Company.

(c) Vesting; Acceleration of Lapse of Restrictions. The Restricted Period shall lapse with respect to an Award of Restricted Stock or Restricted Stock Units at such times as provided by the Committee in an Award agreement, subject to Section 5(g) of the Plan. Unless otherwise provided in an Award agreement, the unvested portion of Restricted Stock and Restricted Stock Units shall terminate and be forfeited upon termination of employment or service of the Participant.

(d) Delivery of Restricted Stock and Settlement of Restricted Stock Units.

(i) Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in the applicable Award agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his or her beneficiary, without charge, the share certificate evidencing the shares of Restricted Stock that have not then been forfeited and with respect to which the Restricted Period has expired (rounded down to the nearest full share). Dividends, if any, that have been accrued and withheld by the Committee attributable to any particular share of Restricted Stock shall be distributed to the Participant in cash or, at the sole discretion of the Committee, in Common Shares having a Fair Market Value equal to the amount of such dividends, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends.

2019 Proxy Statement	B-11

(ii) Unless otherwise provided by the Committee in an Award agreement, upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or his or her beneficiary, without charge, one Common Share for each such outstanding Restricted Stock Unit; provided, however, that the Committee may, in its sole discretion, elect to (i) pay cash or part cash and part Common Share in lieu of delivering only Common Shares in respect of such Restricted Stock Units or (ii) defer the delivery of Common Shares (or cash or part Common Shares and part cash, as the case may be) beyond the expiration of the Restricted Period if such delivery would result in a violation of applicable law until such time as is no longer the case. If a cash payment is made in lieu of delivering Common Shares, the amount of such payment shall be equal to the Fair Market Value of the Common Shares as of the date on which the Restricted Period lapsed with respect to such Restricted Stock Units, less an amount equal to any federal, state, local and non-U.S. income and employment taxes required to be withheld. Dividend equivalents, if any, attributable to any particular Restricted Stock Unit shall be distributed to the Participant in cash or, at the sole discretion of the Committee, in Common Shares having a Fair Market Value equal to the amount of such dividend equivalents, upon the expiration of the Restricted Period and, if such Restricted Share Unit is forfeited, the Participant shall have no right to such dividend equivalents.

10. Stock Bonus Awards. The Committee may issue unrestricted Common Shares, or other Awards denominated in Common Shares, under the Plan to Eligible Persons, either alone or in tandem with other awards, in such amounts as the Committee shall from time to time in its sole discretion determine. Each Stock Bonus Award granted under the Plan shall be evidenced by an Award agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)). Each Stock Bonus Award so granted shall be subject to such conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement.

11. Performance Compensation Awards.

(a) Generally. The Committee shall have the authority, at the time of grant of any Award described in Sections 9 or 10 of the Plan, to designate such Award as a Performance Compensation Award. The Committee shall also have the authority to make an award of a cash bonus to any Participant and designate such Award as a Performance Compensation Award.

(b) Discretion of Committee with Respect to Performance Compensation Awards. With regard to a particular Performance Period, the Committee shall have sole discretion to select the length of such Performance Period (subject to Section 5(g) of the Plan), the type(s) of Performance Compensation Awards to be issued, the Performance Goal(s) that is (are) to apply and other conditions of payment.

(c) Modification of Performance Goal(s). The Committee shall have sole discretion to modify Performance Goals and may provide for the exclusion of the impact of an event or occurrence on the Performance Goal(s) which the Committee determines should appropriately be excluded, including, without limitation, (i)  asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) any unusual, infrequently occurring or nonrecurring charges, items or events and/or as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (vi) acquisitions or divestitures; (vii) any other specific unusual or nonrecurring events, or objectively determinable category thereof; (viii) foreign exchange gains and losses; and (ix) a change in the Company’s fiscal year.

(d) Payment of Performance Compensation Awards.

(i) Condition to Receipt of Payment. Unless otherwise provided in the applicable Award agreement, a Participant must be employed by the Company or an Affiliate of the Company on the date of payment with respect to a Performance Period to be eligible to receive such payment in respect of a Performance Compensation Award for the preceding Performance Period.

(ii) Certification. Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing that amount of the Performance Compensation Awards earned and actually payable for the Performance Period.

B-12

(iii) Use of Discretion. In determining the actual amount of an individual Participant’s Performance Compensation Award for a Performance Period, the Committee shall have the discretion to increase, reduce or eliminate the amount of the Performance Compensation Award earned in the Performance Period. The Committee shall not have the discretion, except as is otherwise provided in the Plan, to increase a Performance Compensation Award above the applicable share limitations set forth in Section 5 of the Plan.

(e) Timing of Award Payments. Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by this Section 11, but in no event later than two-and-one-half months following the end of the fiscal year during which the Performance Period is completed.

12. Changes in Capital Structure and Similar Events.

(a) Effect of Certain Events. In the event of (A) any dividend or other distribution (whether in the form of cash, Common Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, amalgamation, consolidation, split-up, split-off, combination, repurchase or exchange of Common Shares or other securities of the Company, issuance of warrants or other rights to acquire Common Shares or other securities of the Company, or other similar corporate transaction or event (including, without limitation, a Change in Control) that affects the Common Shares, or (B)  unusual or nonrecurring events (including, without limitation, a Change in Control) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, such that in either case an adjustment is determined by the Committee in its sole discretion to be necessary or appropriate, then, unless otherwise provided in an Award agreement, the Committee shall make any such adjustments in such manner as it may deem equitable, including without limitation any or all of the following:

(i) adjusting any or all of (A) the number of Common Shares or other securities of the Company (or number and kind of other securities or other property) that may be delivered in respect of Awards or with respect to which Awards may be granted under the Plan (including, without limitation, adjusting any or all of the limitations under Section 5 of the Plan) and (B) the terms of any outstanding Award, including, without limitation, (1) the number of Common Shares or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate, (2) the Exercise Price or Strike Price with respect to any Award or (3) any applicable performance measures (including, without limitation, Performance Goals);

(ii) providing for a substitution or assumption of Awards, accelerating the exercisability of, lapse of restrictions on, or termination of, Awards or providing for a period of time for exercise prior to the occurrence of such event; and

(iii) canceling any one or more outstanding Awards or portion thereof and causing to be paid to the holders thereof, in cash, Common Shares, other securities or other property, or any combination thereof, the value of such Awards, if any, as determined by the Committee (which if applicable may be based upon the price per Common Share received or to be received by other stockholders of the Company in such event), including without limitation, in the case of an outstanding Option or SAR, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Common Shares subject to such Option or SAR over the aggregate Exercise Price or Strike Price of such Option or SAR, respectively (it being understood that, in such event, any Option or SAR having a per share Exercise Price or Strike Price equal to, or in excess of, the Fair Market Value of a Common Share subject thereto may be canceled and terminated without any payment or consideration therefor); provided, however, that in the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Board Accounting Standards Codification 718), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring. Any adjustment in Incentive Stock Options under this Section 12 (other than any cancellation of Incentive Stock Options) shall be made only to the extent not constituting a “modification” within the meaning of Section  424(h)(3) of the Code, and any adjustments under this Section 12 shall be made in a manner that does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

2019 Proxy Statement	B-13

(b) Effect of Change in Control. Unless specifically provided otherwise with respect to Change in Control events in an Award or in a then-effective written employment agreement between the Participant and the Company or an Affiliate, if, during the effectiveness of the Plan, a Change in Control occurs, (i) each Option and SAR which is at the time outstanding under the Plan shall automatically become fully vested and exercisable and free from restrictions immediately prior to the specified effective date of such Change in Control, for all Common Shares at the time subject to such, (ii) the Restricted Period shall expire and restrictions applicable to all outstanding Restricted Stock Awards and Restricted Stock Units shall lapse and such Awards shall become fully vested and (iii) Performance Periods in effect on the date the Change in Control occurs shall end on such date, and the Committee shall (A) determine the extent to which Performance Goals with respect to each such Performance Period have been met based upon such audited or unaudited financial information or other information then available as it deems relevant and (B) cause the Participant to receive full payment (without proration) of Awards for each such Performance Period based upon the Committee’s determination of the degree of attainment of the Performance Goals. To the extent practicable, any actions taken by the Committee under this Section 12(b) shall occur in a manner and at a time which allows affected Participants the ability to participate in the Change in Control transactions with respect to the Common Shares subject to their Awards.

13. Amendments and Termination.

(a) Amendment and Termination of the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, that (i) no amendment to Section 13(b) (to the extent required by the proviso in such Section 13(b)) shall be made without stockholder approval and (ii) no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan (including, without limitation, as necessary to comply with any rules or requirements of any securities exchange or inter-dealer quotation system on which the Common Shares may be listed or quoted); provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

(b) Amendment of Award Agreements. The Committee may, to the extent consistent with the terms of any applicable Award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award agreement, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant; provided, further, that without stockholder approval, except as otherwise permitted under Section 12 of the Plan, (i) no amendment or modification may reduce the Exercise Price of any Option or the Strike Price of any SAR, (ii) the Committee may not cancel, exchange, substitute, buyout or cash out any outstanding Option or SAR the Exercise Price or Strike Price, as applicable, of which exceeds the Fair Market Value of a Common Share and (iii) the Committee may not take any other action that is considered a “repricing” for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the Common Shares are listed or quoted.

14. Restrictive Covenants.

(a) Confidentiality. By accepting an Award under the Plan, and as a condition thereof, each Participant agrees not to, at any time, either during their employment or thereafter, divulge, use, publish or in any other manner reveal, directly or indirectly, to any person, firm, corporation or any other form of business organization or arrangement, and to keep in the strictest confidence any Confidential Information, except (i) as may be necessary to the performance of the Participant’s duties to the Company, (ii) with the Company’s express written consent, (iii) to the extent that any such information is in or becomes in the public domain other than as a result of the Participant’s breach of any of his or her obligations under this Section 14(a), or (iv) where required to be disclosed by court order, subpoena or other government process and in such event, the Participant shall cooperate with the Company in attempting to keep such information confidential to the maximum extent possible. Upon the request of the Company or an Affiliate, the Participant agrees to promptly deliver to the Company the originals and all copies, in whatever medium, of all such Confidential Information.

(b) Non-Solicitation. By accepting an Award under the Plan, and as a condition thereof, each Participant agrees that during their employment and for one year thereafter, the Participant shall not solicit any person who is an employee of the Company or any Affiliate for the purpose or with the intent of enticing such employee away from or out of the employ of the Company or any Affiliate.

B-14

(c) Non-Disparagement. By accepting an Award under the Plan, and as a condition thereof, the Participant acknowledges and agrees that he or she will not defame or publicly criticize the services, business, integrity, veracity or personal or professional reputation of the Company, including its officers, directors, partners, executives or agents, in either a professional or personal manner at any time during or following his or her employment.

(d) Post-Employment Property. By accepting an Award under the Plan, and as a condition thereof, the Participant agrees that any work of authorship, invention, design, discovery, development, technique, improvement, source code, hardware, device, data, apparatus, practice, process, method or other work product whatever (whether patentable or subject to copyright, or not, and hereinafter collectively called “discovery”) related to the business of the Company that the Participant, either solely or in collaboration with others, has made or may make, discover, invent, develop, perfect, or reduce to practice during his or her employment, whether or not during regular business hours and created, conceived or prepared on the Company’s premises or otherwise shall be the sole and complete property of the Company. More particularly, and without limiting the foregoing, the Participant agrees that all of the foregoing and any (i) inventions (whether patentable or not, and without regard to whether any patent therefor is ever sought), (ii) marks, names, or logos (whether or not registrable as trade or service marks, and without regard to whether registration therefor is ever sought), (iii) works of authorship (without regard to whether any claim of copyright therein is ever registered), and (iv) trade secrets, ideas, and concepts ((i) to (iv) collectively, “Intellectual Property Products”) created, conceived, or prepared on the Company’s premises or otherwise, whether or not during normal business hours, shall perpetually and throughout the world be the exclusive property of the Company, as shall all tangible media (including, but not limited to, papers, computer media of all types, and models) in which such Intellectual Property Products shall be recorded or otherwise fixed. The Participant further agrees promptly to disclose in writing and deliver to the Company all Intellectual Property Products created during his or her engagement by the Company, whether or not during normal business hours. The Participant agrees that all works of authorship created by the Participant during his or her engagement by the Company shall be works made for hire of which the Company is the author and owner of copyright. To the extent that any competent decision-making authority should ever determine that any work of authorship created by the Participant during his or her engagement by the Company is not a work made for hire, by accepting an Award, the Participant assigns all right, title and interest in the copyright therein, in perpetuity and throughout the world, to the Company. To the extent that this Plan does not otherwise serve to grant or otherwise vest in the Company all rights in any Intellectual Property Product created by the Participant during his or her engagement by the Company, by accepting an Award, the Participant assigns all right, title and interest therein, in perpetuity and throughout the world, to the Company. The Participant agrees to execute, immediately upon the Company’s reasonable request and without charge, any further assignments, applications, conveyances or other instruments, at any time, whether or not the Participant is engaged by the Company at the time such request is made, in order to permit the Company and/or its respective assigns to protect, perfect, register, record, maintain, or enhance their rights in any Intellectual Property Product; provided, that, the Company shall bear the cost of any such assignments, applications or consequences. Upon termination of the Participant’s employment by the Company for any reason whatsoever, and at any earlier time the Company so requests, the Participant will immediately deliver to the custody of the person designated by the Company all originals and copies of any documents and other property of the Company in the Participant’s possession, under the Participant’s control or to which he or she may have access.

(e) Permitted Disclosures. Notwithstanding anything in the Plan to the contrary, nothing in this Section 14 shall prohibit or restrict a Participant from (i) lawfully initiating communications directly with, cooperating with, providing information to, causing information to be provided to, or otherwise assisting in an investigation by any governmental or regulatory agency, entity, or official(s) (collectively, “Governmental Authorities”) regarding a possible violation of any law; (ii) responding to any inquiry or legal process directed to a Participant individually from any such Governmental Authorities; (iii) testifying, participating or otherwise assisting in an action or proceeding by any such Governmental Authorities relating to a possible violation of law; or (iv) making any other disclosures that are protected under the whistleblower provisions of any applicable law. Additionally, pursuant to the federal Defend Trade Secrets Act of 2016, a Participant shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (x) is made in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney and solely for the purpose of reporting or investigating a suspected violation of law; (y) is made to a Participant’s attorney in relation to a lawsuit for retaliation against the Participant for reporting a suspected violation of law; or (z) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In addition, nothing in the Plan requires a Participant to obtain prior authorization from the Company before engaging in any conduct described in this Section 14(e), or to notify the Company that the Participant has engaged in any such conduct.

For purposes of this Section 14, the term “Company” shall include the Company and its Affiliates.

2019 Proxy Statement	B-15

15. General.

(a) Award Agreements. Each Award under the Plan shall be evidenced by an Award agreement, which shall be delivered to the Participant (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)) and shall specify the terms and conditions of the Award and any rules applicable thereto, including without limitation, the effect on such Award of the death, Disability or termination of employment or service of a Participant, or of such other events as may be determined by the Committee.

(b) Nontransferability.

(i) Each Award shall be exercisable only by a Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(ii) Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards (other than Incentive Stock Options) to be transferred by a Participant, without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award agreement to preserve the purposes of the Plan, to: (A) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act (collectively, the “Immediate Family Members”); (B) a trust solely for the benefit of the Participant and his or her Immediate Family Members; or (C)  a partnership or limited liability company whose only partners or stockholders are the Participant and his or her Immediate Family Members (each transferee described in clauses (A), (B) and (C) above is hereinafter referred to as a “Permitted Transferee”); provided, that (x) the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan, and (y) no third-party financial institution shall qualify as a Permitted Transferee.

(iii) The terms of any Award transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee, and any reference in the Plan, or in any applicable Award agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the Common Shares to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award agreement, that such a registration statement is necessary or appropriate; (C) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise; and (D) the consequences of the termination of the Participant’s employment by, or services to, the Company or an Affiliate under the terms of the Plan and the applicable Award agreement shall continue to be applied with respect to the Participant, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award agreement.

(c) Tax Withholding.

(i) A Participant shall be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold, from any cash, Common Shares, other securities or other property deliverable under any Award or from any compensation or other amounts owing to a Participant, the amount (in cash, Common Shares, other securities or other property) of any withholding taxes (at a rate that is no less than the minimum required by applicable law and no more than the maximum statutory marginal rate that could be applicable to the Participant) in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such withholding taxes.

(ii) Without limiting the generality of clause (i) above, the Committee may, in its sole discretion, permit a Participant to satisfy, in whole or in part, the foregoing withholding liability by (A) the delivery of Common Shares (which are not subject to any pledge or other security interest) owned by the Participant having a fair market value

B-16

equal to such withholding liability or (B) having the Company withhold from the number of Common Shares otherwise issuable or deliverable pursuant to the exercise or settlement of the Award a number of shares with a fair market value equal to such withholding liability.

(d) No Claim to Awards; No Rights to Continued Employment; Waiver. No employee of the Company or an Affiliate, or other person, shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or an Affiliate, nor shall it be construed as giving any Participant any rights to continued service on the Board. The Company or any of its Affiliates may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or any Award agreement. By accepting an Award under the Plan, a Participant shall thereby be deemed to have waived any claim to continued exercise or vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided under the Plan or any Award agreement, notwithstanding any provision to the contrary in any written employment contract or other agreement between the Company and its Affiliates and the Participant, whether any such agreement is executed before, on or after the Date of Grant.

(e) International Participants. With respect to Participants who reside or work outside of the United States of America, the Committee may in its sole discretion amend the terms of the Plan or outstanding Awards with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or its Affiliates.

(f) Designation and Change of Beneficiary. Each Participant may file with the Committee a written designation of one or more persons as the beneficiary(ies) who shall be entitled to receive the amounts payable with respect to an Award, if any, due under the Plan upon his or her death. A Participant may, from time to time, revoke or change his or her beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be his or her spouse or, if the Participant is unmarried at the time of death, his or her estate.

(g) Termination of Employment/Service. Unless determined otherwise by the Committee at any point following such event or as otherwise provided in an Award agreement, service shall not be considered terminated in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Affiliate, or any successor, in any capacity of any employee, director or consultant, or (iii) any change in status as long as the individual remains in the service of the Company or an Affiliate in any capacity of employee, director or consultant. An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of each Incentive Stock Option, if such leave exceeds ninety (90) days, and re-employment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Non-Qualified Stock Option on the day that is three (3) months and one (1) day following the expiration of such ninety (90)-day period.

(h) No Rights as a Stockholder. Except as otherwise specifically provided in the Plan or any Award agreement, no person shall be entitled to the privileges of ownership in respect of Common Shares that are subject to Awards hereunder until such shares have been issued or delivered to that person.

(i) Government and Other Regulations. The obligation of the Company to settle Awards in Common Shares or other consideration shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any Common Shares pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the Common Shares to be offered or sold under the Plan. The Committee shall have the authority to provide that all certificates for Common Shares or other securities of the Company or any Affiliate delivered under the Plan shall be subject to such stop transfer orders

2019 Proxy Statement	B-17

and other restrictions as the Committee may deem advisable under the Plan, the applicable Award agreement, the federal securities laws, or the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or inter-dealer quotation system upon which such shares or other securities are then listed or quoted and any other applicable federal, state, local or non-U.S. laws, and, without limiting the generality of Section 9 of the Plan, the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under the Plan that it in its sole discretion deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.

(j) Clawback. Notwithstanding any provision in this Plan to the contrary, any portion of an Award under the Plan shall be subject to a clawback (i) to the extent necessary to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act or any Securities and Exchange Commission rule or applicable Company policy, (ii) to the extent determined appropriate by the Committee upon the Committee’s determination that a Participant has violated any of the restrictions set forth in Section 14 of the Plan and (iii) as deemed appropriate by the Board pursuant to the Company’s Clawback Policy as in effect from time to time.

(k) Payments to Persons Other Than Participants. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his or her estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his or her spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(l) Nonexclusivity of the Plan. Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options or other equity-based awards otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

(m) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on the one hand, and a Participant or other person or entity, on the other hand. No provision of the Plan or any Award shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

(n) Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of the Company and its Affiliates and/ or any other information furnished in connection with the Plan by any agent of the Company or the Committee or the Board, other than himself.

(o) Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.

(p) Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.

(q) Severability. If any provision of the Plan or any Award or Award agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or entity or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in

B-18

the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, person or entity or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(r) Obligations Binding on Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, amalgamation, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

(s) Expenses; Gender; Titles and Headings. The expenses of administering the Plan shall be borne by the Company and its Affiliates. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

(t) Other Agreements. Notwithstanding the above, the Committee may require, as a condition to the grant of and/or the receipt of Common Shares under an Award, that the Participant execute lock-up, stockholder or other agreements, as it may determine in its sole and absolute discretion.

(u) Payments. Participants shall be required to pay, to the extent required by applicable law, any amounts required to receive Common Shares under any Award made under the Plan.

(v) 280G Limitations. Notwithstanding any other provisions of this Plan or any Award agreement (unless another agreement or contract between a Participant and the Company or an Affiliate expressly addresses treatment of compensation with respect to Section 280G or 4999 of the Code, in which case such other agreement or contract shall control), in the event that it shall be determined (as herein after provided) that any payment or distribution by the Company or any Affiliate to or for the benefit of a Participant, whether paid or payable or distributed or distributable pursuant to the terms of the Plan or otherwise pursuant to or by reason of any other agreement, policy, plan, program, or arrangement including, without limitation, any Award or similar right, or the lapse or termination of any restriction on, or the vesting or exercisability of, any of the foregoing (individually and collectively, a “Payment”), would be subject, but for the application of this Section 15(v) to the excise tax imposed by Section 4999 of the Code, or any successor provision thereto (hereinafter the “Excise Tax”), by reason of being considered “contingent on a change in ownership or control” of the Company, within the meaning of Section 280G(b)(2) of the Code, or any successor provision thereto, then (i) if the After-Tax Payment Amount would be greater by reducing the amount of the Payment otherwise payable to Employee to the minimum extent necessary (but in no event less than zero) so that, after such reduction, no portion of the Payment would be subject to the Excise Tax, then the Payment shall be so reduced; and (ii) if the After-Tax Payment Amount would be greater without the reduction then there shall be no reduction in the Payment. As used in this Section 15(v), “After-Tax Payment Amount” means (x) the amount of the Payment, less (y) the amount of federal income taxes payable with respect to the Payment calculated at the maximum marginal income tax rate for each year in which the Payment shall be paid to the Participant (based upon the rate in effect for such year as set forth in the Code at the time of the Payment), less (z) the amount of the Excise Tax, if any, imposed upon the Payment. For purposes of any reduction made under Section 15(v), the Payments that shall be reduced shall be those that provide the Participant the best economic benefit, and to the extent any Payments are economically equivalent, each shall be reduced pro rata.

(w) Section 409A. The provisions of the Plan are intended to be exempt from or to comply with the provisions of Section 409A of the Code so as to avoid the imposition of an additional tax under Section 409A of the Code (a “409A Tax”). Notwithstanding any provision of the Plan to the contrary, if any provision of the Plan or Award agreement would result in the imposition of a 409A Tax, such provision shall be automatically reformed so as to avoid the imposition of a 409A Tax and such reformation shall be deemed to not have an adverse effect on a Participant’s rights with respect any Award. Should any payments made in accordance with the Plan to a “specified employee” (as defined under Section 409A of the Code) be determined to be payments from a nonqualified deferred compensation plan and are payable in connection with a Participant’s “separation from service” (as defined under Section 409A of the Code), that are not exempt from Section 409A of the Code as a short-term deferral or otherwise, these payments, to the extent otherwise payable within six (6) months after the Participant’s separation from service, and to the extent necessary to avoid the imposition of a 409A Tax, will be paid in a lump sum on the earlier of the date that is six (6) months and one day after the Participant’s date of separation from service or the date of the Participant’s death. For purposes of Section 409A of the Code, the payments to be made to a Participant in accordance with this Plan shall be treated as a right to a series of separate payments.

*  *  *

2019 Proxy Statement	B-19

QUANTA SERVICES, INC.
2800 POST OAK BLVD., SUITE 2600
HOUSTON, TX 77056

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E71070-P18797	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
QUANTA SERVICES, INC.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE FOLLOWING NOMINEES:
1.	Election of Directors
	Nominees:		For	Against	Abstain
	1a.	Earl C. (Duke) Austin, Jr.	☐	☐	☐
	1b.	Doyle N. Beneby	☐	☐	☐
	1c.	J. Michal Conaway	☐	☐	☐
	1d.	Vincent D. Foster	☐	☐	☐
	1e.	Bernard Fried	☐	☐	☐
	1f.	Worthing F. Jackman	☐	☐	☐
	1g.	David M. McClanahan	☐	☐	☐
	1h.	Margaret B. Shannon	☐	☐	☐
	1i.	Pat Wood, III	☐	☐	☐
For address change / comments, mark here (see reverse for instructions)					☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"EACH OF THE FOLLOWING:		For	Against	Abstain
2.	Approval, by non-binding advisory vote, of Quanta’s executive compensation	☐	☐	☐

3.	Ratification of the appointment of PricewaterhouseCoopers LLP as Quanta's independent registered public accounting firm for fiscal year 2019	☐	☐	☐

4.	Approval of the Quanta Services, Inc. 2019 Omnibus Equity Incentive Plan	☐	☐	☐

NOTE: In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ANNUAL MEETING OF STOCKHOLDERS OF
QUANTA SERVICES, INC.

May 23, 2019

Please date, sign and mail your proxy card in the
envelope provided as soon as possible.

Important Notice Regarding the Availability
of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement, 2018 Annual Report to Stockholders and 2018 Form 10-K are available at www.proxyvote.com.

Please Detach and Mail in the Envelope Provided
E71071-P18797
QUANTA SERVICES, INC.
PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 23, 2019
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Derrick A. Jensen and Donald C. Wayne, and each of them, with full power of substitution to represent the undersigned and to vote all of the shares of Common Stock in Quanta Services, Inc., a Delaware corporation (the "Company"), that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on May 23, 2019, and at any adjournment or postponement thereof, (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Proxy Statement of the Company dated April 12, 2019 and (2) in their discretion upon such other matters as may properly come before the meeting, including, without limitation, to vote on the election of such substitute nominees as such proxies may select in the event any nominees named on this card become unable to serve as director. By granting this proxy, the undersigned hereby revokes any proxy previously granted by the undersigned.

ALL SHARES OF COMMON STOCK REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF YOU SIGN AND RETURN THIS PROXY BUT DO NOT MAKE ANY VOTING SPECIFICATIONS, SUCH SHARES WILL BE VOTED "FOR" EACH OF THE NOMINEES LISTED IN PROPOSAL NO. 1 AND "FOR" PROPOSAL NOS. 2, 3 AND 4.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued and to be signed on the reverse side)